Exhibit 10.1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION VERSION

CONFIDENTIAL

[***] PROJECT

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

by and between

GEORGIA POWER COMPANY

and

POWERSECURE SOLAR, LLC

dated as of July 9, 2015

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

v

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBITS

A	Scope of Work
B	Contractor Deliverables Table
C	Applicable Permits
D	Environmental, Health and Safety Plan
E	Site Description
F	Lien Waivers
F-1 Contractor’s Interim Waiver and Release Upon Payment
F-2 Subcontractor/Supplier’s Interim Waiver and Release Upon Payment
F-3 Contractor’s Waiver And Release Upon Final Payment
F-4 Subcontractor/Supplier’s Waiver And Release Upon Final Payment
G	Requirements for Progress Report
H	Commissioning Process and Testing
I	Milestone Payment Schedule
J	Contract Schedule
K	Approved Major Subcontractors
L	Quality Assurance Plan
M	Form of Performance and Payment Bonds
N	Reserved
O	Reserved
P	Form of Change Order
Q	Substantial Completion and Final Completion Notices
Q-1 Notice of Substantial Completion
Q-2 Notice of Final Completion
R	Form of Contractor’s Invoice
S	Insurance Requirements
T	Owner’s Compliance Documents
U	Applicable [***] Clauses
V	Special Conditions
W	Applicable Labor Regulations

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

This ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT is made and entered into as of this 9th day of July, 2015 by and between GEORGIA POWER COMPANY, a Georgia corporation (“Owner”), and POWERSECURE SOLAR, LLC, a Delaware Limited Liability Company (“Contractor”). Each entity is sometimes individually referred to herein as a “Party” and the entities are sometimes collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, Owner is developing the Project at the Site; and

WHEREAS, Owner desires to engage Contractor to design, engineer, procure, install, construct, test and commission the Project, on a turnkey basis, for the Contract Price, and Contractor desires to provide such services, all in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the sums to be paid to Contractor by Owner and of the covenants and agreements set forth herein, the Parties agree as follows:

AGREEMENT

1.	DEFINITIONS AND RULES OF INTERPRETATION

1.1 Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings.

“AC” means alternating current.

“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is under common Control with, or is Controlled by such specified Person.

“Agreement” means this Engineering, Procurement and Construction Agreement, including all Exhibits hereto, as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof.

“Applicable Law” means any statute, license, law, rule, regulation, code, ordinance, judgment, arbitral award, Permit Requirement, decree, writ, legal requirement or order, of any national, federal, state or local court or other Governmental Authority, and the official, written judicial interpretations thereof, applicable to the Work, the Site, the Project or the Parties.

“Applicable Permit” means each national, federal, state, county, municipal, local or other license, consent, appraisal, authorization, ruling, exemption, variance, order, judgment, decree, declaration, regulation, certification, filing, recording, permit (including, where applicable, conditional permits), right of way or other approval with, from or of any Governmental Authority, that is required by Applicable Law for the performance of the Work or ownership, operation or maintenance of the Project, including those set forth on Exhibit C.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Bankrupt” means with respect to any entity, such entity (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) makes an assignment or any general arrangement for the benefit of creditors, (iii) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (iv) generally does not pay its debts as they fall due.

“Business Day” means any day except a Saturday, Sunday, or a Federal Reserve Bank holiday. A Business Day shall open at 8:00 a.m. and close at 5:00 p.m. in Atlanta, Georgia.

“Change In Work” shall have the meaning set forth in Section 15.1.

“Change Order” means the form in respect of a Change In Work attached as Exhibit P.

“Claim Notice” shall have the meaning set forth in Section 22.5.

“Code” shall have the meaning set forth in Section 5.2.3(b).

“Commissioning Plan” shall have the meaning set forth in Section 12.1.

“Confidential Information” shall have the meaning set forth in Section 23.1.

“Contract Interest Rate” means the Prime Rate plus two percent (2%) per annum, but not to exceed the maximum rate permitted by Applicable Law.

“Contract Price” has the meaning set forth in Section 5.1, as the same may be adjusted pursuant to the terms hereof.

“Contract Schedule” means the Level II Gantt Chart set forth on Exhibit J, that represents the plan for accomplishing the Work, as updated from time to time pursuant to the terms of this Agreement, and which shall be the baseline schedule document that forms the basis of all measurement of progress of Work under this Agreement.

“Contractor” shall have the meaning set forth in the preamble.

“Contractor Deliverables” means all of the deliverables set forth on the Contractor Deliverables Table.

“Contractor Deliverables Table” means the table of Contractor Deliverables attached hereto as Exhibit B.

“Contractor Event of Default” shall have the meaning set forth in Section 18.1.

“Contractor Lien” shall have the meaning set forth in Section 27.1.

“Contractor Party” means Contractor, its Subcontractors and their respective directors, officers, employees and agents.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Contractor Permits” means (i) all Applicable Permits set forth on Part I of Exhibit C and (ii) all Applicable Permits that are required for the performance of the Work in accordance with this Agreement other than Owner Permits.

“Contractor’s Interconnection Facilities” means the equipment and facilities up to the point of interconnection (as shown in Exhibit A) needed to interconnect the Project to the adjacent transmission facilities owned by Georgia Power Company as described in more detail in Exhibit A.

“Contractor’s Invoice” means an invoice from Contractor to Owner prepared by Contractor and in a form attached as Exhibit R.

“Contractor’s Project Manager” means [***], or any other project manager appointed by Contractor.

“Contractor’s Termination Invoice” shall have the meaning set forth in Section 19.4.

“Control” means (including with correlative meaning the terms “Controlled”, “Controls” and “Controlled by”), as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Defect Warranty” means the warranties of Contractor under Section 16.1.1.

“Defect Warranty Period” shall have the meaning set forth in Section 16.2.1.

“Delay Liquidated Damages” means Twenty Thousand Dollars ($20,000.00) per day.

“Delay Notice” shall have the meaning set forth in Section 8.2.

“Design Warranty” shall have the meaning set forth in Section 16.1.2.

“Design Warranty Period” shall have the meaning set forth in Section 16.2.2.

“Designated Supplier” means (i) with respect to the PV Modules, REC Solar but only to the extent such PV modules are manufactured in Singapore; (ii) with respect to the inverters, Bonfiglioli, but only to the extent that such inverters are manufactured in Germany; and (iii) with respect to the racking system, Unirack, but only to the extent such racking system is manufactured in the United States.

“Disclosing Party” shall have the meaning set forth in Section 23.1.

“Dollars,” “dollars” or “$” means, unless otherwise specified in this Agreement, United States Dollars.

“Effective Date” shall have the meaning set forth in Section 7.1.

“Electrical Subcontractor” means the Subcontractor performing substantially all of the above-ground and below-ground (including trenching and other underground work) electrical installation Work for the Project pursuant to a Subcontract entered into by and between Contractor and such Subcontractor.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Environmental Attributes” means any and all environmental characteristics that are attributable to renewable energy, including credits; credit towards achieving local, national or international renewable portfolio standards; green tags; renewable energy credits; greenhouse gas or emissions reductions, credits, offsets, allowances or benefits; any avoided emissions of pollutants to the air, soil, or water, including sulfur oxides (SO2), nitrogen oxides (NOx), carbon dioxide (CO2), carbon monoxide (CO), methane (CH4), nitrous oxide, carbon, volatile organic compounds (VOC), mercury, and other emissions; and any and all other green energy or other environmental benefits associated with the generation of solar energy (regardless of how any present or future law or regulation attributes or allocates such characteristics); provided, that Environmental Attributes do not include tax credits.

“Environmental Law” means any Applicable Law relating to the environment, and Hazardous Materials or to occupational health and safety.

“Event of Default” means either a Contractor Event of Default or an Owner Event of Default, as the context may require.

“Excluded Taxes” shall have the meaning set forth in Section 5.4.1.

“FERC” means the Federal Energy Regulatory Commission or its successor.

“Final Completion” means satisfaction by Contractor or waiver by Owner of all of the conditions for Final Completion set forth in Section 13.4.

“Final Completion Date” shall have the meaning set forth in Section 13.5.

“Final Completion Payment” means the Milestone Payment associated with the achievement of Final Completion, which shall be equal to [***].

“Final Lien Waiver” means, as applicable, (i) a lien waiver to be delivered by Contractor pursuant to Section 27.2 in the form of Exhibit F-3 to this Agreement and (ii) a lien waiver to be delivered by all Subcontractors pursuant to Section 27.2 in the form of Exhibit F-4 to this Agreement.

“Final Contractor’s Invoice” shall have the meaning set forth in Section 6.6.

“Five Consecutive Day Operational Test” shall have the meaning set forth in Exhibit H.

“Five Day Performance Ratio Test” shall have the meaning set forth in Exhibit H.

“Force Majeure Event” means any occurrence, nonoccurrence or set of circumstances that prevents a Party, in whole or in part, from performing any of its obligations or satisfying any conditions under this Agreement and that is beyond the reasonable control of such Party and is not caused by such Party’s negligence, lack of due diligence, or failure to follow Prudent Industry Practices. The term Force Majeure Event shall not include: (i) the inability to comply

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with Applicable Law or an Applicable Permit or a change in any Applicable Law or Applicable Permit; (ii) a site-specific strike, walkout, lockout or other labor dispute at the Project; (iii) equipment failure or equipment damage, in the case of the Project only, except where such equipment failure or equipment damage results directly from an event that would otherwise constitute a Force Majeure Event hereunder; (iv) changes in market conditions that affect the cost or availability of equipment, materials, supplies or services, unless such costs or availability changes result directly from an event that would otherwise constitute a Force Majeure Event; (v) failures of Contractor’s Subcontractors or Suppliers, unless such failures are caused by an event that would otherwise constitute a Force Majeure Event if experienced directly by Contractor; (vi) unavailability, variability or lack of adequate solar insolation; or (vii) lack of finances.

“[***] Representatives” means any representative appointed or selected by the Georgia Public Service Commission to monitor the construction of the Project.

“Governmental Authority” means applicable national, federal, state, county, municipal and local governments and all agencies, authorities, departments, instrumentalities, courts, corporations, other authorities lawfully exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or other subdivisions of any of the foregoing having a regulatory interest in or jurisdiction over the Site, the Project, the Work or the Parties.

“Guaranteed Performance Ratio” shall have the meaning set forth in Exhibit H.

“Guaranteed Substantial Completion Date” means December 1, 2016.

“Hazardous Materials” means any chemical, substance, emission or material regulated or governed by any Applicable Permit or Applicable Law that is now or hereafter deemed by any Governmental Authority to be a “regulated substance,” “hazardous material,” “hazardous waste,” “hazardous constituent,” “hazardous substance,” “toxic substance,” “radioactive substance” or “pesticide.”

“Indemnitee” shall have the meaning set forth in Section 22.1.

“Industry Standards” means those standards of construction, workmanship, Project Hardware and components specified in Exhibit A. Solely with respect to Section 16.3(a)(1), “Industry Standards” shall mean those standards of care and diligence normally practiced by entities that operate and maintain PV power plants.

“Inspector” shall have the meaning set forth in Section 11.1(c).

“Installation Services Warranty” shall have the meaning set forth in Section 16.1.3.

“Installation Services Warranty Period” shall have the meaning set forth in Section 16.2.3.

“Intellectual Property Claim” means a claim or legal action for actual or alleged misappropriation of any trade secret or infringement of any United States patent, United States copyright, United States trademark or United States service mark arising from Contractor’s

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

performance (or that of its Affiliates or Subcontractors) under this Agreement that: (a) concerns any Project Hardware or other services provided by Contractor, any of its Affiliates, or any Subcontractor under this Agreement; (b) is based upon or arises out of the performance of the Work by Contractor, any of its Affiliates, or any Subcontractor; or (c) is based upon or arises out of the design or construction of any item by Contractor or any of its Affiliates or Subcontractors under this Agreement or the use, operation, maintenance or repair of any item according to directions embodied in Contractor’s final process design, or any revision thereof, prepared or approved by Contractor; provided, that such claim or legal action does not result from (i) Contractor’s following the Written Instructions of Owner to use, incorporate, or install the subject matter of the claim or legal action or offending or infringing process or item; (ii) any modification or alteration of any Project Hardware or the Work that is not performed by Contractor, any of its Affiliates, or any Subcontractor; (iii) the combination of Project Hardware or the Work with any materials not provided by Contractor, any of its Affiliates, or any Subcontractor unless such combination is reasonably contemplated by the Parties, or (iv) Owner’s variation from Contractor’s recommended procedures for using the Project Hardware or Work or any such item, or (v) the Work or such item being manufactured to designs or specifications of Owner, except to the extent such designs or specifications were proposed or suggested by Contractor, any of its Affiliates, or any Subcontractor in writing.

“Intellectual Property Rights” means all trade secrets, copyrights, patents, trademarks and other intellectual property rights necessary or reasonably contemplated for the ownership, use, operation, maintenance and repair of the Project or embodied in Project Hardware (including any associated or embedded software) or the Work.

“Interim Lien Waiver” means, as applicable, (i) a lien waiver to be delivered by Contractor pursuant to Section 27.2 in the form of Exhibit F-1 and (ii) a lien waiver to be delivered by all Subcontractors (except the Suppliers of the PV modules and the inverters for the Project) pursuant to Section 27.2 in the form of Exhibit F-2.

“Investment Tax Credit” means the federal income tax credit for solar energy property under Section 48(a)(5) of the Internal Revenue Code.

“Invention” shall have the meaning set forth in Section 24.1.

“ITC Property” means that portion of the Project that is described in Code section 48(a)(3)(A)(i).

“Labor Dispute” means work stoppages, slowdowns, strikes, disputes, disruptions, boycotts, walkouts and other labor difficulties or shortages.

“Lease” means certain lease agreement providing access to the Site to be entered into by Owner and the Department of the Navy .

“Limited Notice to Proceed” shall have the meaning set forth in Section 7.2.

“LNTP Supplemental Plan” shall have the meaning set forth in Section 7.4.1.

“LNTP Supplemental Plan Cost Cap” shall have the meaning set forth in Section 7.4.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“LNTP Supplemental Plan Work” shall have the meaning set forth in Section 7.4.1.

“LNTP Work” shall have the meaning set forth in Section 7.2.

“LNTP Work Cost Cap” shall have the meaning set forth in Section 7.2

“Losses” means, subject to Section 29.1, any and all actions, suits, claims, demands, costs, charges, expenses, liabilities, losses or damages.

“Major Project Component” means the PV modules, the inverters and the racking system for the Project.

“Major Subcontractor” means (a) a Subcontractor who enters into a Subcontract with Contractor for the supply of inverters, PV modules, PV Interconnection Switchgear and PVCS, (b) a Subcontractor that enters into a Subcontract with Contractor for preparing the plan for erosion, sediment, and pollution control pursuant to Applicable Permits, (c) the Electric Subcontractor, (d) the Site Preparation Subcontractor and (e) any Qualifying Subcontractor. An initial list of approved Major Subcontractors is attached as Exhibit K.

“[***] Representative” means an individual or individuals authorized to inspect the Site and the Project pursuant to the Lease.

“Mechanical Completion” means the satisfaction of all of the following conditions: (a) the Project is mechanically, electrically and functionally complete and ready for initial operations, adjustment and testing, except for Non-Critical Deficiencies, and that the Contractor has completed the design, engineering, procurement, permitting, assembly, construction and installation of the same, in accordance with this Agreement, including: (i) the connection of all such equipment to other applicable equipment as required by way of wiring, controls, and safety systems; and (ii) ensuring that all instruments and relays are installed and functional and all required protective and control features are operational; (b) Contractor has commissioned the Project in accordance with the Commissioning Plan; (c) the Meteorological Stations have been installed and placed into operation by Contractor; (d) the telemetry system has been installed and placed into operation by Contractor; and (e) the telecommunications system has been installed and placed into operation by Contractor.

“Mediation Notice” shall have the meaning set forth in Section 30.1.

“Meteorological Stations” means the meteorological stations to be installed at the Site, which shall meet the specifications set forth in Exhibit A.

“Milestone” means a discrete portion of the Work identified as a “Milestone” on the Milestone Payment Schedule.

“Milestone Date” means the dates designated in the Milestone Payment Schedule for achievement of particular Milestones

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Milestone Payment(s)” means a discrete portion of the Contract Price payable pursuant to the Milestone Payment Schedule as a payment due upon completion of a Milestone in accordance with Section 6.1.

“Milestone Payment Schedule” means the Milestone payment schedule attached hereto as Exhibit I.

“MW” means 1,000,000 watts of electric power (expressed as alternating current).

“NERC” means the North American Electric Reliability Corporation or a successor organization that is responsible for establishing reliability criteria and protocols.

“NERC Reliability Requirements” means those requirements set forth in the NERC Reliability Standards for Bulk Electric Systems in North America, as amended from time to time.

“Non-Critical Deficiencies” means each item of Work that: (i) Owner or Contractor identifies as requiring completion or containing defects; (ii) does not impede the safe operation of the Project; and (iii) has an immaterial effect on the capacity, efficiency, reliability, operability, safety or mechanical or electrical integrity of the Project.

“Notice” or “Notification” means a written communication between authorized representatives of the Parties required or permitted by this Agreement and conforming to the requirements of Article 28.

“Notice of Final Completion” means a Notice from Contractor to Owner stating that Contractor has satisfied the requirements for Final Completion under Section 13.6, substantially in the form attached hereto as Exhibit Q-2.

“Notice of Substantial Completion” means a Notice from Contractor to Owner stating that Contractor has satisfied the conditions precedent for Substantial Completion under Section 13.2, substantially in the form attached hereto as Exhibit Q-1.

“Notice to Proceed” shall have the meaning set forth in Section 7.3(a).

“Notify” means to provide a Notice or Notification.

“OFAC” shall have the meaning set forth in Section 3.14.1.

“OSHA” means the Occupational Safety and Health Act of 1970.

“Owner” shall have the meaning set forth in the preamble.

“Owner-Caused Delay” means (i) a failure by Owner to perform any of its obligations under this Agreement, including any failure to timely respond to Notices of Contractor under this Agreement where a specified period is provided (unless a deemed response to such Notice is provided for hereunder), that materially impacts the ability of Contractor to perform the Work or (ii) Owner’s disruption of or interference with the performance of the Work without the right to do so under this Agreement in a manner that materially impacts the ability of Contractor to perform Work.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Owner Event of Default” shall have the meaning set forth in Section 18.3.

“Owner Financing Party” means (a) any and all Persons, or the agents or trustees representing them, providing senior or subordinated debt, lease or equity financing or refinancing to Owner; or (b) any Person providing letters of credit, guarantees or other credit support to Owner, in each case, in connection with the Project or a portfolio of projects that includes the Project.

“Owner Indemnitee” shall have the meaning set forth in Section 22.1.

“Owner-Instituted Change” shall have the meaning set forth in Section 15.2.

“Owner’s Interconnection Facilities” shall have the meaning set forth in Section 2.2.

“Owner Party” means Owner, its subcontractors (other than Contractor or its Subcontractors) and their respective directors, officers, employees and agents.

“Owner Permits” means all Applicable Permits set forth on Part II of Exhibit C.

“Owner Representative” means the Owner’s representative designated by Owner pursuant to Section 2.1.

“Owner’s Certificate of Final Completion” means a certificate of Owner certifying that Final Completion has occurred.

“Owner’s Certificate of Substantial Completion” means a certificate from Owner certifying that Substantial Completion has occurred.

“Owner’s Engineer” means any engineering firm or firms or other engineer or engineers selected and designated by Owner.

“Party” and “Parties” shall have the meanings set forth in the preamble.

“Performance and Payment Bonds” shall have the meaning set forth in Section 3.17.1.

“Performance Test Procedures” means those procedures for the Performance Tests developed in accordance with Section 12.2.

“Permit Expenses” means the actual costs payable to a Governmental Authority and Clean Water Act mitigation costs incurred in connection with the application for, issuance of, modification of, and maintaining of an Applicable Permit.

“Permit Requirement” means any requirement or condition on or with respect to the issuance, maintenance, renewal, transfer of, or otherwise relating to, any Applicable Permit or any application therefor.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Person” means any individual, corporation, company, voluntary association, partnership, incorporated organization, trust, limited liability company, or any other entity or organization, including any Governmental Authority. A Person shall include any officer, director, member, manager, employee or agent of such Person.

“Placed in Service” shall mean, unless otherwise agreed to in writing by the Parties, the following have been achieved for the Project: (1) the required licenses and permits relating to the operation of the Project have been obtained; (2) the Project has been synchronized into the electric power grid for generating and transmitting electricity; (3) the critical tests for the various components of the Project have been completed: (4) the Project has been place into the control of Owner by Contractor; and (5) the Project has begun regular daily operation (notwithstanding continuing testing for defects), as these factors have been interpreted and applied under United States federal income tax law.

“Post-2016 ITC” means the energy tax credit under Code section 48(a)(1) for ITC Property that is placed in service after December 31, 2016.

“Pre-2017 ITC” means the energy tax credit under Code section 48(a)(1) for ITC Property that is placed in service prior to January 1, 2017.

“Pre-Existing Contamination” means any Hazardous Materials, coal combustion byproducts or construction and demolition waste or other solid waste present on, at or under the Site that was introduced before the Effective Date.

“Prime Rate” means the prime rate as published in the “The Money Rates” Section of The Wall Street Journal (U.S. Edition); provided that, if the Wall Street Journal (U.S. Edition) is discontinued, the Parties shall use a comparable rate published by a responsible financial periodical reasonably selected by Contractor and reasonably approved by Owner.

“Progress Report” means a written progress report prepared by Contractor addressing the topics set out in Exhibit G.

“Project” means the [***] PV power plant to be designed, engineered, procured, constructed, tested and commissioned under this Agreement.

“Project Hardware” means all materials, supplies, apparatus, devices, equipment, machinery, tools, components, instruments and appliances that are to be incorporated into the Project, whether provided by Contractor or any Subcontractor.

“Property Taxes” means any real or personal property Taxes imposed on the Site, the Project Hardware or any material, equipment or other property that will be incorporated into the Project under this Agreement.

“Proposed Punchlist” shall have the meaning set forth in Section 13.1.1(b).

“Prudent Utility Practice” means any practices, methods and acts (i) required by Industry Standards, the National Electric Safety Code or NERC, whether or not the applicable Party is a member thereof, or (ii) otherwise engaged in or approved by a significant portion of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the utility solar electric generation industry during the relevant time period or any of the practices, methods and acts that in the exercise of commercially reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Utility Practice is not intended to be the optimum practice, method or act to the exclusion of all others, but rather is intended to be any of the practices, methods and/or actions generally accepted in the region.

“Punchlist” shall have the meaning set forth in Section 13.1.1(c).

“Punchlist Amount” means the cost or estimated cost to complete any Punchlist item as approved or deemed approved by the Parties under Section 13.1.1.

“Punchlist Holdback” means an amount equal to [***] of the Punchlist Amount for each Punchlist item.

“PV” means photovoltaic.

“PV Modules” means the photovoltaic modules to be installed in accordance this Agreement and meeting the technical specifications set forth in Exhibit A.

“PVCS” means the PV combining switchgear which collects the generated power from the power conversion station (which consists of the static power inverters, inverter step up transformers, cabling and grounding systems).

“Qualified Surety” means a surety authorized and licensed to transact suretyship business in the state of Georgia, included on the United States Department of the Treasury list (Department Circular 570) of surety companies qualified to write surety bonds on Federal Government projects, and rated by A.M. Best Company with a financial strength rating of “A-” or better and a financial size rating of Class X or larger.

“Qualifying Subcontractor” means a Subcontractor whose compensation under the respective Subcontract is expected to exceed or actually exceeds five hundred thousand Dollars ($500,000).

“Receiving Party” shall have the meaning set forth in Section 23.1.

“Release” means the release, discharge, deposit, injection, dumping, spilling, leaking or placing of any Hazardous Material into the environment so that such Hazardous Material or any constituent thereof may enter the environment, or be emitted into the air or discharged into any waters, including ground waters under applicable Environmental Law.

“Remedial Plan” shall have the meaning set forth in Section 14.2.1.

“Required Manuals” means operation and maintenance manuals which are reasonably necessary to safely and efficiently operate, maintain and shut down the Project, as set forth on Exhibit B.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Required Regulatory Approval” shall have the meaning set forth in Section 7.3(b).

“Safety Procedures” means those procedures and protocols set out in the Environmental, Health and Safety Plan in Exhibit D.

“SCADA” means the supervisory control and data acquisition system (including all necessary monitoring/control hardware and software, field instrumentation and communication devices) owned and operated by Owner, and any replacement thereto, as more particularly described in Exhibit A.

“Scope of Work” means the requirements regarding the Work set forth in Exhibit A.

“Senior Management Notice” shall have the meaning set forth in Section 30.1.

“Site” means the Project site, as more particularly described in Exhibit E.

“Site Policies” shall have the meaning set forth in Section 3.10.2.

“Site Preparation Subcontractor” means the Subcontractor performing substantially all of the Site preparation Work at the Site pursuant to a Subcontract entered into by and between Contractor and such Subcontractor, including fencing for the Site.

“Site Representative” shall have the meaning set forth in Section 2.2.

“Subcontract” means any contract for performance of any portion of the Work entered into with a Subcontractor.

“Subcontractor” means any Person, directly or indirectly, and of any tier (other than Contractor, but including any Affiliate of Contractor), including any Supplier, that performs any portion of the Work on behalf of Contractor in furtherance of Contractor’s obligations under this Agreement.

“Substantial Completion” shall have the meaning set forth in Section 13.2.

“Substantial Completion Date” shall have the meaning set forth in Section 13.3.

“Substantial Completion Payment” means the Milestone Payment associated with the achievement of Substantial Completion, which shall be equal to [***].

“Successfully Run” means, as applicable, that (i) the Five Consecutive Day Operational Test was completed in accordance with the procedures, conditions and requirements for the proper performance of such test as set forth in Exhibit H and reflects achievement of the “Reliability Guaranty” as that term is defined in Exhibit H and (ii) the Project has achieve the acceptance criterion for the Five Day Performance Ratio Test as set forth in Exhibit H.

“Supplier” means a Person that supplies Project Hardware directly to Contractor in connection with the performance of the Work (including any Affiliate of Contractor).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Tax” or “Taxes” means any and all forms of taxation, charges, duties, imposts, levies and rates whenever imposed by any Governmental Authority, including sales tax, use tax, gross receipts tax, income tax, withholding taxes, corporation tax, franchise taxes, capital gains tax, capital tax, capital transfer tax, inheritance tax, value added tax, customs duties, capital duty, excise taxes, betterment levy, stamp duty, stamp duty reserve tax, payroll tax, social security or other similar taxes, and generally any tax, duty, impost, levy, goods and services tax, or rate or other amount, and any interest, penalty, fine or other amount due in connection therewith, but excluding any Permit Expenses.

“Unforeseeable Site Conditions” means the presence or the discovery of Hazardous Materials, archeological artifacts, liens or encumbrances, the presence of endangered or threatened species, or religious, historical, cultural, archeological or biological resources, coal combustion byproducts or construction and demolition waste or other solid waste, or any unknown physical conditions at, above or below the surface of the Site that prevents the performance of any material obligation arising under this Agreement after the Effective Date that could not have been discovered through reasonable diligence by Contractor.

“Warranty” means the Defect Warranty, the Design Warranty or the Installation Services Warranty, as the context requires.

“Warranty Claim Notice” shall have the meaning set forth in Section 16.5.3.

“Warranty Period” means the Defect Warranty Period, the Design Warranty Period or the Installation Services Warranty, as the context requires.

“Work” means all of the obligations, duties, and responsibilities assigned to or undertaken by Contractor under this Agreement to design, procure, construct, test and commission the Project, including those obligations set forth in Exhibit A.

“Working Outstanding Items List” shall have the meaning set forth in Section 13.1.1(a).

“Written Instructions” means instructions by Owner in writing that are prepared at Owner’s volition without input or suggestion from a Contractor Party. Written Instructions do not include this Agreement or any instructions specified in this Agreement.

1.2 Exhibits. This Agreement includes the Exhibits annexed hereto and any reference in this Agreement to an “Exhibit” by letter designation or title shall mean one of the Exhibits identified in the table of contents and such reference shall indicate such Exhibit herein. Each Exhibit attached hereto is incorporated herein in its entirety by this reference.

1.3 Interpretation.

(a)	Terms defined in a given number, tense or form shall have the corresponding meaning when used in this Agreement with initial capitals in another number, tense or form. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	The terms such as “hereof,” “herein,” “hereto,” “hereinafter” and other terms of like import are not limited in applicability to the specific provision within which such references are set forth but instead refer to this Agreement taken as a whole.

(c)	When a reference is made in this Agreement to an Article, Section, subsection or Exhibit, such reference is to an Article, Section, subsection or Exhibit of this Agreement unless otherwise specified.

(d)	The word “include,” “includes,” and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation,” and, unless otherwise specified shall not be deemed limited by the specific enumeration of items, but shall be deemed without limitation. The term “or” is not exclusive.

(e)	A reference to either Party in this Agreement or in any other agreement or document shall include such Party’s predecessors, successors and permitted assigns.

(f)	A reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or re-enacted, and all rules and regulations promulgated thereunder.

(g)	The Parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either Party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

1.4 Headings. All headings or captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

1.5 Conflicts in Documentation. This Agreement, including the Exhibits hereto shall be taken as mutually explanatory. If either Party becomes aware of an express conflict between the provisions of this Agreement or any Exhibit hereto, such Party shall promptly Notify the other Party of such conflict. In the event of a conflict between any provision within Articles 1 through 31 of this Agreement and an Exhibit, the provisions of Articles 1 through 31 of this Agreement shall take precedence over Exhibits A and H, Exhibits A and H shall take precedence over Exhibit V and Exhibit V shall in turn take precedence over the remaining Exhibits.

1.6 Documentation Format. This Agreement and all documentation to be supplied hereunder shall be in the English language and all units of measurement in the design process, specifications, drawings and other documents shall be specified in dimensions as customarily used in the United States of America.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.	RESPONSIBILITIES OF OWNER

Owner shall, at Owner’s cost and expense:

2.1 Owner Representative. Designate (by a Notice delivered to Contractor) an “Owner Representative”, who shall act as the single point of contact on behalf of Owner with respect to the prosecution and scheduling of the Work and any issues relating to this Agreement. Owner may designate a new Owner Representative from time to time by Notice delivered to Contractor.

2.2 Electrical Interconnection. Engineer, design, construct and commission any interconnection facilities needed beyond the generation step up transformer as further described in Exhibit A (“Owner’s Interconnection Facilities”).

2.3 Site Representative. At Owner’s sole discretion, designate (by a Notice delivered to Contractor) a “Site Representative” who shall be permitted, notwithstanding Section 11.1(a) reasonable access to all portions of the Work on Site for purposes of inspection at all reasonable times. At Owner’s sole discretion, the Owner Representative may also serve as the Site Representative or the Inspector. Owner may designate a new Site Representative from time to time by a Notice delivered to Contractor.

2.4 Access to Site. Subject to the other provisions of this Agreement applicable to safety and Site requirements and to the Lease, provide access and use of the Site for the purposes of allowing Contractor to perform its obligations and exercise its rights under this Agreement.

2.5 Cooperation. Cooperate and coordinate with Contractor and the Subcontractors in coordinating the work of any of Owner’s other contractors who may be working at or near the Site with the Work being performed by Contractor and the Subcontractors. Owner shall not allow its, or its Affiliates’, operations and activities on the Site to materially interfere with the performance of the Work by Contractor.

2.6 Owner Permits; Permit Assistance. Owner shall have obtained (or shall obtain in a timely manner) and shall maintain all Owner Permits as specified in Part II of Exhibit C and shall pay or cause to be paid all Permit Expenses applicable to Owner Permits; provided, that Contractor will be responsible for all other obligations under such permits pursuant to Section 3.14. Owner shall cooperate with and provide reasonable assistance to Contractor with obtaining any Contractor Permit and any modification to any Owner Permit necessary for the completion of the Work.

2.7 Review and Approval. Notwithstanding Owner’s review or Owner’s approval of any items submitted to Owner for review or approval in accordance with this Agreement, neither Owner nor any of its representatives or agents reviewing such items, including the Owner’s Engineer, shall have any liability for, under or in connection with the items such Person reviews or approves, and Contractor shall remain responsible for the quality and performance of the Work. Owner’s review or approval of any items shall not constitute a waiver of any claim or right that Owner may then or thereafter have against Contractor. Unless otherwise expressly provided herein, Owner shall not unreasonably delay its review of any item submitted by Contractor for review or approval. The review by Owner of any Subcontractor shall not

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

constitute any approval of the Work undertaken by any such Person, cause Owner to have any responsibility for the actions, the Work, or payment of such Person or be deemed to be an employer-employee relationship with any such Subcontractor, or in any way relieve Contractor of its responsibilities and obligations under this Agreement.

2.8 Taxes. Remit in a timely manner any and all Property Taxes and any such other Taxes as are Owner’s responsibility under Section 5.4.1. In the event such Taxes are paid by Contractor, or any Subcontractor or Supplier, Owner shall promptly reimburse Contractor for same.

2.9 Other Responsibilities, Duties and Obligations. Perform its other responsibilities, duties and obligations set forth in this Agreement.

3.	RESPONSIBILITIES OF CONTRACTOR

Contractor shall, at Contractor’s sole cost and expense:

3.1 General. Contractor shall perform, furnish and be responsible for all of the Work on a lump sum, turnkey basis; provided, that any work provided with respect to the Project prior to the execution and effectiveness of this Agreement shall be deemed “Work” hereunder and shall be subject to the terms and conditions of this Agreement and shall be required to meet all requirements of this Agreement with respect to the Work and is incorporated into this Agreement by this reference. Contractor acknowledges and agrees that this Agreement constitutes a fixed price (subject to the terms hereof) obligation to engineer, design, procure, construct, test and commission the Project. Except for items that are expressly excluded from the Work, the Work shall be deemed to include all items required or necessary as of the Effective Date for the Work to comply with Applicable Law, Applicable Permits and Prudent Utility Practice, and any Change in Work required for the Work to so comply shall not permit any schedule or additional cost relief for Contractor. Contractor shall, as between Contractor and Owner, be solely responsible for all design, engineering and construction means, methods, techniques, sequences, procedures and safety and security programs in connection with the performance of the Work. Contractor shall design, engineer and construct the Project so that it meets the requirements of the applicable Contractor Deliverables, and is capable, as of the Substantial Completion Date, of operation in compliance with the terms of this Agreement. Contractor shall perform the Work and complete the Project in accordance with (i) the Contractor Deliverables, (ii) all Applicable Laws and Applicable Permits, (iii) Prudent Utility Practice; (iv) NERC Reliability Requirements that are binding, legal requirements applicable to Contractor’s performance of the Work; (v) the Scope of Work; and (vi) the Lease.

3.2 Electrical Interconnection. Engineer, design, construct and commission Contractor’s Interconnection Facilities in accordance with the specifications and requirements of Georgia Power Company as transmission provider. Additionally, Contractor shall (i) prior to the Substantial Completion Date, provide Owner with all required drawings, information, documents, specifications and progress reports as required by Owner and (ii) prior to the Substantial Completion Date, perform any testing and subsequent modifications as required by Owner.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.3 Contractor’s Project Manager. Designate a qualified individual to act as Contractor’s “Project Manager” who shall have full responsibility for the prosecution and scheduling of the Work and any issues relating to this Agreement. Contractor may designate a new qualified individual to act as Contractor’s Project Manager from time to time by a Notice delivered to Owner. Any such Project Manager will be responsible for furnishing information as reasonably requested by Owner, will have the authority to agree upon procedures for coordinating Contractor’s efforts with those of Owner, and shall be present or duly represented at the Site at all times when the Work is being performed.

3.4 Progress Reports and Regulatory Compliance. Until the Substantial Completion Date, provide Progress Reports in accordance with Section 7.6 and any other reports as and when reasonably required by Owner. Contractor shall also assist Owner in providing any information requested by the Georgia Public Service Commission in connection with the Project.

3.5 Inspection and Communication with Owner.

3.5.1 Contractor shall perform all inspection and other like services (such as expediting, quality surveillance and traffic control) required for performance of the Work, including inspecting all Project Hardware. Without limiting the foregoing, Contractor shall be responsible for inspection and, to the extent Contractor deems necessary using its reasonable judgment, testing of the Project Hardware and all components thereof in accordance with Prudent Utility Practice.

3.5.2 Contractor shall perform detailed inspection of Work in progress, as well as expediting and quality surveillance as required for performance of the Work. Contractor shall:

(a)	keep Owner informed in all material respects of the progress and quality of all Work; and

(b)	advise Owner of any material deficiencies revealed through such inspections and of the measures proposed by Contractor to remedy such deficiencies; provided, any such Notice provided pursuant to this Section 3.5.2(b), shall not constitute a request for adjustment, extension or modification of the Contract Schedule or Owner’s consent to any of the same.

3.6 Organization. Contractor shall, in Contractor’s reasonable judgment, maintain staff that are dedicated to the completion of the Work, and that have the technical and managerial expertise to control and execute the Work in accordance with the requirements of this Agreement, including appropriate installation and commissioning representatives, supervising personnel, all equipment, tools, construction and temporary material and all other labor necessary for all of the Work to complete commissioning in accordance with Exhibit H.

3.7 Utilities and Services.

3.7.1 Provision of Services. Subject to Section 6 of Exhibit V, until the Substantial Completion Date, install, connect and maintain at its own expense all utilities, facilities and services required for the performance of the Work, either through adjoining public streets or, if they pass through adjoining private land, do so in accordance with easements (as in existence on the Effective Date) which inure to the benefit of the Owner.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.7.2 Payment. Pay when due all utility usage charges and arrange with local authorities and utility companies having jurisdiction over the Site for the provision of utilities provided pursuant to Section 3.7.1.

3.7.3 Supply of Construction Facilities. In accordance with Exhibit V, obtain all supplies or services required for the performance of the Work but which do not form a permanent part of the Project.

3.8 Hazardous Materials Disposal System. To the extent required by Applicable Law and subject to Section 26, prepare and maintain accurate and complete documentation of all Hazardous Materials used by Contractor or Subcontractors at the Site in connection with the Project, and of the disposal of any such materials, including transportation documentation and the identity of all Subcontractors providing Hazardous Materials disposal services to Contractor at the Site.

3.9 Maintenance of Site. Contractor shall at all times keep the Site reasonably free from debris, waste, rubbish and Hazardous Material (other than Pre-Existing Contamination), relating to its Work, including clearance of the Site and removal of obstructions for starting the Work. Contractor shall take reasonable steps to maintain the Site in a neat and orderly condition throughout the performance of the Work. Contractor shall employ sufficient personnel to clean its office and Owner’s office at the Site and work areas each working day and shall cooperate with the other Persons working at the Site to keep the Site clean. Subject to Section 3.8 and Section 26 with respect to Hazardous Materials, Contractor shall dispose of any such debris, waste and rubbish on the Site in accordance with Applicable Law, and Prudent Utility Practice. Contractor shall provide for the procurement of or disposal of, as necessary, all soil, gravel and similar materials required for the performance of or otherwise in connection with the Work. Owner shall be conducting other activities on the Site that may require additional coordination and safety precautions on the part of the Contractor. The Contractor shall cooperate and coordinate with, and not interfere with or obstruct, other contractors and/or plant operations and maintenance activities at the Site.

3.10 Site Security.

3.10.1 Safety Procedures. Contractor shall be responsible for the security and safety of the Site at all times prior to Substantial Completion in accordance with Exhibit D and Exhibit V. Without limiting Contractor’s other obligations as set forth in this Agreement, at all times during the performance of the Work on Site, Contractor will comply with and cause the on-Site personnel of any Contractor Party to comply with Contractor’s safety procedures as set forth in Exhibit D. Contractor’s environmental, health and safety program (set forth on Exhibit D) shall meet or exceed the requirements of the “Southern Company Generation Environmental, Health and Safety Policies and Procedures” manual set forth at http://www.southerncompany.com/about-us/suppliers/ecs.cshtml.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.10.2 Site Policies. Until the Substantial Completion Date, provide all necessary and reasonably appropriate security safeguards at the Site for the protection of the Work. Contractor acknowledges that Owner has Site and security rules at its various premises and facilities. Contractor agrees that it will ensure that the personnel of any Contractor Party, while on Site, comply with Owner’s Site and security rules set forth in Exhibit T (the “Site Policies”). If, at any time, Owner concludes that any such personnel of a Contractor Party is not in compliance with the Site Policies, Owner shall provide Contractor notice (which may be oral or by electronic means) of such non-compliance and Contractor shall correct such non-compliance promptly; provided, however, if Contractor does not correct such non-compliance promptly, Owner shall have the right, in its sole discretion, to refuse Site entry to (or to have removed from the Site) such non-compliant personnel of a Contractor Party. Contractor shall notify the Owner Representative upon removal of any person from the Site for violation of the Site Policies. On a bi-weekly basis (i.e., every two (2) weeks), Contractor shall provide to Owner (through the Owner Representative) a list of the on-Site personnel of any Contractor Party.

3.11 Occupational Health and Safety.

3.11.1 Compliance. Consistent with Contractor’s Safety Procedures, Contractor shall take necessary safety and other precautions to protect property and persons from damage, injury or illness arising out of the performance of the Work, and shall be responsible for the compliance by all Contractor Parties with all Applicable Laws governing occupational health and safety.

3.11.2 Notice. Contractor shall provide Owner, within five (5) days following its occurrence, with:

(a)	Notification of all OSHA recordable events;

(b)	Notifications and copies of all citations by Governmental Authorities concerning accidents or safety violations at the Site; and

(c)	copies of written accident reports for lost time accidents.

Contractor shall promptly deliver to Owner any written communication with any Governmental Authority (including any Notices) with respect to accidents that occur at the Site.

3.12 Safety. At all times while any Contractor Parties are on the Site, be responsible for providing them with a safe place of employment, and Contractor shall inspect the places where any such Contractor Party are or may be present on the Site and shall promptly take action to correct conditions which cause or may be reasonably expected to cause the Site to be or become an unsafe place of employment for such Contractor Party. Contractor shall provide to its employees, at its own expense, any and all safety equipment required to protect against injuries during the performance of the Work and shall ensure that all Contractor Parties are knowledgeable of and utilize safe practices in the performance of the Work. In furtherance and not in limitation of the foregoing, Contractor shall comply with the Contractor’s Safety Procedures.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.13 Handling, Shipping and Importation. Arrange for complete handling, shipping and importation, as necessary, of all Project Hardware and construction equipment, materials and supplies and all manufacturing and related services (whether on or off the Site) for construction of and incorporation into the Project which are required for completion of the Work in accordance with this Agreement, including quality assurance, shipping, loading, unloading, customs clearance (and payment of any customs duties in connection therewith), receiving, and any required storage and claims.

3.14 Applicable Laws and Applicable Permits. Obtain and maintain all Contractor Permits and pay all costs and expenses (including all Permit Expenses) in connection with all Contractor Permits. Contractor shall be responsible for compliance with and implementation of the Owner Permits. Contractor shall provide Owner with (i) copies of all applications and plans related thereto for those Contractor Permits that have not already been obtained as of the Effective Date at least thirty (30) days prior to submission of the application (in the case of those applications not submitted prior to the Effective Date), including the erosion, sedimentation and pollution control plan, and final Contractor Permits and plans related thereto for review and approval by Owner, (ii) all correspondence with Governmental Authorities associated with, and notices of, any alleged violations of an Applicable Permit, (iii) notification of any inspection of the Project by any Governmental Authority and (iv) notice of any dispute regarding any Contractor Permit or, to its knowledge, any Applicable Permit. During performance of the Work, Contractor shall comply, and cause the Subcontractors to comply, with (i) all Applicable Laws and all Applicable Permits relating to the Work, including those Applicable Laws and Applicable Permits relating to fire, safety, health, environmental matters, employment standards and workers’ compensation and (ii) all applicable requirements of NERC and other applicable reliability regulatory agencies relating to the Project and the Work (including those relating to construction and operation of the Project). Contractor’s Georgia contractor’s license number, issued by the Georgia State Licensing Board for Residential and General Contractors, is GCCO001925 and Contractor shall renew or extend such license with the appropriate Governmental Authority as and when required by Applicable Law as necessary for Contractor to perform its obligations under this Agreement. Contractor shall cooperate with and provide reasonable assistance to Owner with obtaining and maintaining any Owner Permit or otherwise complying with any Applicable Law. Without limiting the generality of the foregoing obligation, Contractor agrees that it will adhere to: (a) all labor laws and regulations (including the use of U.S. citizens or properly documented alien workers under the Immigration Act of 1990 and the Immigration and Nationality Act of 1952, as amended, including the Department of Homeland Security’s E-Verify procedures, if required by applicable labor laws and regulations); and (b) all safety and health standards promulgated under OSHA and by any state or local health or safety authority with jurisdiction over the Work performed or to be performed under this Agreement. Contractor shall maintain records regarding its compliance with Applicable Permits, including environmental permits, as required by Applicable Law. Contractor shall make available to Owner for inspection upon reasonable advance written request and during Contractor’s normal business hours all such records.

3.14.1 Foreign Asset Control Compliance. Contractor represents and warrants as follows at all times during the term of this Agreement: (i) it is not, and it does not act on behalf of any other person that is, named on the “List of Specially Designated Nationals and Blocked Persons” maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(“OFAC”); (ii) it is not, and it does not act on behalf of any other person that is, the subject of any other sanctions programs administered by OFAC; and (iii) it is in material compliance with all applicable laws and regulations relating to the prevention of money laundering and the financing of terrorism.

3.14.2 Foreign Corrupt Practices Act Compliance. Contractor agrees that it will not corruptly offer, promise or give any pecuniary benefit or other thing of value, whether directly or through intermediaries, in connection with this Agreement and the transactions contemplated hereby, to a Foreign Public Official, for receipt by that Official, or for a third party on behalf of that Official, in order to influence any act or decision of that Official, that the Official act or refrain from acting in violation of the performance of his or her official duties, or in order to obtain or retain business or other improper advantage for Contractor in connection with Contractor’s work related to this Agreement. Contractor warrants and represents that, before the execution of this Agreement, neither it nor its Affiliates took any action with respect to any work related to this Agreement that would have violated this Section 3.14.2 had this Agreement been signed at that time. As used herein: (i) “Foreign Public Official” and “Official” mean any officer or employee of a foreign government, or any department, agency, or instrumentality thereof; any officer or employee of a public international organization; any foreign political party or official thereof, or any candidate for foreign political office; and (ii) “country” includes all levels and subdivisions of a government from national to local.

3.15 Quality Assurance Programs. Contractor has sole responsibility for the quality assurance and quality control of the Work, including all work of its Subcontractors. Contractor shall use effective quality assurance programs throughout the performance of the Work that are substantially similar to those set forth in Exhibit L. Within sixty (60) days after the Effective Date, Contractor shall provide for Owner’s review Site-specific quality assurance program, which program shall meet or exceed the requirements specified in Section 13.1.1 of Exhibit V.

3.16 Commissioning Personnel. Provide or cause to be provided, appropriate installation and commissioning representatives, as necessary supervising personnel, all equipment, tools, construction and temporary material and all other labor necessary for all of the Work to complete commissioning in accordance with Exhibit H.

3.17 Contractor Performance Security.

3.17.1 Contractor shall provide on or before the date on which Owner issues the Notice to Proceed surety performance and payment bonds each with a penal sum equal to the Contract Price (“Performance and Payment Bonds”), in the form of Exhibit M and issued by a Qualified Surety, as security for the Contractor’s performance and payment obligations under this Agreement. Such performance and payment bonds shall be maintained until the expiration of the Warranty Period as defined in Section 1.1 and Section 16.2 of this Agreement.

3.17.2 Owner shall be entitled to draw upon the Performance and Payment Bonds following the occurrence of a Contractor Event of Default, including Contractor’s failure to pay any liquidated damages, in the amount necessary to recover any damages to which Owner is entitled to under this Agreement. All costs associated with the Performance and Payment Bonds shall be included in the Contract Price.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.17.3 Contractor shall promptly notify Owner of any circumstance that results in Contractor’s failure to be in compliance with the requirements of this Section 3.17. From time to time, at Owner’s written request, Contractor shall provide Owner with such evidence as Owner may reasonably request that the Performance and Payment Bonds remains in full force and effect in accordance with this Agreement.

3.18 Contractor Deliverables. Contractor shall deliver to Owner, the Contractor Deliverables specified in Exhibit B. The Contractor Deliverables shall include all drawings and documentation necessary for Contractor’s performance of the Work. The drawings shall show all features and details of the Work necessary for the proper installation and successful operation of the Project. The Contractor shall identify in the drawings or documentation the originator of the drawings and/or documentation if the originator is other than the Contractor. Owner shall be entitled to review and approve all Contractor Deliverables; provided that if Owner fails to respond within fifteen (15) Business Days of delivery of any Contractor Deliverables, such Contractor Deliverable will be deemed approved. Contractor shall make changes to the Contractor Deliverables as reasonably requested by Owner. Contractor shall Notify Owner in writing of any material amendments to any previously approved Contractor Deliverables and Owner shall be entitled to review and approve any such material amendment; provided that if Owner fails to respond within fifteen (15) Business Days to any such Notification, any such material amendment will be deemed approved.

3.19 Business Practices. Contractor covenants that it will not make any payment or give anything of value to any government official (including any officer or employee of any Governmental Authority) to influence his, her or its decision or to gain any other advantage for Owner or Contractor. Further, Contractor shall not make a direct or indirect contribution of any kind or nature to any Person who may be considered a candidate for the Georgia Public Service Commission, or to any member of the Georgia Public Service Commission, or to any Georgia Public Service Commission employee, on behalf of any officer or employee of Owner.

3.20 Site Conditions. Contractor has inspected and satisfied itself as to all geotechnical and physical conditions at the Site and shall be responsible for all necessary work in relation to, or because of, geotechnical and physical conditions both below and above ground (including archeological, historical, cultural, or religious sites, places and monuments, the presence of endangered species, biological resources, state buffers, waters of the United States, or Pre-Existing Contamination (other than Pre-Existing Contamination that would also constitute an Unforeseeable Site Condition)) at the Site. If Contractor desires to conduct any further investigations, studies, sampling or testing at the Site, any such investigations, studies, sampling, testing and remediation must be approved in advance by Owner (such approval within the sole discretion of Owner), such approval or non-approval to be provided within a reasonable time. No claims by Contractor for termination, additional payment or extensions of time shall be permitted on the ground of any misunderstanding or misapprehension of the matters referred to in this Section 3.20. For the avoidance of doubt, nothing in Exhibit D shall affect Contractor’s obligations under this Section 3.20.

3.21 Unforeseeable Site Conditions; Religious or Archeological Findings. In the event any Unforeseeable Site Conditions are discovered or identified by Contractor at the Site during the performance of the Work, Contractor shall notify Owner of any such discovery as soon as

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

practicable (other than notification in respect of Hazardous Materials (including Pre-Existing Contamination), which notification obligations are addressed in Section 26.3). In the event any archaeological or religious sites, places, monuments or areas are discovered or identified by Contractor during the performance of Work, Contractor shall comply with all Applicable Laws and Applicable Permits in connection with such discoveries, including, if so required, immediately stopping any Work affecting the area. Contractor shall notify Owner of any such discovery as soon as practicable. All fossils, coins, articles of value or antiquity and structures and other remains or things of geological, archaeological, historical, religious, cultural or similar interest discovered on the Site shall, as between Owner and Contractor, be deemed to be the absolute property of Owner; provided that Owner hereby acknowledges any such items discovered at the Site may belong to a party other than Owner or Contractor. Contractor shall prevent its and its Subcontractors’ personnel and any other Persons from removing or damaging any such article or thing. Any schedule delays incurred by Contractor resulting from Unforeseeable Site Conditions shall be treated as a Force Majeure Event. For the avoidance of doubt, nothing in Exhibit D shall affect Contractor’s obligations under this Section 3.21.

3.22 No Toleration of Unacceptable Behavior (Ethics). Contractor and the on-Site personnel of any Contractor Party must, at all times, conduct their business activities on Site in compliance with all Applicable Laws and must not, at any time, exhibit any of the following behaviors:

3.22.1 harassment or discrimination of any kind or character, including conduct or language that: (i) is derogatory to any individual on the basis of race, gender, color, religion, age, national origin, disability, veteran status, or sexual orientation; or (ii) creates an intimidating, hostile or offensive working environment. Specific examples include, but are not limited to, jokes, pranks, epithets, written or graphic material, or hostility or aversion toward any individual or group;

3.22.2 any conduct or act such as threats or violence that creates a hostile, abusive, or intimidating work environment (examples include fighting, abusive language, inappropriate signage, use or possession of firearms on a work site, destruction of Owner property or Owner employee property, or the threat of any of these behaviors);

3.22.3 use of Owner’s computers, e-mail, telephone, or voice-mail system that in any way involves material that is obscene, pornographic, sexually oriented, threatening, or otherwise derogatory or offensive to any individual on the basis of race, gender, color, religion, age, national origin, disability, veteran status, or sexual orientation;

3.22.4 any conduct or act that violates Section 3.24 herein; or

3.22.5 engagement in any activity that creates a conflict of interest or appearance of the same, or that jeopardizes the integrity of Owner or Contractor (including gifts or gratuities to Owner employees).

Contractor agrees to communicate these required behavior standards to all the on-Site personnel of any Contractor Party that assist Contractor in its performance of the Work under this Agreement. Contractor will, at a minimum, comply with these behavior standards and will

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

require and ensure that all on-Site personnel of any Contractor Party comply with the same behavior standards in connection with Contractor’s performance under this Agreement. If any on-Site personnel of any Contractor Party observes an Owner employee doing, or is ever asked by an Owner employee to do, something that such on-Site personnel of any Contractor Party considers to be unethical, illegal, or in violation of these behavior standards, Owner expects Contractor to notify Owner management immediately or to call Owner’s workplace ethics hotline at (1-800-754-9452); provided that the failure to so notify Owner management shall not constitute a breach of this Agreement, unless such failure constitutes gross negligence or willful misconduct.

3.23 Rights of Owner. Owner reserves the right to conduct audits if Owner has a good faith belief that Contractor may not be in compliance with Exhibit D, Section 3.24 and Section 3.25 during the term of this Agreement. Neither this reservation of rights, nor the discretion to exercise those rights, will relieve Contractor of its obligation to comply with Exhibit D and Sections 3.24 and 3.25, nor will it constitute control over the manner and means by which Contractor implements this Section 3.23. Owner and its Affiliates retain the exclusive right to waive any or all parts of the requirements for drug and alcohol testing and background investigations. Unless expressly waived as provided in the preceding sentence, no act or omission by Owner or Owner’s Affiliate will operate as a waiver of Owner’s right to enforce Exhibit D and Sections 3.24 and 3.25 or Contractor’s duty to comply thereunder. Notwithstanding the foregoing, in no event shall Owner have any access or audit rights to any records or other documents or information relating to any billing or payment information other than in connection with any Work performed by Contractor on behalf of Owner on (x) a time and materials basis or (y) cost pass-through basis.

3.24 Drug-and Alcohol-Free Work Place. Contractor acknowledges that Owner is committed to maintaining a drug- and alcohol-free workplace and requires that the on-Site personnel of any Contractor Party performing Work that directly impact Owner’s facilities, equipment, processes, operations, or personnel is free from the effects of alcohol or drugs that may impair work performance. Contractor must maintain a safe, secure, and drug- and alcohol-free workplace at all times during the term of this Agreement. All on-Site personnel of any Contractor Party should avoid involvement with drugs or use of alcohol that could compromise their fitness for duty or ability to work safely.

3.25 Non-English Speaking Personnel.

3.25.1 English Speaking Personnel. Contractor shall at all times assure that an English speaking on-Site employee of Contractor is provided for non-English speaking on-Site personnel of any Contractor Party. The English speaking on-Site employee must have the ability to communicate with and translate the foreign language of all non-English speaking on-Site personnel of any Contractor Party to assure that the ability to communicate vital information is readily available. If the non-English speaking on-Site personnel of any Contractor Party are divided into work groups, it shall remain the responsibility of Contractor that an English speaking on-Site employee is provided so as to ensure that the ability to communicate vital information is still readily available to all non-English speaking on-Site personnel of any Contractor Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.25.2 Translation. Contractor will communicate and translate to its non-English speaking on-Site personnel of any Contractor Party all information and training required by Applicable Laws and regulations and all other safety and health requirements to the extent required by such on-Site personnel of any Contractor Party obligations with respect to the Work, in addition to all job related duties of the contract. These requirements include Contractor’s Safety Procedures and any relevant manufacturer’s information such as material safety data sheets.

3.26 Federal Tax Credits. Contractor shall cooperate with Owner to optimize Owner’s ability to claim Investment Tax Credits applicable to the Project, including providing any information necessary for Owner to receive such credits, such as reporting and itemization requirements with respect to qualified property or otherwise.

3.27 Compliance Obligations.

3.27.1 Contractor shall comply with all obligations set forth in Exhibit V and all the terms therof are incorporated herein by reference.

3.27.2 The Federal Acquisition Regulation and Defense Federal Acquisition Regulation Supplement clauses specified in Exhibit U are hereby incorporated into the Agreement and Contractor shall perform all Work in compliance with such regulations. Notwithstanding the foregoing, the Parties agree that the Contract Price assumes procurement of the Major Project Components from a Designated Supplier. If it is determined that a Major Project Component is required by federal regulation to be procured from a Supplier other than a Designated Supplier, Contractor shall be entitled to seek a Change in Work to reflect the difference (if any) between the actual price of the Major Project Component and the price assumed by Contractor in its proposal to Owner in connection with the Project.

3.27.3 Contractor represents and warrants that none of the products or materials provided to Owner under this Contract or incorporated into the Project will contain any “Conflict Minerals”. “Conflict Mineral” shall have the meaning given to it in Form SD as promulgated under §1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Contractor agrees to procure PV modules procured for the Project from a Supplier that meets the requirements of the Federal Acquisition Regulation and Defense Federal Acquisition Regulation Supplement clauses specified in Exhibit U.

3.27.4 Contractor shall perform the Work in accordance with the standards and regulations set forth in Exhibit W.

4.	COVENANTS, WARRANTIES AND REPRESENTATIONS

4.1 Contractor. Contractor represents and warrants, as of the Effective Date and as of the date of execution and delivery of this Agreement by Contractor, as follows:

4.1.1 Organization, Standing and Qualification. Contractor is a Limited Liability Company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver and perform its obligations hereunder and to engage in the business it presently conducts and contemplates conducting, and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

is and will be duly licensed or qualified to do business and in good standing under the laws of each other jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

4.1.2 Due Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by or on behalf of Contractor and is, upon execution and delivery, the legal, valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles.

4.1.3 No Conflict. The execution, delivery and performance by Contractor of this Agreement will not conflict with or cause any default under: (a) its organizational documents; (b) any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which Contractor is a Party or by which it or its properties may be bound or affected; or (c) any Applicable Laws.

4.1.4 Government Approvals. Other than with respect to the Applicable Permits, neither the execution nor delivery by Contractor of this Agreement requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any Governmental Authority. Contractor represents and warrants that all Applicable Permits required to be in Contractor’s name either (1) have been obtained by Contractor and are in full force and effect on the Effective Date and as of the date of execution and delivery of this Agreement by Contractor or (2) will be obtained and will be in full force and effect on or prior to the date on which they are required, under this Agreement and Applicable Law, so as to permit Contractor to commence and prosecute the Work to completion and that Contractor is in an will maintain material compliance with all Applicable Permits.

4.1.5 No Suits, Proceedings. There are no actions, suits, proceedings, patent or license infringements, or investigations pending or, to Contractor’s knowledge, threatened against it at law or in equity before any court or before any Governmental Authority (whether or not covered by insurance) that individually or in the aggregate could result in a material adverse effect on Contractor’s ability to perform its obligations under this Agreement. Contractor has no knowledge of any violation or default with respect to any Applicable Permit, order, writ, injunction or decree of any court or any Governmental Authority that may result in any such materially adverse effect or such impairment.

4.1.6 Plant Property. All Project Hardware furnished by Contractor shall be new and unused when installed unless the Parties agree otherwise in writing.

4.1.7 Contractor Status. Contractor is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2 Owner. Owner represents and warrants, as of the Effective Date and as of the date of execution and delivery of this Agreement by Owner, as follows:

4.2.1 Organization, Standing and Qualification. Owner is a corporation duly formed, validly existing, and in good standing under the laws of the State of Georgia, and has full power and authority to execute, deliver and perform its obligations hereunder and to engage in the business Owner presently conducts and contemplates conducting, and is and will be duly licensed or qualified to do business and in good standing in each jurisdiction wherein the nature of the business transacted by it makes such licensing or qualification necessary and where the failure to be licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

4.2.1 Due Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by or on behalf of Owner and is, upon execution and delivery, the legal, valid, and binding obligation of Owner, enforceable against Owner in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles.

4.2.2 No Conflict. The execution, delivery and performance by Owner of this Agreement will not conflict with or cause any default under: (a) its organizational documents; (b) any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which it is a Party or by which it or its properties may be bound or affected; or (c) any Applicable Laws.

4.2.3 No Suits, Proceedings. There are no actions, suits, proceedings or investigations pending or, to Owner’s knowledge, threatened against Owner at law or in equity before any court or before any Governmental Authority (whether or not covered by insurance) that individually or in the aggregate could result in a material adverse effect on Owner’s obligations under this Agreement. Owner has no knowledge of any violation or default with respect to any order, writ, injunction or any decree of any court or any Governmental Authority to which Owner is subject that may result in any such materially adverse effect or such impairment.

5.	COST OF WORK

5.1 Contract Price. Contractor hereby agrees to accept as compensation for the performance of the Work and its other obligations hereunder, Eighty-Five Million, Three Hundred Seventy-Four Thousand, Seven Hundred Twenty-One Dollars and Eighty-One Cents ($85,374,721.81) (as the same may be adjusted pursuant to the next sentence, the “Contract Price”). Contractor shall not be entitled to any other compensation, reimbursement of expenses or additional payment of any kind without prior written authorization of Owner or as otherwise specifically set forth in this Agreement including in respect of an Owner-Instituted Change or a Change In Work mutually agreed to by the Parties or an Owner-Caused Delay. Payments shall be made at the times and in the manner provided in Article 6.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2 [Reserved]

5.3 Audit. Contractor shall maintain complete and accurate records and books of account, in accordance with generally accepted accounting principles and practices, consistently applied, concerning the performance of the Contract and records required for compliance with all Applicable Law. The accounting and compliance records shall be adequately safeguarded and protected at their source locations for the longer of two (2) years after Substantial Completion or as may be required by Law. Owner, its auditors and other authorized representatives shall be afforded full access to, and shall have the right to review, audit, and copy Contractor’s pertinent books, accounts, employee time sheets, ledgers, bank records, receipts, vouchers, purchase orders, policies and procedures, daily diaries, superintendent reports, drawings, memoranda, employee background check information and other records of Contractor, its parent, affiliates, subsidiaries and any Subcontractor. Contractor agrees to cooperate fully with any audit by Owner, its auditors and other authorized representatives. If such records are maintained by Contractor in electronic format, the Contractor shall provide its accounting and compliance records to Owner’s auditors in electronic format on data disks or other suitable alternative computer data exchange formats.

5.4 Taxes.

5.4.1 Taxes Excluded from Contract Price. The Contract Price excludes (i) Property Taxes and (ii) any Taxes imposed on Owner by any Governmental Authority under Applicable Law as primary obligor, such as sales and use or similar Taxes imposed on the transfer from Contractor to Owner of tangible personal property or taxable services associated with the PV Power Plant, such tangible personal property to include, but shall not be limited to the solar panels, racking systems, inverters, transformer, switches, breakers, wire, and cable, (the Taxes set forth in clauses (i) and (ii), “Excluded Taxes”), which in all cases shall be payable by Owner in accordance with Section 5.4.1.

5.4.2 Taxes Included in Contract Price. The Contract Price includes any and all Taxes imposed on Contractor or Subcontractors under Applicable Law as primary obligor, except for Excluded Taxes. Excluded Taxes shall be the sole responsibility of Owner. For the avoidance of doubt, the Contract Price includes sales and use Taxes imposed on any tangible personal property or taxable service purchased or used by Contractor (or any Subcontractor), which is incorporated into real property associated with the Work and the Project, including concrete, road materials, fencing, and any buildings.

5.4.1 Payment of Taxes. Contractor shall timely pay all Taxes, other than Excluded Taxes, due in connection with Work under this Agreement and shall make any and all payroll deductions required by Applicable Law. Owner shall timely pay all Excluded Taxes. In the event Contractor or the Subcontractors are required under Applicable Law to pay any Excluded Taxes, Contractor or the Subcontractors shall timely pay such amounts and Owner shall promptly reimburse Contractor for the same following receipt by Owner of an invoice for such amounts by Contractor in accordance with Article 6. In the event Contractor is required under Applicable Law to collect or impose any Taxes from or on behalf of Owner under clause (i) or (ii) of Section 5.4.1 on any payment under Article 6, Owner shall pay to Contractor such Taxes and Contractor shall timely remit such Taxes to the applicable Governmental Authority

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under Applicable Law. In the event Owner is required under Applicable Law to pay any Taxes for which Contractor is liable under this Agreement, Owner shall timely pay such amounts and Contractor shall promptly reimburse Owner for the same following receipt by Contractor of an invoice for such amounts by Owner in a manner consistent with Article 6.

5.4.2 Contractor and Owner to Cooperate. Contractor and Owner shall reasonably cooperate with each other to minimize the Tax liability of both Parties to the extent legally permissible, including separately stating taxable charges on Contractor’s Invoices and supplying resale and exemption certificates, if applicable, and other information as reasonably requested in all cases by taxing authorities. In addition, to the extent any exemptions, abatements, credits against or deferrals of any Taxes may be available to Owner or Contractor under Applicable Law, the Parties shall reasonably cooperate in order to secure any such exemptions, abatements, credits against, or deferrals of, such Taxes. At the request of either Owner or Contractor, the other Party shall cooperate in order to attempt to qualify for exemption from sales and use Tax in connection with the construction of a competitive project of regional significance pursuant to Georgia Code Annotated §48-8-3(93). Notwithstanding the foregoing, Owner shall provide Contractor with a properly completed and executed “direct pay permit” issued by the Georgia Department of Revenue, which shall relieve Contractor from any Georgia sales and use tax collection obligation on Contractor’s sale of any such tangible personal property or taxable services to Owner with respect to the Project. In order for Owner to properly report any such purchases on its Georgia sales and use tax returns, Contractor shall provide sufficient details of the items of such tangible personal property or taxable services sold to Owner with respect to the Project, including a description of the tangible personal property or taxable services sold to Owner, and the associated purchase price or fair market value. Additionally, upon request, Contractor shall provide Owner such other information as may be required to comply with Applicable Law.

5.4.3 Tax Treatment of Project, Site and Project Hardware. Solely for purposes of this Agreement, Contractor represents and warrants as follows:

(a)	Contractor has not and will not claim the Investment Tax Credit with respect to any portion of the Project or the Work;

(b)	Contractor has not and will not claim depreciation deductions under section 167 or 168 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to any portion of the Project or the Work;

(c)	None of the Project Hardware is described in Code section 168(g)(1)(D);

(d)	Contractor’s intent is to acquire and hold the Project Hardware as “inventory” for federal income Tax purposes in the normal course of its business of constructing solar powered electrical generating facilities to third parties; and

(e)	Contractor does not intend to operate the Project on a regular and continuous basis for the purpose of generating electricity for sale to third parties at wholesale or at retail.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4.4 ITC Loss.

(a)	If as a result of Contractor’s failure to perform its obligations under this Agreement or otherwise comply with the terms of this Agreement, the Project is not Placed in Service by 11:59 P.M. on December 31, 2016 and said failure of the Project to be Placed in Service was not caused by or did not arise out of a (i) Force Majeure Event, (ii) an Owner-Caused Delay, including, without limitation, Owner’s failure to provide backfeed power or Owner’s failure to complete Owner’s Interconnection Facilities on or before October 1, 2016 or (iii) any circumstance entitling Contractor to a Change In Work pursuant to Article 15 or (iv) Owner’s failure to provide Site access to Contractor in accordance with this Agreement (but only to the extent outside of Contractor’s control), and as a result Owner is unable to claim the Pre-2017 ITC with respect to the ITC Property, Contractor shall pay Owner as an adjustment to the Contract Price an amount equal to the (i) Pre-2017 ITC to which the ITC Property would have been entitled had the Project been Placed in Service prior to January 1, 2017, less (ii) the amount of Post-2016 ITC to which the ITC property may properly be claimed by Owner.

(b)	When Contractor believes the Project has been Placed in Service, Contractor shall deliver to Owner a certificate in writing declaring that the Project has been Placed in Service. Owner shall within three (3) Business Days after receipt of such Notice, respond in writing either accepting that the Project has been Placed in Service or specifying the conditions to Placed in Service that Contractor has failed to satisfy. Contractor shall take the appropriate corrective action in the event of such failure and any dispute regarding such Notice shall be settled in accordance with Article 30. Upon completion any applicable corrective action, Contractor shall provide to Owner a new certificate in writing declaring that the Project has been Placed in Service and this process shall be repeated on an iterative basis until Contractor has satisfied the conditions to Placed in Service. The date on which the Project is Placed in Service shall be the day on which the last of the conditions of Section 5.4.4(a) was satisfied. This section notwithstanding, if Owner fails to respond in writing to the Contractor within three (3) Business Days after its receipt of a Notice that the Project has been Placed in Service as required in this section, the conditions of Section 5.4.4(a) shall be deemed satisfied and the Project shall be deemed Placed in Service.

(c)	Any Contract Price adjustment required by Section 5.4.4(a) hereof shall be paid by Contractor within thirty (30) Days of Owner providing Contractor a written request setting forth the calculations required by Section 5.4.4(a).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.	TERMS OF PAYMENT

The Contract Price shall be paid as follows:

6.1 Milestone Payment Schedule. Contractor shall be paid in accordance with the Milestone Payment Schedule as set forth in Exhibit I. Each Milestone Payment shall be due and payable only to the extent it is supported by the completion of the corresponding individual Milestones. Each Milestone does not represent the cost of the Work included in such Milestone; accordingly, the Milestone Payments do not represent an actual measure of the progress of the Work. For the avoidance of doubt, the Milestone Dates are indicative only and shall not affect Contractor’s right to invoice or receive payment for a Milestone Payment for the achievement of the corresponding Milestone in any particular month.

6.2 Milestone Assessment. Representatives of Contractor and Owner shall periodically, and in any event at least once each month, review the Work completed and assess the progress of on-Site Work completed and completion of the related Milestones.

6.3 Contractor’s Invoices. No more than once per calendar month, Contractor shall electronically deliver to Owner a Contractor’s Invoice for each payment owing to Contractor under Article 6 and under any other provision of this Agreement. Each Contractor’s Invoice shall be reasonably detailed and shall be accompanied by reasonable supporting documentation to the extent applicable including the information specified in Section 14.1 of Exhibit V and the following:

6.3.1 prior to submitting its first Invoice, Contractor shall provide a list of all Major Subcontractors performing portions of the Work or otherwise potentially having lien rights against the Project and the amount of outstanding payments owing to such Major Subcontractors, which list shall be updated with each subsequent Invoice submitted;

6.3.2 evidence that Contractor has completed all portions of the Work expressly required to be performed within the period for which payment is requested;

6.3.3 an updated or, as appropriate, revised Contract Schedule;

6.3.4 applicable Lien Waivers based on payments to date; and

6.3.5 any other evidence or documentation reasonably requested by Owner to verify Contractor’s progress in performing the Work and that Contractor has paid for all services, materials and labor used in connection with the performance of this Agreement through the period covered by payments received from Owner.

6.4 Reserved.

6.5 Payments.

6.5.1 Payments. All payments to be made to either Party under this Agreement shall be paid in Dollars and shall be paid electronically (by means of ACH or wire) in immediately available funds. Except as set forth in Section 6.5.1, Section 14.1, and Article 19 all

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

payments shall be due within twenty-five (25) days after the paying Party’s receipt of the other Party’s invoice or, if such date is not a Business Day, on the immediately succeeding Business Day, to such account as may be designated by such Party from time to time by Notice to the other Party in accordance with Article 28; provided that banking transfer instructions have been provided by such Party to the paying Party at least five (5) Business Days before the first payment of the paying Party is due and payable. With respect to Contractor’s Invoices, Contractor shall provide one (1) Contractor’s Invoice each month. Each such Contractor’s Invoice will identify the Milestones achieved prior to the date of such Contractor’s Invoice and the Milestone Payments due for the achievement of such Milestones (as more further described in this Article 6); provided, however, that Contractor may not invoice Owner for any Milestone that is achieved more than one (1) month ahead of the scheduled date for achievement of such Milestone as set forth on Exhibit I. For the avoidance of doubt, Contractor may deliver a Contractor’s Invoice each month to Owner for Milestone Payments upon the completion of one or more Milestones achieved prior to the date of such Contractor’s Invoice.

6.6 Substantial Completion Payment. On or after the date on which Contractor delivers to Owner a Notice of Substantial Completion accepted (or deemed to have been accepted) by Owner pursuant to Section 13.3, Contractor shall submit a Contractor’s Invoice with respect to achievement of Substantial Completion. Owner shall pay to Contractor the Substantial Completion Payment in accordance with Section 6.5.1, subject to the requirements of Substantial Completion set forth in Section 13.2 having been met in all material respects.

6.7 Final Completion Payment. On or after the date on which Contractor delivers to Owner a Notice of Final Completion accepted (or is deemed to have been accepted) by Owner pursuant to Section 13.5, Contractor shall submit a final Contractor’s Invoice (a “Final Contractor’s Invoice”) which shall set forth all amounts due to Contractor that remain unpaid as of the date of such invoice (including (a) any remaining Punchlist Holdback that has not been released to Contractor in accordance with Section 13.1.3 and (b) any remaining Excluded Taxes for which Owner is liable to indemnify Contractor under this Agreement. Owner shall pay to Contractor the amount due under such Final Contractor’s Invoice (the “Final Completion Payment”) in accordance with Section 6.5.1, subject to the requirements of Final Completion set forth in Section 13.4 having been met in all material respects.

6.8 Owner’s Withholding Rights.

6.8.1 Owner may withhold any payment or, because of subsequently discovered evidence, nullify in whole or in part a payment previously issued, in an amount that is sufficient to pay the direct costs and expenses Owner reasonably expects to incur to protect Owner from liabilities for which Contractor is responsible and that result from:

(a)	defective construction work or materials not remedied in accordance with the terms of this Agreement;

(b)	failure to comply with other material provisions of this Agreement, including failure by Contractor to pay liquidated damages as due;

(c)	third party claims filed or reasonable evidence that a claim will be filed;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	failure of Contractor to make timely payments to Contractor Parties for labor, equipment and materials provided that Owner has made all payment then required in accordance with this Agreement;

(e)	damage to Owner or Owner’s property, including the Project, caused by Contractor or a Contractor Party; or

(f)	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Price.

6.8.2 To the extent Contractor is able to cure, remedy or remove any circumstances set forth in Section 6.6 for which Owner has made a withholding such that Owner has not suffered any liabilities or no longer has any risk of liabilities arising from or relating to the circumstances originally justifying any withholding, Contractor shall include such evidence reasonably requested by Owner demonstrating the cure, remedy or removal of such condition with Contractor’s next Contractor’s Invoice submitted following the cure, remedy or removal of such circumstances. Provided Owner verifies such cure, remedy or removal, Owner shall remit to Contractor such withheld amounts, minus any liabilities incurred by Owner for which Contractor is responsible under this Agreement, together with the next Milestone Payment for which the related Contractor’s Invoice was submitted.

6.9 Disputes Regarding Payments. Failure by Owner to pay any amount disputed in good faith until resolution of such dispute in accordance with this Agreement shall not alleviate, diminish, modify or excuse the performance of Contractor nor relieve Contractor’s obligations to perform hereunder nor, for the avoidance of doubt, constitute an Owner Event of Default. Contractor’s acceptance of any payment (including the Final Completion Payment), and Owner’s payment of any amount under dispute, shall not be deemed to constitute a waiver of amounts that are then in dispute. Contractor and Owner shall use reasonable efforts to resolve all disputed amounts reasonably expeditiously and in any case in accordance with the provisions of Article 30. No payment made hereunder shall be construed to constitute acceptance or approval of that part of the Work to which such payment relates or to relieve Contractor of any of its obligations hereunder. If a Contractor’s Invoice was properly submitted in accordance with all of the provisions of this Agreement and amounts disputed by Owner in regards to such invoice are later resolved in favor of Contractor, Owner shall pay interest on such disputed amounts due to Contractor at the Contract Interest Rate, from the date on which the payment was originally due pursuant to such invoice until the date such payment was received by Contractor. If amounts disputed have been paid by Owner are later resolved in favor of Owner, Contractor shall refund any such payment and pay interest on such payment at the Contract Interest Rate, from the date on which the payment was originally made by Owner until such refunded payment is received by Owner.

6.10 Punchlist Holdback. After Mechanical Completion, as Contractor completes the items on the Punchlist (or is deemed to have completed items on the Punchlist), the Parties shall confirm which items have been completed (or deemed completed) pursuant to the terms of Section 13.1.2, and Owner shall release to Contractor on a weekly basis the Punchlist Amounts from the Punchlist Holdback for such completed (or deemed completed) items in accordance with the applicable Punchlist.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.11 Set-Off. Either Party may at any time, but shall be under no obligation to, set-off any and all undisputed sums due from the other Party against undisputed sums due to such Party hereunder.

7.	COMMENCEMENT AND SCHEDULING OF THE WORK

7.1 Effectiveness of Agreement. The Agreement shall be effective as of the date of execution (such date being the “Effective Date”).

7.2 Limited Notice to Proceed. Execution of this Agreement shall be deemed a limited notice to proceed (“Limited Notice to Proceed”). Pursuant to such Limited Notice to Proceed, Contractor shall commence with the LNTP Work. “LNTP Work” shall mean the minimal amount of the Work that Contractor, in its sole discretion, deems necessary to ensure that Contractor is able to complete the Work in accordance with the Contract Schedule and all Milestone Dates; provided that Contractor shall exert commercially reasonable efforts to minimize the amount of LNTP Work needed. Owner shall be obligated to pay Contractor for Contractor’s actual and substantiated costs reasonably incurred by Contractor in performing the LNTP Work with no markup or overhead; provided that in no event shall Owner’s liability in connection with the LNTP Work exceed Two Hundred and Twenty-Five Thousand Dollars ($225,000.00) (“LNTP Work Cost Cap”). Contractor shall invoice Owner for the LNTP Work in accordance with Section 6.3 and shall provide reasonable supporting evidence regarding any invoiced amounts. Owner shall pay any undisputed amounts due in connection with the LNTP Work in accordance with Section 6.5. For the avoidance of doubt, any amounts paid by Owner in connection with the LNTP Work shall be credited against the Contract Price.

7.3 Notice to Proceed.

7.3.1 Contractor shall commence with the Work upon receipt from Owner of a written “Notice to Proceed.”

7.3.2 Owner shall not issue the Notice to Proceed until it has received all Required Regulatory Approval. “Required Regulatory Approval” means, as determined by Owner in its sole discretion, all approvals necessary from the Georgia Public Service Commission in order for Owner to operate the Project as intended. Owner shall exert commercially reasonable efforts to obtain all Required Regulatory Approval and shall issue the Notice to Proceed promptly upon receipt of all Required Regulatory Approval; provided, however, that if the Required Regulatory Approval includes any regulatory conditions that require an amendment to the Agreement or a Change Order, Owner shall not be required to issue the Notice to Proceed until such amendment or Change Order is completed or agreed upon by the Parties pursuant to Section 15.5. For the avoidance of doubt, if Owner issues the Notice to Proceed on or before August, 1, 2015, Contractor shall not be entitled to a Change in Work (including any adjustment to the Contract Schedule, the Milestone Dates or the Contract Price) and, for the avoidance of doubt, Owner’s issuance of the Notice to Proceed in accordance with this Section 7.3.2 shall not constitute an Owner-Caused Delay or Force Majeure Event

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.4 Delayed Notice to Proceed and LNTP Supplemental Plan.

7.4.1 If Owner is unable to obtain the Required Regulatory Approval of the Project (without any adverse regulatory conditions) on or before July 21, 2015, Contractor shall provide to Owner in writing an LNTP Supplemental Plan on or before July 23, 2015. The “LNTP Supplemental Plan” shall be a written plan detailing those portions of the Work required during the thirty (30) day period commencing on August 1, 2015 that are required in order for Contractor to maintain the Contract Schedule and all Milestone Dates (such work being the “LNTP Supplemental Plan Work”) and such plan shall include an estimate of the cost required to perform such Work (such cost estimate, the “LNTP Supplemental Plan Cost Cap”). Owner shall provide Notice to Contractor on or before July 31, 2015 whether Owner, in its sole discretion, authorizes the Work pursuant to the LNTP Supplemental Plan. If Owner approves the LNTP Supplemental Plan and issues the Notice to Proceed on or before August 31, 2015, Contractor shall not be entitled to a Change in Work (including any adjustment to the Contract Schedule, the Milestone Dates or the Contract Price) and, for the avoidance of doubt, Owner’s issuance of the Notice to Proceed in accordance with this Section 7.4.1 shall not constitute an Owner-Caused Delay or Force Majeure Event.

7.4.2 Owner may request that Contractor provide a second LNTP Supplemental Plan on or before August 24, 2015. Owner shall provide Notice to Contractor on or before August 31, 2015 whether it authorizes the Work pursuant to the second LNTP Supplemental Plan. If Owner approves the second LNTP Supplemental Plan and issues the Notice to Proceed on or before September 30, 2015, Contractor shall not be entitled to a Change in Work (including any adjustment to the Contract Schedule, the Milestone Dates or the Contract Price) and, for the avoidance of doubt, Owner’s issuance of the Notice to Proceed in accordance with this Section 7.4.2 shall not constitute an Owner-Caused Delay or Force Majeure Event.

7.4.3 During the performance of any LNTP Supplemental Plan Work, Contractor shall make commercially reasonable efforts to minimize the amount of costs it incurs.

7.4.4 Owner shall only be obligated to pay Contractor for Contractor’s actual and substantiated costs reasonably incurred by Contractor in performing the LNTP Supplemental Plan Work, with no markup or overhead; provided that in no event shall Owner’s liability in connection with the LNTP Supplemental Plan Work exceed the applicable LNTP Supplemental Plan Cost Cap. Contractor shall invoice Owner for the LNTP Supplemental Plan Work in accordance with Section 6.3 and shall provide reasonable supporting evidence regarding any invoiced amounts. Owner shall pay any undisputed amounts due in accordance with Section 6.5. For the avoidance of doubt, any amounts paid by Owner in connection with an LNTP Supplemental Plan shall be credited against the Contract Price.

7.4.5 If Owner issues the Notice Proceed after August 1, 2015 but has not authorized the LNTP Supplemental Plan(s) (as applicable), Contractor shall be entitled to request an equitable adjustment to the Contract Schedule, Milestone Dates and Contract Price to the extent that the foregoing are directly impacted by Owner’s delay in issuance of the Notice to Proceed and, in such case, Contractor shall not be obligated to perform the Work until the Parties reach mutual agreement with respect to such request.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.4.6 Owner shall be entitled to terminate the Agreement at any point prior to the issuance of the Notice to Proceed. In the event of a termination pursuant to this Section 7.4.6, the following shall be Owner’s sole liability:

(a)	In the event that Owner has not approved any LNTP Supplemental Plan, Owner’s sole liability shall be Contractor’s actual and substantiated costs reasonably incurred by Contractor in performing the LNTP Work with no markup or overhead but in no event greater than the LNTP Work Cost Cap.

(b)	In the event that Owner has approved an LNTP Supplemental Plan(s), Owner’s sole liability shall be Contractor’s actual and substantiated costs reasonably incurred by Contractor in performing the LNTP Work and the LNTP Supplemental Plan Work with no markup or overhead but in no event greater than the sum of the LNTP Work Cost Cap and the LNTP Supplemental Plan Cost Cap(s).

7.5 Scheduling of the Work.

7.5.1 The Contract Schedule shall represent a practical plan to achieve Mechanical Completion and Substantial Completion on or before the Guaranteed Substantial Completion Date. The Guaranteed Substantial Completion Date, not the Contract Schedule, shall control in the determination of any Delay Liquidated Damages. Contractor shall prepare and keep current a schedule of submittals as required by this Agreement and that is coordinated with the Contract Schedule.

7.5.2 The Contract Schedule shall meet the following requirements: (i) all schedules, must be suitable for monitoring the progress of the Work, (ii) all schedules must provide necessary data about the timing for Owner decisions and all Owner milestones and (iii) all schedules must be in sufficient detail to demonstrate adequate planning for and completion of the Work.

7.5.3 Acceptance or review of comments about any schedule shall not transfer responsibility for any schedule to Owner, or imply its agreement with (i) any assumption upon which such schedule is based or (ii) any matter underlying or contained in such schedule.

7.5.4 Time is of the essence in the performance of each provision of this Agreement.

7.6 Progress Reporting. From and after issuance of the Notice to Proceed until the Substantial Completion Date, Contractor shall prepare reports as specified in Sections 12.4 and 12.5 and 12.6 of Exhibit V. Owner shall be permitted to amend Exhibit V to reflect any reporting requirements imposed by the Georgia Public Service Commission.

8.	FORCE MAJEURE EVENT

8.1 Certain Events. No failure or omission to carry out or observe any of the terms, provisions or conditions of this Agreement shall give rise to any claim against a Party, or be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

deemed to be a breach or an Event of Default under this Agreement, if such failure or omission shall be caused by or arise out of a Force Majeure Event. Notwithstanding anything to the contrary in the foregoing, the obligation to pay money in a timely manner in accordance with the terms hereof shall not be subject to the Force Majeure Event provisions hereof.

8.2 Notice of Force Majeure Event. If a Party’s ability to perform its obligations under this Agreement is affected by a Force Majeure Event, the Party claiming relief shall as soon as practical but no later than five (5) Business Days after the date on which the affected Party has actual knowledge of a Force Majeure Event first prevents or delays performance under this Agreement, give Notice (a “Delay Notice”) describing in detail the particulars of the occurrence giving rise to the claim, including an estimate of the event’s anticipated duration and effect (if reasonably estimable) upon the performance of its obligations, and any action being taken to avoid or minimize its effect. The Party claiming relief due to a Force Majeure Event shall have a continuing obligation to deliver to the other Party regular updated reports and any additional documentation and analysis supporting its claim regarding a Force Majeure promptly after such information becomes available to such Party. If a Party fails to timely Notify the other Party as provided in this Section 8.2 with respect to a Force Majeure Event, such Party’s failure to timely Notify the other Party of a Force Majeure Event, shall constitute a waiver of such Party’s right to relief due to such Force Majeure Event.

8.3 Scope of Suspension; Duty to Mitigate. The suspension of, or impact on, performance due to a Force Majeure Event shall be of no greater scope and no longer duration than is required by such event; provided, that any such suspension shall be at a minimum, on a day-for-day basis, for the period of time of delay due to such Force Majeure Event. The Party claiming relief due to a Force Majeure Event shall use its commercially reasonable efforts:

8.3.1 to limit the duration of any suspension or delay in, or other impact to the performance of its obligations under this Agreement; and

8.3.2 to continue to perform its obligations hereunder not affected by such event.

When the Party claiming relief due to a Force Majeure Event is able to resume performance of its obligations under this Agreement, such Party shall give the other Party Notice to that effect. Following the occurrence of a Force Majeure Event, Owner shall be entitled to request that Contractor take actions to mitigate any schedule delays caused by the Force Majeure Event (“Schedule Mitigation Measures”). In the event that the Parties agree to any Schedule Mitigation Measures (which shall include the specified costs for such measures), Owner shall pay Contractor the agreed upon amount according to an agreed upon payment schedule to compensate Contractor for such Schedule Mitigation Measures.

8.4 Contractor’s Remedies.

8.4.1 Force Majeure Event. As Contractor’s remedy for the occurrence of a Force Majeure Event, Contractor shall be entitled to the following relief: if Contractor is delayed due to such Force Majeure Event, despite Contractor’s commercially reasonable efforts to mitigate any delays pursuant to Section 8.3(a), the Guaranteed Substantial Completion Date shall

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

be correspondingly extended on a day-for-day basis, by the period of time of delay due to such Force Majeure Event and, for the avoidance of doubt, if any such Force Majeure Event prevents Contractor from having the Project Placed in Service prior to January 1, 2017, Owner shall not be entitled to the Contract Price adjustment set forth in Section 5.4.4.

8.4.2 Changes In Work. Upon the occurrence of a Force Majeure Event for which Contractor is entitled to a change in the Guaranteed Substantial Completion Date and any related modifications to the Work, Contractor and Owner shall prepare a Change Order in accordance with Article 15.

9.	SUBCONTRACTORS

9.1 Use of Subcontractors. The Parties acknowledge and agree that Contractor shall be entitled to engage Subcontractors in respect of the performance of the Work or portion thereof. Contractor shall be solely responsible for paying each Subcontractor for services, equipment, material or supplies in connection with the Work. Subcontractors may include any affiliate of Contractor.

9.2 Owner Consent. Contractor shall not be required to obtain the consent of Owner or deliver any Notice to Owner prior to engaging any Subcontractor other than a Major Subcontractor. The engagement by Contractor of any Major Subcontractor (other than those set forth in Exhibit K) shall be subject to the prior written consent of Owner, which shall not be unreasonably delayed, conditioned or withheld; provided, if Owner fails to respond within ten (10) Business Days to the request for any additional Major Subcontractors to be added to the list, such Subcontractor shall be deemed to be added to the list of Major Subcontractors. As a condition to Owner giving its approval to additions to Exhibit K, Contractor shall provide to Owner such information as is reasonably available on the proposed Major Subcontractor’s experience, safety and net worth as Owner may reasonably request.

9.3 Assignment. No Subcontract or purchase order shall bind or purport to bind Owner. Owner shall not be deemed by virtue of this Agreement to have any contractual obligation to or relationship with any Subcontractor, but each Subcontract and purchase order with a Major Subcontractor shall provide, without requiring the prior consent of the relevant Major Subcontractor, for assignment and delegation of such Subcontracts by Contractor to Owner. If Owner elects to assume by assignment any Subcontract or purchase order with a Major Subcontractor as described in this Section 9.3, then (a) Contractor shall enter into reasonable assignment documentation requested by Owner which may be required to effect such assignment by Owner; and (b) the Parties shall clearly delineate Contractor’s responsibility to indemnify Owner for liabilities arising under such Subcontract prior to the date Owner assumes such Subcontract and Owner’s responsibility to indemnify Contractor for liabilities arising under such Subcontract after the date Owner assumes such Subcontract.

9.4 Effect of Subcontracts. No subcontracting of the Work shall (i) relieve Contractor of its duties, responsibilities, obligations or liabilities hereunder, (ii) relieve Contractor of its responsibility for the performance of any work rendered by any such Subcontractor or (iii) create any relationship between Owner, on the one hand, and any Subcontractor, on the other. As between Owner and Contractor, Contractor shall be solely responsible for the acts, omissions or defaults of its Subcontractors and their employees and agents (with the acts, omissions and defaults of its Subcontractors and their employees and agents being attributable to it).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.	LABOR RELATIONS

10.1 General Management of Employees. Notwithstanding the provisions of Section 10.2, Contractor shall preserve its rights to exercise and shall exercise its management rights in performing the Work. Such management rights shall include the rights to hire, discharge, promote and transfer employees; to select and remove persons or supervision; to establish and enforce reasonable standards of production; to introduce labor saving Project Hardware; to determine the number of craftsmen necessary to perform a task, job or project; and to establish, maintain and enforce rules and regulations conducive to efficient and productive operations.

10.2 Personnel Documents. Contractor shall ensure that at the time of hiring and at all times while on the Site, all Contractor Parties performing the Work on the Site are in possession of all such documents as may be required by any and all Applicable Laws.

11.	INSPECTION

11.1 Inspection.

11.1.1 Owner and its representatives (including Owner’s Engineer), [***] Representatives and the [***] Representative shall have the right to reasonably observe and inspect the Work at the Site, including design drawings and documents with respect to all aspects of the Project (including Contractor’s Interconnection Facilities), including all Contractor Deliverables, or the factories or other locations of any Supplier, such observations and inspections to be arranged at reasonable times. Subject to the terms of this Agreement or any Subcontract, in no case shall Contractor or any Subcontractor be obligated to disclose any of its know-how, trade secrets or other proprietary information.

11.1.2 Contractor shall provide Owner and its representatives (including Owner’s Engineer) with reasonable advance notice of any factory acceptance tests or other similar tests being performed by its Major Subcontractors that supply the inverters, transformers, PV modules, PV interconnection Switchgear or PVCS at the relevant off-Site locations and Owner and its representatives (including Owner’s Engineer) shall, subject to entering into a non-disclosure agreement with such Major Subcontractor, if required, have the right to attend and observe such tests; provided that Owner shall be solely responsible for all costs associated with Owner or it representatives attending such off-Site tests. Subject to the terms of this Agreement or any Subcontract, in no case shall Contractor or any Subcontractor be obligated to disclose any of its know-how, trade secrets or other proprietary information in connection with any such attendance or observation of such tests.

11.1.3 Owner reserves the right, but shall not be obligated, to appoint an inspector (the “Inspector”) to follow the progress of the Work. Owner may designate the Owner Representative or Site Representative to serve as the Inspector. The inspection by the Inspector shall not relieve Contractor of any responsibility for furnishing and installing the Project Hardware or performing the Work in accordance with this Agreement. Inspection by the Inspector shall not be deemed to be supervision by Owner of Contractor or any Contractor Party,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

but shall be only for the purpose of reviewing the Project Hardware and the Work. The Inspector may report to the Contractor any unsafe or improper conditions or practices observed at the Site and Contractor shall take action pursuant to this Agreement to correct such conditions or practices. Notwithstanding Section 11.1(a), subject to the Inspector having completed Contractor’s safety training, the Inspector shall have free access to the Project Hardware and the Work at the Site during all hours that Contractor or its Subcontractors are on Site performing Work and the Inspector may observe the Work at the Site during such time period subject to compliance with Contractor’s Safety Procedures.

(a)	Prior to Substantial Completion, Owner may reject any Work (including any Project Hardware) that does not comply with the Agreement and the requirements hereunder. Any acceptance, approval or any failure to reject by Owner shall in no event to be deemed to constitute acceptance of the Work for any purposes of this Agreement. If Owner’s inspection reveals any such non-compliance or any other defects in any portion of Work and Owner submits a written request to Contractor to correct such defective Work, Contractor shall promptly replace or reperform all portions of such rejected Project Hardware and Work to be in compliance with this Agreement.

12.	COMMISSIONING AND TESTING

12.1 Commissioning Plan. Contractor shall develop a commissioning plan in accordance with Exhibit H (“Commissioning Plan”) and shall provide a Commissioning Plan, for Owner’s review and approval, as soon as reasonably practicable (but in no event later than sixty (60) days prior to the commencement of commissioning of the Project). Owner shall have thirty (30) days from the date it receives the Commissioning Plan to review and provide comments to Contractor. Contractor shall incorporate all of Owner’s reasonable comments into the final Commissioning Plan, which shall be approved by Owner (such approval not to be unreasonably withheld). If Owner fails to provide its comments within such thirty (30) day period, then Owner shall be deemed to have approved the Commissioning Plan. Contractor shall perform its commissioning activities in accordance with the final approved Commissioning Plan. Subject to Section 11.1, Owner and GPSC Representative shall have the right to be present during any commission activities performed pursuant to this Agreement.

12.2 Test Procedures and Schedule

12.2.1 Performance Test Procedures. Contractor shall develop the Performance Test Procedures (for both the Five Consecutive Day Operational Test and the Five Day Performance Ratio Test) in accordance with Exhibit H and shall provide the Performance Test Procedures for Owner’s review and approval, as soon as reasonably practicable after Contractor’s receipt of the Notice to Proceed (but in no event later than sixty (60) days prior to the commencement of the first Performance to be conducted by Contractor hereunder). Owner shall have thirty (30) days from the date it receives the Performance Test Procedures to review and provide comments to Contractor. Contractor shall incorporate all of Owner’s reasonable comments into the final Performance Test Procedures, which shall be approved by Owner (such approval not to be unreasonably withheld). If Owner fails to provide its comments within such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

thirty (30) day period, then Owner shall be deemed to have approved the Performance Test Procedures. Contractor shall perform each Performance Test in accordance with the final approved Performance Test Procedures.

12.2.2 Performance Test Schedule. Contractor shall give advance Notice to Owner of the first Performance Tests at least fourteen (14) days prior to commencing such test. Contractor shall keep Owner continuously apprised of the schedule for Performance Tests and changes in the schedule, the commencement and performance of Performance Tests, and shall give Owner at least two (2) Business Days advance Notice of the re-performance of any Performance Test.

12.2.3 Performance Tests. Contractor shall conduct the Performance Tests for the Project in accordance with this Article 12 (including the Performance Test Procedures) and Exhibit H. Contractor shall provide on-line, real-time access to the Performance Test data to Owner, Owner’s Engineer (if applicable) at all times throughout the performance of the Performance Tests. Contractor must submit a test report for each Performance Test within three (3) Business Days after the completion thereof to Owner and Owner’s Engineer (if applicable), which test report shall include a summary of the applicable Performance Test results, including all calculations.

12.2.4 Test Observation. Subject to Section 11.1, Owner and GPSC Representative shall have the right to be present during the Performance Tests conducted in accordance with this Article 12.

12.3 Output During Start-Up, Testing and Commissioning. At all times during start-up, testing, and commissioning of the Project, the Project’s output of electricity and all Environmental Attributes attributable thereto shall be owned by Owner. Any output of electricity and any Environmental Attributes attributable thereto generated by the Project at any time, and all proceeds from the sale thereof, shall be the property of Owner.

13.	SUBSTANTIAL COMPLETION AND FINAL COMPLETION

13.1 Punchlist.

13.1.1 Creation of Punchlists.

(a)

When Contractor believes that the Project has achieved Mechanical Completion and is ready for start-up, Contractor may prepare and submit to Owner a working outstanding items list, which list (a “Working Outstanding Items List”), may include those items of Work remaining to be completed. Each Party acknowledges that any such Working Outstanding Items List is not a Punchlist, regardless of any title or moniker written thereon. Initially, such Working Outstanding Items List may serve as a working tool for Contractor to track all outstanding Work, and such Working Outstanding Items List may include not only Non-Critical Deficiencies but other uncompleted or defective Work which would not otherwise qualify as a Non-Critical Deficiency; provided, however, that any such inclusion shall be solely to accommodate

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Contractor and shall act neither as an agreement by Owner that such item qualifies as a Non-Critical Deficiency nor waive Owner’s right to require all defective Work or otherwise uncompleted Work which would not qualify as a Non-Critical Deficiency to be completed as a requirement to achieving Mechanical Completion.

(b)	Once Contractor believes that a finalized punchlist containing only Non-Critical Deficiencies is ready for Owner review and approval, Contractor and Owner shall jointly walk-down the Project and confer together as to the items which should be included on the finalized punchlist. Contractor shall then update the Working Outstanding Items List or create a new list to reflect the result of such joint walk down and deliver the same to Owner for its review and approval, which submitted list shall be explicitly designated as the “Proposed Punchlist”. Such Proposed Punchlist shall include only Non-Critical Deficiencies and shall include a Punchlist Amount for the completion or repair of each such Non-Critical Deficiency.

(c)	If Owner does not deliver any changes to the Proposed Punchlist to Contractor within five (5) Business Days after the later to occur of (a) Contractor’s submission to Owner of such Proposed Punchlist, and (b) the day that the joint walk-down occurred, then such Proposed Punchlist shall be deemed approved. If Owner timely delivers any changes to the Proposed Punchlist to Contractor, then Owner and Contractor shall discuss such changes and Contractor shall deliver a revised Proposed Punchlist to Owner for its review in accordance with this subsection. This procedure shall be repeated until the Proposed Punchlist is approved or deemed to have been approved by Owner. The Proposed Punchlist that is ultimately approved or deemed to have been approved by Owner shall be referred to as the “Punchlist”. If the Punchlist is not approved or deemed to have been approved by Owner pursuant hereto by the Guaranteed Substantial Completion Date, the Proposed Punchlist as modified by Owner shall be deemed the Punchlist for all purposes hereunder until the Parties resolve such dispute and otherwise finalize the Punchlist. Contractor shall note on such Punchlist the items under dispute.

13.1.2 Contractor shall proceed promptly to complete and correct all items on the Punchlist. On a weekly basis after the Punchlist is finalized in accordance with Section 13.1.1, Contractor shall revise and update the Punchlist to include the date(s) that items listed on such Punchlist are completed by Contractor and submit such updated Punchlist to Owner for acceptance. Within ten (10) Business Days of receipt of each updated Punchlist Owner shall inspect the completed Non-Critical Deficiencies and acknowledge, by notation on the updated Punchlist, that such item of Work is complete (or dispute completion of the applicable items of Work if not accepted). If Owner does not so inspect and deliver such notations on the updated Punchlist to Contractor (or dispute completion of the applicable items of Work if not accepted) within ten (10) Business Days after Contractor submits the updated Punchlist containing such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Punchlist item to Owner, and Contractor has actually completed and corrected any Punchlist item listed on such Punchlist as being completed, such Punchlist items shall be deemed to have been confirmed as completed by Owner.

13.1.3 Following confirmation (or deemed confirmation) by Owner pursuant to Section 13.1.2 that items on the Punchlist have been completed, Owner shall release to Contractor, the Punchlist Holdback withheld for such completed items in accordance with Section 6.9.

13.2 Substantial Completion. The following are the conditions precedent for the Project to achieve Substantial Completion:

13.2.1 the Project has achieved Mechanical Completion;

13.2.2 the Punchlist shall be in final form or be deemed approved as provided for in Section 13.1.2 and only Non-Critical Deficiencies remain on the Punchlist;

13.2.3 the Five Consecutive Day Operational Test and the Five Day Performance Ratio Test have been Successfully Run;

13.2.4 Owner has received all Contractor Deliverables (if any) as required to be delivered by the Substantial Completion Date pursuant to the Contractor Deliverables Table;

13.2.5 the Project has all Applicable Permits, required for the construction and continuous operation of the Project in accordance with Applicable Laws and

(a)	to the extent required by such permits or Applicable Law, such permits are in the name of Owner;

(b)	copies of each such permit are attached to such certificate;

(c)	the Project is capable of operating in compliance with such permits and Applicable Laws;

13.2.6 the Owner’s Engineer has certified that the Project has been completed in all material respects in accordance with this Agreement and has achieved Substantial Completion; and

13.2.7 no Contractor Liens have been filed against the Project and/or Site; provided that Contractor shall be deemed to have satisfied this Section 13.2.8 if Contractor has elected to bond or satisfy such Contractor Lien (in accordance with Article 27).

13.3 Notice of Substantial Completion. When Contractor believes that it has satisfied all of the conditions to Substantial Completion specified in Section 13.2, Contractor shall deliver to Owner a Notice of Substantial Completion for Owner’s review and approval. Owner shall, within five (5) Business Days after receipt of such Notice, issue an Owner’s Certificate of Substantial Completion for the Project, dated to reflect the Substantial Completion Date, or if Owner rejects Contractor’s Notice of Substantial Completion, respond in writing specifying the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

conditions to Substantial Completion that Contractor has failed to satisfy as the basis for such rejection and Contractor shall take the appropriate corrective action in the event of such failure. Upon completion of such corrective action, Contractor shall provide to Owner a new Notice of Substantial Completion for approval. This process shall be repeated on an iterative basis until Contractor has satisfied the conditions to Substantial Completion, as applicable, that Owner specified as the basis for its rejection and Owner issues an Owner’s Certificate of Substantial Completion, as applicable. If Contractor contends that Owner has improperly required any such corrective action, Contractor shall proceed as directed by Owner in writing, but shall in all events retain its rights to recover any costs, damages and losses in connection therewith pursuant to Article 30. Notwithstanding any time periods that elapse prior to issuance of the Certificate of Substantial Completion, the “Substantial Completion Date” of the Project, shall be the day on which the last of the conditions of Section 13.2 was approved or deemed approved by Owner in accordance with this Section 13.3. If Owner fails to issue Owner’s Certificate of Substantial Completion within five (5) Business Days after receipt of the Notice of Substantial Completion and does not respond in writing within such five (5) Business Day period specifying the conditions to Substantial Completion that Contractor failed to satisfy as the basis for rejection of Contractor’s Notice of Substantial Completion, then Owner shall be deemed to have approved and acknowledged Substantial Completion and issued the Owner’s Certificate of Substantial Completion.

13.4 Final Completion. “Final Completion” shall be deemed to have occurred only if all of the following have occurred:

13.4.1 Substantial Completion shall have been achieved;

13.4.2 all items on the Punchlist shall have been completed by Contractor;

13.4.3 all Contractor’s and Subcontractors’ personnel shall have left the Site, and all Contractor’s and Subcontractors’ (i) surplus materials, (ii) waste materials, (iii) rubbish and (iv) construction facilities other than those to which Owner holds title shall have been removed from the Site;

13.4.4 Owner shall have received all Contractor Deliverables as set forth on the Contractor Deliverables Table;

13.4.5 Contractor shall have delivered to Owner final record drawings of the Project;

13.4.6 Contractor has completed any work required with respect to any claims under the Warranties for which Contractor has been given Notice prior to completion of the Punchlist;

13.4.7 no Contractor Liens in respect of amounts paid to Contractor hereunder shall be outstanding against the Project and Owner shall have received all required Final Lien Waivers under Section 27.2; and

13.4.8 Contractor has completed performance of all other Work on the Project.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.5 Notice of Final Completion. When Contractor believes that it has satisfied all of the conditions to Final Completion specified in Section 13.4, Contractor shall deliver to Owner a Notice of Final Completion for Owner’s review and approval. Owner shall, within five (5) Business Days after receipt of such Notice, issue an Owner’s Certificate of Final Completion, dated to reflect the Final Completion Date, or if Owner rejects Contractor’s Notice of Final Completion, respond in writing specifying the conditions to Final Completion that Contractor has failed to satisfy as the basis for such rejection and Contractor shall take the appropriate corrective action. Upon completion of such corrective action, Contractor shall provide to Owner a new Notice of Final Completion for approval. This process shall be repeated on an iterative basis until Contractor has satisfied the conditions to Final Completion that Owner specified as the basis for its rejection and Owner issues an Owner’s Certificate of Final Completion. If Contractor contends that Owner has improperly required any such corrective action, Contractor shall proceed as directed by Owner in writing, but shall in all events retain its rights to recover any costs, damages and losses in connection therewith pursuant to Article 30. The “Final Completion Date” for the Project shall be the day after the date on which the last of the conditions of Section 13.4 was approved or deemed approved by Owner in accordance with this Section 13.3. If Owner fails to issue Owner’s Certificate of Final Completion within five (5) Business Days after receipt of the Notice of Final Completion and does not respond in writing within such five (5) Business Day period to such Notice of Final Completion specifying the conditions to Final Completion that Contractor failed to satisfy as the basis for rejection of Contractor’s Notice of Final Completion, then Owner shall be deemed to have approved Final Completion.

13.6 Contractor’s Access After Substantial Completion to Achieve Final Completion. Following Substantial Completion, Owner shall provide Contractor with reasonable and timely access to the Project to: (x) complete all remaining items on the Punchlist and (y) satisfy the other requirements with respect to the Project for Final Completion. The Parties expect that Contractor shall accomplish any necessary modification, repairs or additional work with minimal interference with commercial operation of the Project or any portion thereof and that reductions in and shut-downs of all or part of the Project’s operations will be required only when necessary, taking into consideration the length of the proposed reduction or shut-down. Provided that the correction of Non-Critical Deficiencies on the Punchlist do not require a shut-down of all or part of the Project, subject to Applicable Law, Owner agrees to permit Contractor unrestricted access to the Project between sunset and sunrise to perform such Work. Notwithstanding the foregoing, (i) should a reduction in or shut-down of all or part of the Project’s operations be required to complete any items on the Punchlist, then such reduction or shut-down shall be scheduled at the reasonable discretion of Owner, and Contractor shall complete such Work during such Owner scheduled reduction or shut-down. Contractor acknowledges that Owner may schedule such reduction or shut-down at any time including off peak hours, nights, weekends and holidays; provided that, in any event, subject to Applicable Law, Contractor shall be permitted to schedule such a reduction or shut-down between sunset and sunrise, to the extent requested by Contractor; and provided further that the Project is back on-line by sunrise of the next day.

14.	LIQUIDATED DAMAGES

14.1 Delay Liquidated Damages. Contractor agrees that if Substantial Completion is not achieved by the Guaranteed Substantial Completion Date, then Contractor shall pay the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

amount of Delay Liquidated Damages set out in the definition thereof to Owner for each day beginning on the first day after the Guaranteed Substantial Completion Date up to but not including the Substantial Completion Date. Contractor shall pay the net amount (if any) of Delay Liquidated Damages to Owner, subject to the limitations set forth in Article 29, and such amount shall be due and payable within twenty-five (25) days after Contractor’s receipt of Owner’s invoice for such net amount submitted at the end of the month following the missed Guaranteed Substantial Completion Date and each month thereafter until the achievement of Substantial Completion, as applicable.

14.2 Remedial Plan.

14.2.1 Remedial Plan. Without affecting the requirements of Section 7.5, if Contractor fails to achieve any Milestone by the date that is ten (10) days after the date corresponding thereto in the Milestone Payment Schedule, Contractor shall submit a Remedial Plan to Owner, which shall specify the corrective actions Contractor will take and the commencement date of such corrective action, for Owner’s approval, which shall not be unreasonably withheld or delayed. The corrective actions described in the Remedial Plan that Contractor proposes to undertake with respect to the Work must be designed and intended to achieve Substantial Completion by the Guaranteed Substantial Completion Date without a material risk of damaging or diminishing the performance of any of the Work.

14.2.2 Prosecution of Remedial Plan. Contractor shall promptly and diligently pursue completion of the Remedial Plan.

14.3 Sole Remedy; Liquidated Damages Not a Penalty. The amounts, if any, payable under Section 14.1, as limited by Article 29, and the other remedies provided for in this Article 14, shall be the sole and exclusive remedies of Owner for failure of Contractor or the Project to achieve Substantial Completion by the Guaranteed Substantial Completion Date. The Parties agree that Owner’s actual damages in the event of such delays or failures would be extremely difficult or impracticable to determine. After negotiation, the Parties have agreed that the Delay Liquidated Damages are in the nature of liquidated damages and are a reasonable and appropriate measure of the damages that Owner would incur as a result of such delays or failures, and do not represent a penalty.

14.4 Enforceability. The Parties explicitly agree and intend that the provisions of this Article 14 shall be fully enforceable by any court exercising jurisdiction over any dispute between the Parties arising under this Agreement. Each Party hereby irrevocably waives any defenses available to it under law or equity relating to the enforceability of the liquidated damages provisions set forth in this Article 14.

15.	CHANGES IN THE WORK

15.1 Change In Work. A “Change In Work” shall result from one of the following:

15.1.1 changes in the Work required by Owner as further described in Section 15.2;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.1.2 the addition to, modification of, or deletion from the Work (performed or yet to be performed) during the performance of the Work, in all cases, if mutually agreed to by the Parties in writing;

15.1.3 the occurrence of a Force Majeure Event (as and only to the extent permitted by Section 8.4.1); or

15.1.4 an Owner-Caused Delay.

15.2 By Owner. Subject to Section 15.4, Owner shall have the right to make non-material changes in the Work, within the general scope thereof, whether such changes are modifications, alterations or additions to the Work, but in no event shall reductions to the Project’s expected capacity be permitted (each such change, an “Owner-Instituted Change”). All Owner-Instituted Changes shall be made in accordance with this Article 15, shall be documented in accordance with Section 15.4 and shall be considered, for all purposes of this Agreement, as part of the Work. Notwithstanding the foregoing, in no event shall Owner have the right to make any Owner-Instituted Changes, whether individually or in the aggregate, that would result in:

15.2.1 any portion of the Project being located at a site other than the Site;

15.2.2 any adverse effect on any portion of the Project being able to conduct or satisfy any of the tests provided for in this Agreement, including any Performance Test, or any other adverse effect whatsoever on the capacity or energy performance or potential capacity or energy performance of any portion of the Project or the ability of Contractor to cure any shortfalls in such capacity; or

15.2.3 any adverse effect on Contractor’s ability to comply with its Warranty obligations or any of its other obligations under this Agreement or Contractor’s ability to enforce any of its rights and remedies hereunder.

15.3 Adjustment to Dates and Contract Price Due to Force Majeure Events and Owner-Caused Delay. If a Force Majeure Event and Owner-Caused Delay occurs, the Guaranteed Substantial Completion Date and the Contract Price, as applicable, shall be adjusted as and to the extent provided in Section 8.4, as the case may be set forth in the Change Order to which Contractor is entitled.

15.4 Preparation of Change Order.

15.4.1 Due to Owner-Initiated Change In Work or Change in Work Agreed to by the Parties. Upon the occurrence of any of the events set forth in Section 15.1.1 or Section 15.1.2, Owner or Contractor, as applicable, shall provide the other Party with a Notice of the occurrence of such event, and Contractor shall, as soon as practicable, prepare and submit to Owner a preliminary written estimate relating to the proposed Change In Work, including (a) any projected change in the cost of the performance of the Work and any projected modification of the Contract Price occasioned by such Change In Work, (b) the effect such Change In Work could be expected to have on the Milestone Dates, including the Guaranteed Substantial Completion Date and any related modifications to the Work (including adjustments necessary

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

regarding the schedule for performing the Performance Tests in order to provide the necessary stabilization period to mitigate any transient effects on the PV modules resulting from being stored, idled or unutilized), and (c) the potential effect of such Change In Work in respect of the prohibitions set forth in Section 15.2. Contractor’s cost of any such Change in Work shall include and identify all elements of cost (without the cost of each such element) and a total lump sum cost calculated as follows: (x) the actual and substantiated costs reasonably incurred by Contractor (including all Taxes other than Taxes based on Contractor’s net income); plus (y) ten percent (10%) of such costs. All amounts payable pursuant to Change In Work issued or agreed, as applicable, pursuant to this Section 15.4.1, shall be invoiced by Contractor and paid by Owner pursuant to Article 6. Upon Owner’s request, Contractor shall prepare and provide reasonable calculations of any such charges and Subcontractor invoices, time sheets and other documents to support any such costs set forth for any Change In Work. Owner reserves the right to contest the validity or amount of any such costs. If the Parties cannot reach agreement on the matters set forth in a Change In Work pursuant to this Section 15.4.1, then such matter shall be referred to dispute resolution under Article 30.

15.4.2 Due to a Force Majeure Event or Owner-Caused Delay.

(a)	Upon the occurrence of any of the events set forth in Section 15.1.3 or Section 15.1.4, Contractor shall, as soon as practicable, prepare and submit to Owner in accordance with this Article 15 or as otherwise contemplated in Section 15.1 a proposed Change In Work, which shall include (a) any projected change in the Contract Price occasioned by such Change In Work with respect to an Owner-Caused Delay, and (b) the effect such Change In Work could be expected to have on the Guaranteed Substantial Completion Date and any related modifications to the Work, in each case all as and to the extent provided in Section 8.4.1 (with respect to a Force Majeure Event) or as otherwise contemplated in Section 15.1 and as set forth in the Change Order to which Contractor is entitled. With respect to a Force Majeure Event, Owner shall be entitled to require that Contractor expedite the schedule of the Work as a part of a Change of Work instead of a delay in the Contract Schedule, provided that expediting the schedule is not impracticable (taking into account the availability of labor, equipment and materials (though additional cost shall not be a factor if agreed to be paid by Owner pursuant to this Section 15.4.2) and the requirements of Applicable Law or Applicable Permits) and Owner and Contractor agree on the terms of any payment and scope of work for such acceleration of the Work, and upon such agreement, the scheduled dates noted above will not be extended and the Contractor will be required to continue to meet the schedule and perform the Work as agreed to by the Parties. If Contractor and Owner reach agreement on the matters that constitute the Change In Work, then the Parties shall execute a Change Order. If the Parties cannot reach agreement on the matters listed in the Change Order submitted pursuant to this Section 15.4.2, then such matter shall be referred to dispute resolution under Article 30. Contractor shall not be required to perform any Work pursuant to a Change In Work proposed pursuant to this Section 15.4.2, unless and until the Parties have agreed to the terms of payment for any of the Work in the proposed Change In Work.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	The burden of proof as to whether a Force Majeure Event or Owner-Caused Delay has occurred and whether such Force Majeure Event or Owner-Caused Delay permits a Party to seek a Change Order under this Section 15.4.2 shall be upon the Party claiming relief.

15.5 No Change Order Necessary for Emergency. Contractor shall not be obligated or required to obtain an executed Change Order if immediate action is reasonably required to address an emergency, including an emergency which endangers human health or property.

15.6 Change for Contractor’s Convenience. Without limiting Contractor’s obligations to perform the Work in accordance with this Agreement, Contractor shall have the right, at its own cost and expense, to take any action, including changing Project Hardware or making design changes, that is immaterial and generally consistent with this Agreement and that Contractor determines to be reasonably necessary to meet the requirements of this Agreement.

16.	WARRANTIES CONCERNING THE WORK

16.1 Warranties. Contractor warrants to Owner:

16.1.1 Defect Warranty. That all Project Hardware shall:

(a)	be free from defects in material and workmanship;

(b)	be new and unused (when installed) unless the Parties agree otherwise in advance and in writing;

(c)	be of good quality and good condition (when installed); and

(d)	conform to the applicable requirements of the Scope of Work (collectively, the “Defect Warranty”).

16.1.2 Design Warranty. That the design services included as part of the Work furnished by Contractor or any Subcontractors hereunder shall be free from any defects in achieving the design requirements set forth in the Scope of Work (the “Design Warranty”).

16.1.3 Installation Services Warranty. The installation services included as part of the Work furnished by Contractor or any Subcontractors hereunder shall be free from any defects in workmanship (the “Installation Services Warranty”).

16.2 Warranty Periods.

16.2.1 Defect Warranty Period. The warranty period with respect to the Defect Warranty applicable to the Project shall commence on the Substantial Complete Date and expire three (3) years following the Substantial Completion Date (such period, a “Defect Warranty Period”); provided that the Defect Warranty Period for any portion of the Work, Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Hardware, item or part required to be re-performed, repaired, corrected or replaced following discovery of a defect or other non-compliance with the Defect Warranty during the applicable Defect Warranty Period shall continue until the end of the later of (x) the expiration of such Defect Warranty Period and (y) one (1) year from the date of completion of such repair or replacement.

16.2.2 Design Warranty Period. The warranty period with respect to the Design Warranty applicable to the Project shall commence on the Substantial Completion Date and expire three (3) years following the Substantial Completion Date (such period, a “Design Warranty Period”); provided that the Design Warranty Period for any portion of the Work required to be re-performed following discovery of a defect or other non-compliance with the Design Warranty during the Design Warranty Period shall continue until the end of the later of (x) the expiration of such Design Warranty Period and (y) one (1) year from the date of completion of such re-performance.

16.2.3 Installation Services Warranty Period. The warranty period with respect to the Installation Services Warranty applicable to the Project shall commence on the Substantial Completion Date and expire three (3) years following the Substantial Completion Date (such period, an “Installation Services Warranty Period”); provided that the Installation Services Warranty Period for any portion of the Work required to be re-performed following discovery of a defect or other non-compliance with the Installation Services Warranty during the Installation Services Warranty Period shall continue until the end of the later of (x) the expiration of such Installation Services Warranty Period and (y) one (1) year from the date of completion of such re-performance.

16.3 Exclusions. The Defect Warranty, Design Warranty and the Installation Services Warranty shall not apply to:

16.3.1 damage to or failure of any Work or Project Hardware to the extent such damage or failure is caused by:

(a)	a failure by Owner or its representatives, agents or contractors to maintain such Work or Project Hardware in accordance with the recommendations set forth in the Required Manuals (except to the extent such failure is due to Contractor, any Affiliate or Subcontractor of Contractor, or any Affiliate of Contractor’s Subcontractor hereunder or under any Operating and Maintenance Agreement;

(b)	operation of such Work or Project Hardware by Owner or its representatives, agents or contractors in excess of or outside of the operating parameters or specifications for such Work or Project Hardware (except to the extent such failure is due to Contractor, any Affiliate or Subcontractor of Contractor, or any Affiliate of Contractor’s Subcontractor hereunder or under any Operating and Maintenance Agreement; or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)	a Force Majeure Event; provided, that, for the avoidance of doubt, once repair or replacement work has been completed with respect to a Force Majeure Event, the Warranties provided herein shall apply to such Work for the remainder of the Defect Warranty Period, Design Warranty Period or Installation Services Warranty Period, as applicable.

16.4 Enforcement by Owner; Subcontractor Warranties.

16.4.1 Commencing on the expiration of the Defect Warranty Period, Owner shall be entitled to enforce all unexpired original warranties from Subcontractors, and Contractor shall provide reasonable assistance to Owner in enforcing such warranties against Subcontractors, when and as reasonably requested by Owner. In addition, prior to the expiration of the Defect Warranty Period, Owner, at its option and upon prior Notice to Contractor, may enforce the Defect Warranty against any Subcontractor if a Contractor Event of Default exists after the Substantial Completion Date and this Agreement has been terminated in accordance with Article 19.

16.4.2 Contractor shall obtain original defect warranties for all Project Hardware supplied by a Major Subcontractor on commercially reasonable terms and conditions and, with respect to the defect warranties for the PV modules, inverters and racking, shall be for a term no less than that specified in Exhibit A. If a Contractor Event of Default exists and this Agreement has been terminated in accordance with Section 18.2(a), or otherwise at the end of the Defect Warranty Period, Contractor shall assign to Owner (unless previously assigned), or otherwise hold in trust on behalf of Owner until such assignment shall occur, at the request and direction of Owner, all unexpired and assignable original warranties of such Major Subcontractor, subject to the terms and conditions of any such warranties; provided that, notwithstanding such assignment, Contractor shall be entitled to enforce each such warranty to the exclusion of Owner through the earlier of the termination of this Agreement in accordance with Section 18.2(a) and the end of the applicable Defect Warranty Period. Notwithstanding the foregoing, Contractor shall not be obligated to assign any claims of Contractor with respect to any Major Subcontractors then or thereafter existing so long as Contractor is performing its obligations under this Article 16. At Owner’s request, Contractor shall deliver to Owner, at the end of the Defect Warranty Period (unless previously provided), copies of all subcontracts containing such unexpired and assignable warranties of the Major Subcontractor with appropriate redactions of the financial and other terms thereof.

16.5 Correction of Defects.

16.5.1 Notice of Warranty Claim. Subject to Section 16.2 and Section 16.6, if during the Defect Warranty Period, Design Warranty Period or Installation Warranty Period applicable to such Work (as the case may be) the Owner provides Notice to Contractor that any of the Work fails to satisfy the Defect Warranty during the Defect Warranty Period applicable to such Work, the Design Warranty during the Design Warranty Period applicable to such Work or the Installation Services Warranty during the Installation Services Warranty Period applicable to such Work (as the case may be), then Contractor shall have a reasonable opportunity to inspect such claimed defect, and at Contractor’s own cost and expense as promptly as practicable refinish, repair or replace, at its option, such non-conforming or defective part of the Work to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Owner’s reasonable satisfaction in accordance with Prudent Utility Practice, Applicable Law, Applicable Permits, and this Agreement. Additionally, Contractor shall pay the cost of removing any defect, shipping and installation of replacement parts in respect of a defect and the cost of repairing or replacing such part of the Work as shall be necessary to cause the Work to conform to the applicable Warranty. The timing of and the work to be completed with respect to any such remediation or repair shall be subject to Owner’s approval, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing and subject to Section 16.6, if any of the Work shall fail to satisfy the applicable Warranty during the applicable Warranty Period, and such failure endangers human health or property or materially and adversely affects the operation of the Project, Contractor shall correct the failure as soon as is practicable. Notwithstanding anything to the contrary herein, Contractor shall have the right to dispute any Warranty claim.

16.5.2 Correction of Defects by Owner. Contractor may request Owner to perform all or any portion of Contractor’s obligations with respect to any Warranty claim. Upon such request, Owner may elect to perform such obligations in Owner’s sole discretion, and if Owner elects not to perform such obligations, Contractor shall remain obligated to and shall perform such obligations. Contractor shall reimburse Owner for all actual and substantiated costs and expenses reasonably incurred by Owner and its Affiliates to perform Contractor’s obligations with respect to such Warranty claim within twenty-five (25) days after receiving Owner’s request for payment of such costs. If Owner elects to perform such obligations, Owner shall provide Contractor and its representatives with reasonable access to the Project to observe Owner’s and its Affiliates’ or other third party’s performance of the Warranty work.

16.5.3 Failure of Contractor to Perform Warranty Work. If Contractor does not use its reasonable efforts to proceed to complete the Warranty work, or cause any relevant Subcontractor to proceed to complete the Warranty work, required to satisfy any Warranty claim properly asserted under the terms of this Article 16, Owner shall provide Contractor with a written notice (a “Warranty Claim Notice”) detailing the nature of such Warranty claim, and shall provide Contractor with an opportunity to discuss such claim with Owner (including an opportunity for Contractor to describe why Contractor disagrees with such claim). Within five (5) days after receipt of such Warranty Claim Notice, if Owner is not satisfied that such Warranty claim has been adequately remedied or resolved, or continues to disagree with Contractor regarding such Warranty claim, Owner shall give Contractor a further written notice of Owner’s intent to perform itself or cause to be performed by third parties, the work that is the subject of such claim (an “Owner-Performance Notice”). If Contractor fails to commence, or cause any relevant Subcontractor to commence, design, engineering, procurement or other work related to such obligation within five (5) days after its receipt of such Owner-Performance Notice, Owner shall have the right to perform the necessary work or have third parties perform such work and Contractor shall bear the reasonable costs thereof (plus seven percent (7%) of such costs as an allowance for overhead and related costs); provided that Contractor shall be given the opportunity to observe, review and test the performance of such work and/or the results of such work for the purposes of satisfying itself that such work has been correctly performed in accordance with the Scope of Work and the other applicable provisions of this Agreement related to such work that Contractor, had it performed the work itself, would have observed to comply with this Agreement. If any of the Work fails to satisfy the applicable Warranty during the applicable Warranty Period and any such failure occurs under circumstances where there is an immediate need for repairs due to the endangerment of human health or property, Owner may

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

perform such Warranty work for Contractor’s account without prior Notice to Contractor; provided that, if practicable, Owner provides reasonably prompt Notice to Contractor of such immediate need prior to performing such Warranty work and, if reasonably practicable, gives Contractor the opportunity to perform such Warranty work.

16.6 Limitations On Warranties. EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN SECTION 3.1, SECTION 3.14, THIS ARTICLE 16, AND SECTION 17.2.1, CONTRACTOR DOES NOT MAKE ANY OTHER EXPRESS WARRANTIES OR REPRESENTATIONS, OR ANY IMPLIED WARRANTIES OR REPRESENTATIONS, OF ANY KIND IN RESPECT OF PROJECT HARDWARE OR THE WORK, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE. THE REMEDIES PROVIDED FOR IN THIS ARTICLE 16 WITH RESPECT TO PROJECT HARDWARE OR ANY WORK WHICH FAILS TO SATISFY THE DEFECT WARRANTY DURING THE APPLICABLE DEFECT WARRANTY PERIOD, THE DESIGN WARRANTY DURING THE APPLICABLE DESIGN WARRANTY PERIOD OR THE INSTALLATION SERVICES WARRANTY DURING THE APPLICABLE INSTALLATION SERVICES WARRANTY PERIOD (AS THE CASE MAY BE) SHALL BE THE SOLE AND EXCLUSIVE REMEDIES FOR OWNER AS A RESULT OF SUCH FAILURE.

17.	EQUIPMENT IMPORTATION; TITLE

17.1 Importation of Project Hardware. Contractor, at its own cost and expense, shall make all arrangements, including the processing of all documentation, necessary to import the Project Hardware to be incorporated into the Project. In no event shall Owner be responsible for any delays in custom clearance or any resulting delays in performance of the Work; provided, that the Contractor may be relieved there from pursuant to a claim of a Force Majeure Event, to the extent applicable.

17.2 Title.

17.2.1 Condition. Subject to Section 17.2.2, Contractor warrants good and marketable title, free and clear of all liens, claims, charges, security interests, and encumbrances whatsoever (other than those created by Owner, any third-party (other than a Subcontractor or Affiliate of Contractor or any of its subcontractors) or that result from Owner’s failure to pay Excluded Taxes hereunder), to all Work, Project Hardware and other items furnished by Contractor or any of the Subcontractors that become part of the Project or that are to be used for the operation, maintenance or repair thereof.

17.2.2 Transfer. Title to the Project Hardware and other items that become part of the Project shall pass to Owner in accordance with Section 17.2.1 upon the earlier of (i) payment for such Project Hardware or other items or (ii) delivery of such Project Hardware or other items to the Site.

17.2.3 Custody During Performance. Contractor shall have care, custody, risk of loss, and control of all Project Hardware and other items that have been installed until the earlier of (i) the Substantial Completion Date and (ii) the date of termination of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17.3 Transfer of Care, Custody and Control.

17.3.1 Upon Turnover. On the Substantial Completion Date, Owner shall take complete possession, care, custody, risk of loss and control and assume responsibility for the daily ownership, operation and maintenance of the Project.

17.3.2 Upon Early Termination. Upon the termination of this Agreement, Owner shall have care, custody and control of all Project Hardware and other items that have been installed as part of the Project.

18.	DEFAULTS AND REMEDIES

18.1 Contractor Events of Default. Contractor shall be in default of its obligations pursuant to this Agreement upon the occurrence of any one or more events of default set forth below (each, a “Contractor Event of Default”):

18.1.1 Contractor or Contractor’s Surety becomes Bankrupt;

18.1.2 Contractor assigns or transfers this Agreement or any right or interest herein except in accordance with Article 25;

18.1.3 Contractor fails to maintain any insurance coverages required of it in accordance with Article 20 and Contractor fails to remedy such breach within thirty (30) days after the date on which Contractor first receives a Notice from Owner with respect thereto, except such thirty (30) day limit shall be extended if: (i) curing such failure reasonably requires more than thirty (30) days; and (ii) Contractor commences such cure within such thirty (30) day period and diligently prosecutes and completes such cure within sixty (60) days thereafter;

18.1.4 Contractor fails to perform any provision of this Agreement providing for the payment of money to Owner, except for any amounts disputed by Contractor in good faith, and such failure continues for twenty (20) days after Contractor has received a Notice of such payment default from Owner;

18.1.5 Contractor fails to perform any material provision of this Agreement not otherwise addressed in this Section 18.1 and such failure continues for thirty (30) days after Notice from Owner, except such thirty (30) day limit shall be extended if: (i) curing such failure reasonably requires more than thirty (30) days; and (ii) Contractor commences such cure within such thirty (30) day period and diligently prosecutes and completes such cure within sixty (60) days, in each case after the date on which Contractor first receives a Notice from Owner with respect thereto;

18.1.6 Contractor’s liability for Delay Liquidated Damages exceeds the relevant cap amounts set forth in Section 29.2.2;

18.1.7 Contractor fails to maintain the Performance and Payment Bonds in accordance with Section 3.17;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.1.8 Contractor’s Surety defaults in the performance of its obligations under the Performance and Payment Bonds; or

18.1.9 Contractor voluntarily and completely ceases Work for a period of thirty (30) consecutive days and Contractor fails to resume the Work within thirty (30) days after the date on which Contractor first receives a Notice from Owner with respect thereto.

18.2 Owner’s Rights and Remedies. If a Contractor Event of Default occurs, subject to Article 29, Owner shall have the following rights and remedies and may elect to pursue any or all of them, in addition to any other rights and remedies that may be available to Owner hereunder, and Contractor shall have the following obligations:

18.2.1 Owner may terminate this Agreement after having given ten (10) Business Days prior Notice of such termination to Contractor, in which case, Owner shall be compensated in accordance with Section 19.1 and Contractor shall have the following obligations:

(a)	if Owner terminates this Agreement in accordance with the provisions hereof, Contractor shall stop Work, enter into no further obligations related thereto and withdraw from the Site, shall remove such materials, equipment, tools, and instruments used by and any debris or waste materials generated by any Contractor Party in the performance of the Work as Owner may direct, and Owner may take possession of any or all Contractor Deliverables necessary for completion of the Work (whether or not such Contractor Deliverables are complete);

(b)	upon receipt of written Notice from Owner of termination of this Agreement pursuant to Section 18.1, Contractor shall not enter into further subcontracts and purchase orders; and (b) at Owner’s instruction, to the extent Contractor may do so under the terms of such Subcontract, assign its rights under all Subcontracts to Owner or Owner’s designee;

18.2.2 Owner may proceed against the Performance and Payment Bonds;

18.2.3 Owner may seek equitable relief solely to cause Contractor to take action, or to refrain from taking action pursuant to this Agreement; and

18.2.4 Owner may pursue the dispute resolution procedures set forth in Article 30 to enforce the provisions of this Agreement and to seek actual direct damages subject to the limitations of liability set out in this Agreement.

18.3 Owner Event of Default. Owner shall be in default of its obligations pursuant to this Agreement upon the occurrence of any one or more events of default set forth below (each, an “Owner Event of Default”):

18.3.1 Owner becomes Bankrupt;

18.3.2 Owner fails to perform any material provision of this Agreement not otherwise addressed in this Section 18.3 and such failure continues for thirty (30) days after

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Notice from Contractor, except such thirty (30) day limit shall be extended if: (i) curing such failure reasonably requires more than thirty (30) days; and (ii) Owner commences such cure within such thirty (30) day period and diligently prosecutes and completes such cure within sixty (60) days, in each case after the date on which Owner first receives a Notice from Contractor with respect thereto;

18.3.3 Owner assigns or transfers this Agreement or any right or interest herein, except in accordance with Article 25; or

18.3.4 Owner fails to perform any provision of this Agreement providing for the payment of money to Contractor and such failure continues for sixty (60) days after Owner has received a Notice of such payment default from Contractor.

18.4 Contractor’s Rights and Remedies. If an Owner Event of Default occurs, subject to Article 29, Contractor shall have the following rights and remedies and may elect to pursue any or all of them, in addition to any other rights and remedies that may be available to Contractor hereunder:

18.4.1 Contractor may terminate this Agreement after having given ten (10) Business Days prior Notice of such termination to Owner (in which event Contractor shall be compensated in the manner described in Section 19.2);

18.4.2 Contractor may pursue the dispute resolution procedures set forth in Article 30 to enforce the provisions of this Agreement and to seek actual direct damages subject to the limitations of liability set out in this Agreement; and

18.4.3 Contractor may suspend the Work by giving Notice of such suspension to Owner; provided that such Notice of suspension may be given by Contractor either concurrently or at any time after the Notice described in Section 18.3(d).

Notwithstanding anything to the contrary in this Section 18.4 and without limiting any of Contractor’s other rights pursuant to this Section 18.4, if Owner shall fail to pay any amount due to Contractor hereunder that is not in dispute and such failure has not been cured in full within ten (10) days after Owner receives Notice from Contractor that it failed to pay such payment by the due date, Contractor may suspend performance of the Work until the undisputed portion of such unpaid amount has been paid to Contractor in full.

18.5 Suspension. Owner may, in its sole discretion, order Contractor to suspend the Work, in whole or in part, for a period of time as Owner may determine. The suspension shall commence on the day specified in Owner’s Notice which shall be at least fifteen (15) Business Days after Owner Notifies Contractor concerning such suspension. Upon the commencement of the suspension, Contractor shall stop the performance of the suspended Work except as may be necessary to carry out the suspension and protect and preserve the Work completed prior to the suspension. The provisions of this Agreement related to Owner-Caused Delays shall be applicable to any suspension by Owner pursuant to this Section 18.5. Contractor shall initiate the resumption of any suspended Work within twenty (20) Business Days after Owner gives Contractor Notice to do so and shall use its commercially reasonable efforts to resume the Work fully as soon as reasonably practicable.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.6 Stop or Slow Work Directive.

18.6.1 Notwithstanding Section 18.5, Owner may issue a stop work or slow work directive where, in the reasonable judgment of Owner:

(a)	Contractor or any Subcontractor is performing the Work materially contrary to the conditions and terms of this Agreement;

(b)	Continued work could cause damage, or render remedial action ineffective for any Work or Project Hardware provided by Contractor or Subcontractors; or

(c)	A safety issue arises that is an imminent threat to Person(s) or property.

18.6.2 Upon receipt of a stop work or slow work directive, Contractor and all Subcontractors shall cease or slow operations, as applicable, including shipments on any specified Project Hardware or Work, to the extent stipulated by the stop or slow work directive. Contractor and Subcontractors shall not resume Work on an activity described in a stop or slow work directive until Contractor has obtained a written authorization from Owner.

19.	TERMINATION

19.1 Termination and Damages for Contractor Event of Default. Subject to Article 29 and except as set forth in Section 19.1, upon a termination of this Agreement in accordance with Section 18.2.1, Owner shall be entitled to recover from Contractor, as damages for loss of bargain and not as a penalty, (and in addition to all other amounts Owner is entitled to recover under this Agreement, including any liquidated damages accrued prior to such termination) an amount equal to the actual and substantiated costs reasonably incurred to complete the Work (including compensation for obtaining a replacement contractor required as a consequence of such Contractor Event of Default) minus the unpaid portion of the Contract Price that would have been payable to Contractor but for such Contractor Event of Default; provided however, that if the unpaid portion of the Contract Price exceeds the cost of completing the Work, then no payment shall be required. At any time following termination and pending final determination of the actual total cost of the remaining Work, Owner may Notify Contractor of its provisional assessment of the net amount (if any) which will be due from Contractor following such final determination of the actual total cost of the remaining Work, and any amount so determined shall be due and payable by Contractor to Owner within thirty (30) days of Contractor’s receipt of Owner’s provisional assessment unless Contractor notifies Owner within such thirty (30) day period that it disputes Owner’s assessment, in which case, Contractor shall pay the undisputed amount. Contractor and Owner shall use reasonable efforts to resolve such disputed amount reasonably expeditiously and in any case in accordance with the provisions of Article 30. Upon determination of the actual total cost of such remaining Work, Owner shall Notify Contractor of the amount, if any, that Contractor shall pay Owner if such costs are more than or less than the provisional assessment. If it is determined for any reason that there was not a Contractor Event of Default or that Owner was not entitled to the remedy against Contractor provided above, Owner will be liable to Contractor (i) for the amount for which Owner would be liable as if Contractor terminated this Agreement pursuant to Section 18.4.1 and (ii) (without duplication) any amounts then payable to Contractor that remain unpaid in connection with the Work as of the date of termination.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.2 Payment to Contractor in the Event of Termination for Owner Event of Default. If Contractor terminates this Agreement due to an Owner Event of Default, then as sole compensation through the effective date of termination, Owner shall pay to Contractor not later than ten (10) Business Days following receipt of Contractor’s Invoice delivered pursuant to Section 19.4, (a) an amount equal to the value of all Work performed by Contractor up to the time of such termination, including in connection with any Milestones that Contractor has completed or partially completed and for which Contractor has not previously been paid; plus (b) actual and substantiated costs (including sales and use Taxes) reasonably incurred in connection with (to the extent not recovered pursuant to subclause (a) above): (i) equipment and materials ordered for the Work which have been delivered to Contractor or for which Contractor is legally liable to pay or accept delivery (title to all of which shall pass to Owner upon payment for same); (ii) payments made by Contractor to its Subcontractors and Suppliers in connection with the termination of any Subcontracts, including any cancellation charges; (iii) protecting the Work and leaving the Site in a clean and safe condition as directed by Owner; and (iv) satisfying other obligations, commitments and claims which Contractor may have entered into in good faith with third parties directly in connection with this Agreement and which are not otherwise covered herein plus seven percent (7%); provided that Contractor takes reasonable steps to mitigate such costs, losses and damages to the extent reasonably practicable following such termination; (c) any and all demobilization costs, losses and damages incurred by Contractor or any Subcontractor or Supplier in connection with such termination plus seven percent (7%); and (d) any Excluded Taxes imposed on Contractor or any Subcontractor.

19.3 Termination for Failure to Issue Notice to Proceed. If Owner has not issued a Notice to Proceed within one hundred and twenty (120) days of the Effective Date, either Party shall have the right to issue a written notice of termination and the Agreement shall be deemed terminated as of the date of receipt of such notice of termination; provided that if a Notice to Proceed has been issued by Owner prior to Owner’s receipt of notice of termination pursuant to this Section 19.3, then Contractor shall be deemed to have waived any right to terminate this Agreement pursuant to this Section 19.3. In the event of a termination pursuant to this Section 19.3, neither Party shall have any further liability to the other, except that Owner shall be obligated to reimburse Contractor for all actual and substantiated costs reasonably incurred by Contractor but in no event greater than the sum of the LNTP Work Cost Cap and, if Owner authorized any LNTP Supplemental Work pursuant to Section 7.4, the LNTP Supplemental Cost Cap(s).

19.4 Termination Invoices. Contractor shall submit an invoice or invoices (collectively, the “Contractor’s Termination Invoice”) to Owner at any time within sixty (60) days after any termination pursuant to Section 18.4.1 which shall set forth all amounts due to Contractor that remain unpaid in connection with the Project (or, in the event that the Owner Event of Default shall be of the type described in Sections 18.3.1, or 18.3.2, such Contractor’s Termination Invoice shall be deemed to have been given as of the date of the occurrence of such Owner Event of Default). This Section 19.4 and Section 19.2 shall survive termination of this Agreement until the payment due to Contractor has been made.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.5 Contractor Conduct. Upon issuance of a Notice of termination pursuant to either Section 18.2(a) or Section 18.4(a), Contractor shall: (a) cease operations as directed by Owner in the Notice in the case of termination pursuant to Section 18.2(a) and Section 18.2(b) take action necessary, or that Owner may reasonably direct, for the protection and preservation of the Work.

20.	INSURANCE

Contractor and Owner shall provide and maintain the insurance specified in Exhibit S in accordance with the terms and provisions of Exhibit S.

21.	RISK OF LOSS OR DAMAGE

21.1 Risk of Loss Before Substantial Completion. Until the Substantial Completion Date, subject to the provisions of this Article 21, Contractor assumes risk of loss, and, without limitation of its right to relief pursuant to Article 8, responsibility, for the cost of replacing or repairing any damage to the Project and the Work (including the Project Hardware).

21.2 Risk of Loss After Substantial Completion. Risk of loss to the Project shall pass to Owner from and after the Substantial Completion Date; provided, however, Contractor shall be responsible for damage to the Project that is (i) caused by Contractor or one of its Subcontractors and (ii) any defects covered by the Warranties provided by Contractor pursuant to Section 16.

21.3 Reserved.

22.	INDEMNIFICATION

22.1 By Contractor. Contractor shall defend (if requested), indemnify and hold harmless, Owner and its employees, agents, partners, Affiliates, shareholders, members, directors, officers, managers and permitted assigns (each, an “Indemnitee”), from and against the following:

22.1.1 all Losses for third-party claims for property damage, personal injury, bodily injury or death arising out of or resulting from (i) any negligent, willful, reckless or otherwise tortious act or omission (including strict liability) of any Contractor Party during the performance of the Work or (ii) breach of this Agreement by Contractor (including breach of the safety and behavior standards set forth in Section 3.22);

22.1.2 all Losses arising out of or resulting from employers’ liability or workers’ compensation claims filed by any employees or agents of Contractor or any of its Subcontractors;

22.1.3 claims by any Governmental Authority arising out of or resulting from the failure of Contractor or Subcontractor to pay, as and when due, all Taxes, fees or charges of any kind imposed by any Governmental Authority for which Contractor is obligated to pay pursuant to the terms of this Agreement;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

22.1.4 all fines or penalties issued by any Governmental Authority that arise or result from violation of Applicable Law or an Applicable Permit (and any third party out-of-pockets costs incurred by Owner as a direct result of investigating or defending against such fines or penalties) by Contractor, any Subcontractor or Owner as a result of the failure of Contractor or any Subcontractor to comply with Applicable Law or an Applicable Permit; and

22.1.5 without duplication under Section 22.1.4, any and all Losses, including claims for property damage, personal injury or bodily injury or death only with respect to third parties, or claims by a Governmental Authority for remediation or removal of Hazardous Materials, whether or not involving damage to the Project or the Site, arising out of or resulting from the use or Release of Hazardous Materials by a Contractor Party whether lawful or unlawful, during the term of this Agreement. Such use or Release of Hazardous Materials include:

(a)	any use or Release of Hazardous Materials by Contractor Parties in connection with the performance of the Work which use includes the storage, transportation, processing or disposal of such Hazardous Materials by a Contractor Party;

(b)	any Release of a Hazardous Material in connection with the performance of the Work by a Contractor Party;

(c)	any enforcement or compliance proceeding commenced by or in the name of any Governmental Authority or by any third party because of an alleged, threatened or actual violation of any Applicable Law, Environmental Law, Applicable Permit or governmental approval by a Contractor Party, including violations as a result of the use of Hazardous Materials in connection with the performance of the Work; and

(d)	the use or Release of Hazardous Materials at the Site by a Contractor Party or the use or Release of Hazardous Materials at the Project or from any on-Site equipment by a Contractor Party during the term of this Agreement.

22.2 Reserved.

22.3 Patent Infringement and Other Indemnification Rights. Contractor shall defend, indemnify, and hold harmless the Indemnitees against all Losses arising from or related to any Intellectual Property Claim. If Owner provides Notice to Contractor of the receipt of any such claim, Contractor shall, at its own expense settle or defend any such Intellectual Property Claim and pay all associated damages and costs, including reasonable attorney’s fees. If Owner is enjoined by a final, non-appealable judgment of a court of competent jurisdiction or as a result of injunctive relief provided by a court of competent jurisdiction from completing the Project or any part thereof, or from the use, operation, or enjoyment of the Project or any part thereof, as a result of such Intellectual Property Claim, Contractor shall, at its sole expense or discretion, either: (a) procure for Owner, or reimburse Owner for procuring, the right to continue using the infringing service, Project Hardware or other Work; (b) modify the infringing service, Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Hardware or other Work so that the same becomes non-infringing; or (c) replace the infringing service, Project Hardware or other Work with non-infringing service, Project Hardware or other Work, as applicable, of comparable functionality and quality. If Contractor believes there may be a basis for an Intellectual Property Claim, Contractor may take any of the actions set forth above in (a), (b) or (c) of this Section 22.3. In no event shall Contractor take any action pursuant to (a), (b) or (c) of this Section 22.3 which adversely affects Owner’s continued use and enjoyment of the applicable service, Project Hardware, or other Work without the prior written consent of Owner. Owner’s acceptance of the supplied materials and equipment or other component of the Work shall not be construed to relieve Contractor of any obligation hereunder.

22.4 Electronic Data Files. Except where any Contractor Deliverable shall be in the form of an electronic data file, any other electronic data files furnished to Owner pursuant to this Agreement are provided only for the convenience of Owner. Owner recognizes that such electronic data files not provided to Owner as a Contractor Deliverable may not be adequate or appropriate for Owner’s needs. In the case of any discrepancies between the Contractor Deliverable represented by electronic data files and the plotted hardcopy of such files bearing the seal of Contractor’s registered professional engineer, the sealed hardcopy shall govern. Contractor assumes no responsibility for the accuracy or completeness of the electronic data files not provided to Owner as a Contractor Deliverable, and any use or reuse of such electronic data for any purpose shall be at Owner’s sole risk.

22.5 Claim Notice. An Indemnitee shall provide Notice to the indemnifying Party, within seven (7) days after receiving Notice of the commencement of any legal action or of any claims or threatened claims against such Indemnitee in respect of which indemnification may be sought pursuant to the foregoing provisions of this Article 22 or any other provision of this Agreement providing for an indemnity (such Notice, a “Claim Notice”). The delay or failure of such Indemnitee to provide the Notice required pursuant to this Section 22.6 to the other Party shall not release the indemnifying Party from any indemnification obligation which it may have to such Indemnitee except (i) to the extent that such failure or delay actually and adversely affected the indemnifying Party’s ability to defend such action or increased the amount of the loss, and (ii) that the indemnifying Party shall not be liable for any costs or expenses of the Indemnitee in the defense of the claim, suit, action or proceeding during such period of failure or delay.

22.6 Defense of Claims. In case any such claim or legal action shall be made or brought against an Indemnitee and such Indemnitee shall Notify (by sending a Claim Notice) the indemnifying Party thereof, the indemnifying Party shall, if requested by an Indemnitee, assume and control the defense of the claim (other than any Intellectual Property Claim, which shall, in all cases, be controlled by Contractor unless otherwise agreed by the Parties) that is the subject of such Claim Notice, in which case the indemnifying Party may select counsel acting reasonably, and the indemnifying Party shall pay all expenses of the conduct of such defense.

22.6.1 The Indemnitee shall have the right to control the defense of such claim (or to reassume control of the defense of such claim if the indemnifying Party, upon request of the Indemnitee, fails to assume or diligently prosecute the defense of any claim) and the fees and expenses of such defense, including reasonable attorneys’ fees of the Indemnitee’s counsel and any judgment or reasonable settlement amount in connection with such claim, shall be borne by the indemnifying Party, provided that the indemnifying Party shall be entitled, at its expense, to participate in (but not control) such defense.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

22.6.2 If Indemnitee requests that the indemnifying Party assume the defense of a claim pursuant to this Section 22.6, the indemnifying Party shall control the settlement of all claims, in coordination with any insurer as required under the applicable insurance policies in Article 20 as to which it has assumed the defense; provided that to the extent the indemnifying Party, in relation to such insurer, controls settlement: (i) such settlement shall include a dismissal of the claim and an explicit release from the party bringing such claim or other proceedings of all Indemnitees; and (ii) the indemnifying Party shall not conclude any settlement without the prior approval of the Indemnitee, which approval shall not be unreasonably withheld or delayed.

22.6.3 The Indemnitee shall provide reasonable assistance to the indemnifying Party when the indemnifying Party so requests, at the indemnifying Party’s expense, in connection with such legal action or claim, including executing any powers-of-attorney or other documents required by the indemnifying Party with regard to the defense or indemnity obligations.

22.7 Survival of Indemnity Obligations. The indemnities set forth in this Article 22 shall survive the Final Completion Date or the earlier termination of this Agreement.

23.	CONFIDENTIAL INFORMATION

23.1 Confidential Information. For purposes of this Agreement, the term “Confidential Information” means non-public information concerning the business, operations and assets of Owner or Contractor (as the case may be) or their respective Affiliates (collectively, the “Disclosing Party”) provided to the other Party (the “Receiving Party”), including, without limitation the terms and conditions of this Agreement or any related agreement. Confidential Information must be first disclosed in tangible form (written, electronic, photographic, etc.) and conspicuously marked “Confidential”, “Proprietary”, or the like at the time of disclosure or within thirty (30) days of disclosure; or first disclosed in non-tangible form and orally identified as confidential or proprietary at the time of disclosure or confirmed in writing within thirty (30) days of disclosure. Confidential Information shall not include (a) information known to Receiving Party prior to obtaining the same from Disclosing Party as reflected by the written records of Receiving Party; (b) information in the public domain at the time of disclosure by Disclosing Party; (c) information obtained by Receiving Party from a third party without any obligation of confidentiality who did not receive same, directly or indirectly, from Disclosing Party; or (d) information approved for public release by express prior written consent of an authorized officer of Disclosing Party. The Party claiming that any of the exceptions set forth in clauses (a) through (d) apply shall have the burden of proof to establish such applicability.

23.2 Use of Confidential Information.

23.2.1 Receiving Party hereby agrees that it shall use the Confidential Information solely for the purpose of performing its obligations under this Agreement and not in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any way detrimental to Disclosing Party or its Affiliates. Receiving Party agrees to use the same degree of care to protect Confidential Information received by it as Receiving Party uses with respect to its own proprietary or confidential information, which in any event shall result in a reasonable standard of care to prevent unauthorized use or disclosure of the Confidential Information. Except as otherwise provided herein, Receiving Party shall keep confidential and not disclose or use the Confidential Information.

23.2.2 Notwithstanding the provisions of this Section 23.2, Receiving Party may disclose any of the Confidential Information if, but only to the extent, that, based upon reasonable advice of counsel, Receiving Party is required to do so by the disclosure requirements of any Applicable Laws. Prior to making or permitting any such disclosure, Receiving Party shall provide Disclosing Party with prompt Notice of any such requirement so that Disclosing Party (with Receiving Party’s assistance if requested) may seek a protective order or other appropriate remedy.

23.2.3 Subject to Section 23.2.2, Receiving Party shall not, without the prior written consent of Disclosing Party, disclose to any third party the fact that Confidential Information has been made available to Receiving Party.

23.2.4 Notwithstanding anything contained herein:

(a)	Contractor may provide any and all Confidential Information of Owner to Subcontractors and insurance agents to the extent necessary to perform the Work and its obligations under this Agreement, without the consent of Owner; and

(b)	either Party may provide any and all Confidential Information of the other Party to its advisors, Affiliates, rating agencies, investors and potential investors, lenders and potential lenders and their respective representatives to the extent necessary in connection with the matters contemplated by this Agreement, in each case without the consent of the other Party.

23.2.5 Except for a disclosure pursuant to Section 23.2.2, each Party shall advise each Person to whom it provides the other Party’s Confidential Information under Section 23.2.4 of the confidentiality obligations set forth in this Section 23, and each Party shall be liable to the other Party for any breach of such confidentiality obligations by any such Person to whom it has provided the other Party’s Confidential Information.

23.3 Return of Confidential Information.

23.3.1 Except as is necessary for Contractor to perform the Work and its obligations under this Agreement, and subject to Section 24.1, at any time upon the request of Disclosing Party, Receiving Party shall promptly deliver to Disclosing Party or destroy if so directed by Disclosing Party (with such destruction to be certified by Receiving Party) all documents (and all copies thereof, however stored) furnished to or prepared by Receiving Party that contain Confidential Information and all other documents in Receiving Party’s possession that contain or that are based on or derived from Confidential Information (other than Contractor

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Deliverables provided by Contractor to Owner pursuant to this Agreement); provided that the Receiving Party may retain one copy of such Confidential Information solely for the purpose of complying with its audit and document retention policies; and provided further, that all such retained Confidential Information shall be held subject to the terms and conditions of this Agreement.

23.3.2 The terms of this Section 23.3 shall not apply to the Contractor Deliverables.

23.4 Protection of Confidential Information. Notwithstanding the return or destruction of all or any part of the Confidential Information, the confidentiality provisions set forth in this Agreement shall nevertheless remain in full force and effect with respect to specific Confidential Information until the date that is five (5) years after the earlier of (i) the Final Completion Date or (ii) the termination of this Agreement.

23.5 Export. Any export of Confidential Information disclosed under this Agreement shall be prohibited without the express written consent of the Disclosing Party. Before exporting or re-exporting any of the Disclosing Party’s Confidential Information, the Receiving Party must comply with all applicable regulations of the U.S. Department of Commerce Office of Export Administration and any other applicable agencies.

23.6 Confidential Information Remedy. The Parties acknowledge that the Confidential Information is valuable and unique, and that damages would be an inadequate remedy for breach of this Article 23 and the obligations of each Party under this Article 23 are specifically enforceable. Accordingly, the Parties agree that a breach or threatened breach of this Article 23 by either Party, shall entitle the other Party to seek an injunction preventing such breach, without the necessity of proving damages or posting any bond. Any such relief shall be in addition to, and not in lieu of, monetary damages (including consequential damages) or any other legal or equitable remedy available to such Party or its Affiliates.

24.	INVENTIONS AND LICENSES

24.1 Invention; License. Any idea, invention, work of authorship, drawing, design, formula, algorithm, utility, tool, pattern, compilation, program, device, method, technique, process, improvement, development or discovery (collectively, “Invention”), whether or not patentable, copyrightable or entitled to legal protection as a trade secret or otherwise, that Contractor may conceive, make, develop, create, reduce to practice or work on, in whole or in part, in the course of performing the Work, shall be owned and retained by Contractor. Subject to the provisions of Article 23, Contractor hereby grants to Owner, effective with respect to the Project as of the Substantial Completion Date, a perpetual paid-up, irrevocable, non-transferable (except as set forth in Article 25), non-exclusive, non-sublicensable, royalty-free license to use all Inventions, and all Intellectual Property Rights of Contractor which, in each case, are embodied in the Work and/or the Contractor Deliverables for Owner’s use as needed for the operation, maintenance and repair of the Project or components thereof in connection with the Project. Owner shall further have the right to alter the Project or components thereof. Contractor shall, prior to directing any Subcontractor to produce any design or engineering work in connection with the Project, obtain a valid license of any Intellectual Property Rights from such Subcontractor on terms substantially similar to those that obligate Contractor to Owner as expressed in this Section 24.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24.2 Suitability of Contract Design, Engineering and Computer Programming Information. All Contractor Deliverables and computer software prepared by Contractor pursuant to this Agreement are instruments of service in respect of the Project. They are not intended or represented to be suitable for reuse by Owner or others on extensions of the Project or on any other project. Without any limitation on the provisions set forth in Article 23, any such unauthorized reuse without prior written verification or adaptation by Contractor for the specific purpose intended will be at Owner’s sole risk and without liability or legal exposure to Contractor. Owner shall defend, indemnify, and hold harmless Contractor against all Losses arising out of or resulting from such reuse.

24.3 Contractor Deliverables. Subject to Section 24.1, upon Substantial Completion of the Project, the Contractor Deliverables accumulated or developed in respect of the Project by Contractor, its employees or any Subcontractors and delivered to Owner prior to or as a condition to Substantial Completion, as applicable, shall become the property of Owner without any further consideration to be provided therefor. Contractor or Subcontractors, as applicable, will maintain ownership of all Intellectual Property Rights and Inventions embodied within the Contractor Deliverables.

24.4 Software Licenses. To the extent Contractor purchases or provides any software, which software is necessary or otherwise desirable for the continued operation of the Project after Substantial Completion, Contractor shall register Owner as the licensee of such software with the applicable Subcontractor and provide any other reasonable assistance necessary to procure the rights for Owner to use such software. In the event that Contractor becomes Bankrupt, or ceases business operations, Contractor shall provide (or cause to be provided) a copy of all object code and all associated source code for all software (other than third party “off the shelf” generally available software) delivered in connection with this Agreement, including all relevant documentation and instructions necessary to maintain, duplicate, and compile the source code.

25.	ASSIGNMENT

25.1 Assignment to Other Persons. Except as otherwise provided in this Section 25.1, neither Party may assign this Agreement to any third party, without the prior written consent of the other Party; provided that nothing in this Agreement shall prevent Contractor from engaging Affiliates or subcontractors in connection with the performance of its obligations under this Agreement (other than its respective payment obligations). Notwithstanding the foregoing, Contractor may assign this Agreement to any Affiliate of Contractor (provided that Owner receives written certification from Contractor’s Surety that the Performance and Payment Bonds remains in full force and effect and that such Affiliate has the requisite expertise to fulfill Contractor’s obligations under this Agreement). Notwithstanding the first sentence of this Section 25.1, Owner may assign this Agreement to another entity that is acquiring the Project, whether through asset acquisition, stock acquisition, merger or otherwise, provided that such entity (x) has the same or better creditworthiness as Owner and (y) has the technical and operational capabilities to perform the obligations of Owner under this Agreement (either by

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

itself or through a third party). Any attempted assignment or delegation in violation of this Section 25.1 shall be null and void and shall be ineffective to relieve either Party of its obligations hereunder.

25.2 Indemnitees; Successors and Assigns. Upon any assignment by either Owner hereunder, the definition of “Owner Indemnitee” shall be deemed modified to include the assignor and permitted assignee under such assignment and each of their respective employees, agents, partners, Affiliates, shareholders, officers, directors, members, managers and permitted assigns.

26.	HAZARDOUS MATERIALS

26.1 Use by Contractor. Contractor shall not and shall not permit any of the Subcontractors, directly or indirectly, to permit the manufacture, storage, transmission or presence of any Hazardous Materials on the Site, and Contractor shall not and shall not permit any of the Subcontractors to Release or otherwise dispose of any Hazardous Materials on the Site, in each case except in accordance with Applicable Laws and Applicable Permits and this Agreement and as required for the performance of the Work. Neither Contractor nor any Contractor Party shall bring any Hazardous Materials onto the Site without approval from Owner. In the event that it is necessary for Contractor or any Contractor Party to bring Hazardous Materials onto the Site, Contractor shall provide information to Owner regarding the intended use of the Hazardous Materials, expected waste and the safety data sheets and all other relevant records and documentation. Contractor shall be responsible for the proper handling, labeling, use, storage, and management of Hazardous Materials by Contractor and Subcontractors in connection with the Work in compliance with all Applicable Laws and this Agreement. Contractor shall cooperate with all reasonable requests of Owner regarding disposal of any Hazardous Materials used on the Site.

26.2 Remediation by Contractor. Contractor shall be responsible for all investigations, studies, sampling, testing and remediation of the Site as required by Applicable Laws and Applicable Permits in connection with the Release of Hazardous Materials by Contractor or any Subcontractor in breach of this Agreement unless such Release is caused by Owner, any Person for which Owner is responsible, or any third party; provided that for the avoidance of doubt, Contractor shall not responsible for such investigations in connection with Pre-Existing Contamination. Any such investigations, studies, sampling, testing and remediation must be approved in advance by Owner (such approval not to be unreasonably withheld). Contractor shall promptly comply with all lawful orders and directives of all Governmental Authorities regarding Applicable Laws relating to the use, transportation, storage, handling, presence or Release by Contractor, any Subcontractor or any Person acting on its or their behalf or under its or their control of any Hazardous Materials brought onto or generated at the Site by Contractor or any Subcontractor, except to the extent any such orders or directives are being contested in good faith by appropriate proceedings in connection with the Work. Contractor shall not and shall not permit any of its Subcontractors, directly or indirectly, to permit the manufacture, storage, transmission or presence of any Hazardous Materials on the Site, and Contractor shall not and shall not permit any of its Subcontractors to use any Hazardous Materials on the Site, in each case except in compliance with Applicable Laws. To the extent required by Applicable Law, Contractor shall prepare and maintain accurate and complete documentation of all Hazardous

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Materials brought onto the Site, generated or used by Contractor or Subcontractors at the Site in connection with the Facility, and of the disposal of any such materials, including transportation documentation and the identity of all Subcontractors providing Hazardous Materials disposal services to Contractor at the Site. Contractor shall not be entitled to any extension of time or additional compensation hereunder for any delay or costs incurred by Contractor as a result of the existence of such Hazardous Materials, except where such Hazardous Materials were Released by an Owner Party, or the presence of such Hazardous Materials is caused by an Owner Party.

26.3 Notice of Hazardous Materials. Contractor will take all measures required under Applicable Laws to prevent the Release of any Hazardous Materials at the Site or adjacent areas in violation of Applicable Laws. If Contractor discovers, encounters or is notified of (i) any Release of any Hazardous Materials or (ii) Pre-Existing Contamination, in each case, at the Site:

26.3.1 Contractor shall immediately contact the Site Representative and also promptly provide written Notification to Owner thereof and restrict access to the area containing such Hazardous Materials or Pre-Existing Contamination, as applicable, as required by Applicable Law or Applicable Permits;

26.3.2 if Contractor or any Subcontractor has brought such Hazardous Materials onto the Site or generated such Hazardous Materials, Contractor shall notify Owner of its remedial plan and, upon approval of such remedial plan by Owner, promptly remove such Hazardous Materials from the Site and remediate the Site in accordance with such plan and all Applicable Laws and Applicable Permits (to the extent the Applicable Permits relate to the Work) in each case at Contractor’s sole cost and expense, except where such materials were Released by an Owner Party; and

26.3.3 if Contractor or any Subcontractor has brought such Hazardous Materials onto the Site or generated such Hazardous Materials, Contractor shall not be entitled to any termination, extension of time or additional compensation hereunder for any delay or costs incurred by Contractor as a result of the existence of such Hazardous Materials, except where such materials were Released by an Owner Party.

27.	NON-PAYMENT CLAIMS

27.1 Liens. To the extent payment by Owner has been made in accordance with Article 6 (including any disputed payments resolved in favor of Contractor): (a) Contractor shall not directly or indirectly create, incur, assume or suffer to be created by it or any Subcontractor, employee, laborer, materialman or other supplier of goods or services any right of retention, mortgage, pledge, assessment, security interest, lease, advance claim, levy, claim, lien, charge or encumbrance on the Work, the Project Hardware, the Project, the Site or any part thereof or interest therein (each a “Contractor Lien”); (b) Contractor shall keep the Work, the Project, the Site and the Project Hardware, including all Subcontractor equipment and materials free of Contractor Liens; and (c) Contractor shall promptly bond, pay or discharge, and discharge of record, any such Contractor Lien or other charges which, if unpaid, might be or become a Contractor Lien. Contractor shall Notify Owner as soon as practicable of the assertion of any such Contractor Lien. If any Owner Indemnitee becomes aware of any such Contractor Lien,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such Owner Indemnitee shall so Notify Contractor, and Contractor shall then, to the extent payment by Owner has been made in accordance with Article 6 bond or satisfy and obtain the release of such Contractor Lien. If Contractor does not within ten (10) Business Days after such Notice, bond or satisfy such Contractor Lien, then any Owner Indemnitee shall have the right, at its option, after Notification to Contractor, and subject to Applicable Law, to cause the release of, pay, or settle such Contractor Lien, and Owner at its sole option may: (1) require Contractor to pay, within five (5) days after request by Owner; or (2) withhold other amounts due or to become due to Contractor (in which case Owner shall, if it is not the applicable Owner Indemnitee, pay such amounts directly to Owner Indemnitee causing the release, payment, or settlement of such liens or claims), all reasonable and direct costs and expenses incurred by Owner Indemnitee in causing the release of, paying, or settling such Contractor Lien, including reasonable administrative costs and reasonable attorneys’ fees. Contractor shall have the right to contest any such Contractor Lien.

27.2 Lien Waivers. Contractor shall deliver, together with each Contractor’s Invoice, (i) an Interim Lien Waiver from Contractor in the form of Exhibit F-1 and (ii) an Interim Lien Waiver from all Subcontractors in the form of Exhibit F-2, each of (i) and (ii) in respect of work performed on the Site and invoiced to Owner pursuant to the applicable Contractor’s Invoice and (iii) a Final Lien Waiver from the Supplier(s) of PV modules for the Project and the Supplier(s) of inverters for the Project in the form of Exhibit F-4 in respect of materials delivered to the Site and invoiced to Owner pursuant to the applicable Contractor’s Invoice. Upon its application for the Final Completion Payment, Contractor shall deliver to Owner (i) a Final Lien Waiver from Contractor in the form of Exhibit F-3 and (ii) a Final Lien Waiver from all Subcontractors in the form of Exhibit F-4.

27.3 Notice of Commencement. Contractor shall, at its expense and prior to the performance of any Work at the Site, prepare and record a properly executed “Notice of Commencement” in the county in which the Project is located, and post a copy of said notice in a prominent location at the Site, in accordance with the Applicable Law. The Notice of Commencement shall indicate the scheduled completion date of the Project and a copy of any required Contractor payment bond shall be attached to the recorded notice. A stamped “filed” copy of the Notice of Commencement, and a photograph of the Notice of Commencement posted at the site, shall be furnished to the Owner prior to the start of any Work at the Site and as a condition precedent to any Contractor right to any payment. Within ten (10) days after a Subcontractor or laborer serve the Contractor with a written request for a copy of the Notice of Commencement, the Contractor shall serve a copy of the Notice of Commencement on the person making the request, simultaneously providing the Owner with a copy of the request and of the Contractor’s reply.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

28.	NOTICES AND COMMUNICATIONS

28.1 Requirements. Any Notice made pursuant to the terms and conditions of this Agreement shall be: (a) delivered personally; (b) sent by certified mail, return receipt requested; (c) sent by a recognized overnight mail or courier service, with delivery receipt requested; or (d) sent by confirmed facsimile transmission, followed by confirmation in one of the other accepted methods in parts (a), (b), or (c) of this Section 28.1 to the following addresses:

If to Contractor:	PowerSecure Solar LLC 1609 Heritage Commerce Court Wake Forest, NC 27587 Attention: [***] Facsimile: Fax: [***]

If to Owner:	Georgia Power Company 241 Ralph McGill Blvd BIN 20023 Atlanta, GA Attention: [***] Facsimile: [***]

with a copy to:	Troutman Sanders LLP 600 Peachtree Street, NE Suite 5200 Atlanta, GA 30308-2216 Attention: Jack Jirak Facsimile: (404) 962-6754

28.2 Representatives. Any technical or other communications pertaining to the Work shall be with the Contractor’s Project Manager and the Owner Representative. The Contractor’s Project Manager and the Owner Representative each shall have knowledge of the Work and be available at all reasonable times for consultation. Each such Party’s representative shall be authorized on behalf of such Party to administer this Agreement and agree upon procedures for coordinating the efforts of the Parties.

28.3 Effective Time. Any Notice or Notification given personally, through overnight mail or through certified letter shall be deemed to have been received on delivery, any Notice given by express courier service shall be deemed to have been received the next Business Day after the same shall have been delivered to the relevant courier, and any Notice given by facsimile transmission shall be deemed to have been received on confirmed dispatch.

29.	LIMITATIONS OF LIABILITY AND REMEDIES

29.1 Limitations on Damages. Except (i) for liquidated damages and termination payments expressly set forth in this Agreement, (ii) for any breach by either Party of its obligations under Article 23 or Article 24 resulting in consequential damages, (iii) to the extent a termination payment made pursuant to Section 19.1 or Section 19.2 constitutes consequential damages, (iv) to the extent damages claimed by third parties (other than Owner Indemnitees) for which Contractor or Owner has a duty to indemnify hereunder as expressly provided in Article 22 are shown to be consequential in nature, (v) damages attributable to a Party’s fraud gross negligence or willful misconduct or (vi) to the extent that the Contract Price adjustment contemplated in Section 5.4.4 is deemed to constitute indirect, incidental, consequential, exemplary, punitive or special damages, notwithstanding anything else in this Agreement to the contrary, neither Party (nor that Party’s subcontractors) shall be liable to the other Party for any loss, damage or other liability otherwise equivalent to or in the nature of any indirect, incidental, consequential, exemplary, punitive or special damages arising from performing or a failure to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

perform any obligation under this Agreement, whether such liability arises in contract (including breach, indemnity or warranty), tort (including fault, negligence or strict liability), or otherwise, including for any loss of profits, loss of revenue, or loss of use of Project Hardware or the Project, downtime costs, increased expense of operation or maintenance of the Project Hardware or the Project, loss of opportunity or goodwill, cost of purchased or replacement power, loss of use of equipment or systems, cost of capital, claims of customers or counterparties for such damages, or any governmental fines, penalties or sanctions imposed.

29.2 Limitations on Contractor’s Liability

29.2.1 Overall Liability Cap. Prior to Substantial Completion, in no event shall Contractor’s aggregate liability under this Agreement exceed [***]; provided that such maximum aggregate liability shall increase on a dollar for dollar basis for any increase in the Contract Price pursuant to Article 15 or as otherwise agreed to by the Parties. After Substantial Completion, in no event shall Contractor’s aggregate liability under this Agreement exceed [***]; provided that such maximum aggregate liability shall increase by an amount equal to [***] of every dollar of increase in the Contract Price pursuant to Article 15 or as otherwise agreed to by the Parties; provided further that any liability of Contractor in connection with Article 22 arising after the Substantial Completion shall not exceed [***]. [***] for purposes of this Article 29 and the Contract Price for purposes of this Article 29 shall at all times be the initial Contract Price plus, if applicable, any increased pursuant to Article 15 or as otherwise agreed to by the Parties.

29.2.2 Liquidated Damages and ITC Loss Sub-Cap. Notwithstanding anything to the contrary set forth in this Section 29.2, in no event shall the sum of the amounts owed by Contractor to Owner pursuant to (i) Section 5.4.4 as a result of Contractor’s failure to ensure the Project is Placed in Service as required by Section 5.4.4 or (ii) Section 14.1 as result of Contractor’s failure to achieve Substantial Completion by the Guaranteed Substantial Completion Date exceed [***]. Any liquidated or other damages owed by Contractor under this Agreement shall apply toward the caps on liability stated in Sections 29.2.1 and, for the avoidance of doubt, the liability cap described in this Section 29.2.2 does not increase the overall liability cap set forth in Section 29.2.1.

29.3 Releases, Indemnities and Limitations. The releases, indemnities, waivers, subrogation, assumptions of and limitations on liabilities and limitations on remedies expressed in this Agreement, subject to the terms hereof, shall apply even in the event of fault, negligence, or strict liability of the Party released or indemnified, or whose liability is limited or assumed or against whom rights of subrogation are waived and shall extend to such Party’s subcontractors, and in each case to such Party’s and its subcontractors’ Affiliates, officers, directors, members, managers, employees, licensees, agents and partners.

29.4 Limitation on Remedies. Except as otherwise expressly provided herein, the rights and remedies of each Party as set forth in this Agreement shall be the exclusive rights and remedies of the Parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30.	DISPUTES

30.1 Management Negotiations. Following notice from either Party setting forth a dispute arising from or relating to this Agreement (“Senior Management Notice”), the Parties shall use good faith efforts to settle disputes through negotiation between authorized members of each Party’s senior management with the power and authority to resolve any such dispute. A meeting at a mutually agreed upon hour and location, whether by phone or in person, between each Party’s senior management shall be held within fifteen (15) Business Days following a Party’s receipt of any Senior Management Notice. If the dispute is not resolved within thirty (30) days of the delivery of any Senior Management Notice, either Party may, by written notice to the other Party, refer the issues set forth in the Senior Management Notice to meditation pursuant to Section 30.2 (“Mediation Notice”).

30.2 Compulsory Mediation. Following any Mediation Notice delivered in accordance with Section 30.1, the Parties shall cooperate in selecting a qualified neutral mediator from among a panel of neutral persons proposed by the American Arbitration Association, or any other mutually acceptable organization, and in scheduling the time and place of the mediation within thirty (30) days from the Mediation Notice. Within ten (10) days from the Mediation Notice, the Parties shall agree on a single neutral mediator. The Parties agree to participate in the mediation in good faith and to share the costs of the mediation, including the mediator’s fee, equally, but such shared costs shall not include each Party’s own attorneys’ fees and costs, which shall be borne solely by such Party. If the Parties are unable to resolve their dispute through mediation within sixty (60) days following the Mediation Notice, then either Party may pursue any other remedies available at law or in equity, including liens, with respect to those issues set forth in the Mediation Notice. Notwithstanding anything to the contrary in this Section 30.2, in the event Contractor’s lien rights under Applicable Law would expire prior to the end of the foregoing sixty-day period following the Mediation Notice, then Contractor shall be entitled to take such actions as are necessary to timely preserve its lien rights under Applicable Law during such sixty-day period.

30.3 Confidentiality. All communication, offers and statements, whether oral or written, and documents and other writings exchanged between the Parties in connection with the management negotiations pursuant to Section 30.1 and any mediation pursuant to Section 30.2 shall be confidential and shall not be discoverable, admissible in evidence or used or referred to in any subsequent binding adjudicatory process between the Parties; provided, however, that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in such negotiations.

30.4 Work Notwithstanding Disputes. Unless otherwise agreed to in writing, Contractor shall diligently carry on the Work during the pendency of any dispute so long as all undisputed amounts payable to Contractor have been paid. Upon resolution of such dispute, whether by agreement of the Parties or through a dispute proceeding, any amounts found to be owing by either Party will be promptly paid by the Party owing payment to the other Party, together with interest at the Interest Rate or the highest rate permitted by Applicable Laws, from the day following the date of the overpayment or underpayment, as applicable, until and including the date of repayment in full.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

31.	MISCELLANEOUS

31.1 Severability. The invalidity or unenforceability of any portion or provision of this Agreement shall in no way affect the validity or enforceability of any other portion or provision hereof. Any invalid or unenforceable portion or provision shall be deemed severed from this Agreement and the balance of this Agreement shall be construed and enforced as if this Agreement did not contain such invalid or unenforceable portion or provision. If any such provision of this Agreement is so declared invalid, the Parties shall promptly negotiate in good faith new provisions to eliminate such invalidity and to restore this Agreement as near as possible to its original intent and effect.

31.2 Governing Law; Venue; Submission to Jurisdiction. This Agreement shall be governed by the laws of the State of Georgia, without regard to the laws regarding conflict of laws thereof that would require the laws of another jurisdiction to apply. The Parties irrevocably accept and submit to the jurisdiction of the federal courts (and in the absence of jurisdiction therein the Georgia courts) located in Atlanta, Georgia with respect to any suit, action or proceeding in aid of arbitration, including an action for an order of interim, provisional or conservatory measures to maintain the status quo and prevent irreparable harm and for recognition and enforcement of any award rendered by the arbitral tribunal, and the Parties irrevocably waive any objection to the laying of venue or defense that the forum is inconvenient with respect to any such suit, action or proceeding for such purpose. The Parties’ right to apply for such judicial relief in aid of arbitration and the commencement of any such suit, action or proceeding in aid of arbitration shall not be deemed incompatible with, or a waiver of, the Parties’ agreement to arbitrate. This consent to jurisdiction is being given solely for purposes of this Agreement, and it is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a Party may become involved. The Parties acknowledge and agree that terms and conditions of this Agreement have been freely, fairly and thoroughly negotiated.

31.3 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION RELATED TO THIS AGREEMENT. Each Party (i) certifies that no representative of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 31.3.

31.4 No Oral Modification. No oral or written amendment or modification of this Agreement by any officer, agent, member, manager or employee of Contractor or Owner, either before or after execution of this Agreement, shall be of any force or effect unless such amendment or modification is in writing and is signed by a duly authorized representative of the Party to be bound thereby.

31.5 No Waiver. A Party’s waiver of any Event of Default, breach or failure to enforce any of the terms, covenants, conditions or other provisions of this Agreement at any time shall not in any way affect, limit, modify or waive that Party’s right thereafter to enforce or compel strict compliance with every term, covenant, condition or other provision hereof, any course of dealing or custom of the trade notwithstanding. All waivers must be in writing and signed on behalf of Owner and Contractor in accordance with Section 31.5.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

31.6 Third Party Beneficiaries. This Agreement and all rights hereunder are intended for the sole benefit of the Parties hereto and shall not imply or create any rights on the part of, or obligations to, any other Person.

31.7 Assurances. Owner and Contractor will each use its reasonable efforts to implement the provisions of this Agreement, and for such purpose each, at the reasonable request of the other, will, without further consideration, promptly execute and deliver or cause to be executed and delivered to the other such assistance, or assignments, consents or other instruments in addition to those required by this Agreement, in form and substance satisfactory to the other, as the other may reasonably deem necessary or desirable to implement any provision of this Agreement.

31.8 Binding on Successors, Etc. Subject to Article 25, this Agreement shall be binding on the Parties and on their respective successors, heirs and assigns.

31.9 Merger of Prior Contracts. This Agreement supersedes any other agreements, whether written or oral, that may have been made or entered into between Owner and Contractor or by any office or officer of such Party relating to the Project or the Work. This Agreement and the Exhibits attached hereto constitute the entire agreement between the Parties with respect to the engineering, procurement and construction of the Project, and there are no other agreements or commitments with respect to the Project except as set forth herein and therein.

31.10 Counterparts. This Agreement may be executed in any number of counterparts, and either Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart by facsimile or electronic mail hereof signed by the other Party. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or emailed signatures.

31.11 Attorneys’ Fees. If any action by legal proceeding shall be instituted between Owner and Contractor in connection with this Agreement, each Party shall bear its own costs and expenses incurred in connection with such action by legal proceeding, including its own attorneys’ fees.

31.12 Announcements; Publications.

31.12.1 Prior Approval. Subject to Section 23.2, Contractor shall not (either directly or indirectly) and Contractor shall not permit any of its Subcontractors or Affiliates to issue or make any public release or announcement with respect to or concerning any matter the subject of, or contemplated by, this Agreement without the prior written consent of Owner and affording Owner a reasonable opportunity to provide comments on such proposed release or announcement; provided that, subject to the provisions of this Section 31.12.1, nothing in this Agreement shall prevent Contractor from independently making such public disclosure or filing as it determines upon reasonable advice of counsel is required by Applicable Law.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

31.12.2 Marketing; Advertising; Public Announcements. Notwithstanding anything to the contrary in this Section 31.12, Contractor shall not (either directly or indirectly) and shall not permit any of its Subcontractors or Affiliates to show, by photograph or otherwise, in any marketing, advertising or other materials, the Project under construction or as completed (including any related Project Hardware), without first obtaining the prior consent of Owner. Notwithstanding anything to the contrary herein, Contractor shall not (either directly or indirectly) permit any of its Affiliates to videotape or otherwise record any of the Work, including the installation and/or construction work performed by Contractor hereunder, or show to any other Person any photographs (or similarly recorded images) of such construction or installation work, without obtaining the prior written consent of Owner.

31.13 Independent Contractor. Contractor is an independent contractor, and nothing contained herein shall be construed as constituting any relationship with Owner other than that of owner and independent contractor, or as creating any relationship whatsoever between Owner and Contractor’s employees. Neither Contractor nor any of its employees is or shall be deemed to be an employee of Owner.

(SIGNATURES ON FOLLOWING PAGE)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

POWERSECURE SOLAR, LLC

By:	/s/ Benjamin Schneider
Name:	Benjamin Schneider
Title:	President

GEORGIA POWER COMPANY

By:	/s/ John L. Pemberton
Name:	John L. Pemberton
Title:	Senior Vice President and Senior Production Officer

[[***]—SIGNATURE PAGE TO ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT]

Exhibit A
Scope of Work	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCOPE OF WORK

EXHIBIT A

Southern Company Generation

Birmingham, Alabama

[***] Solar Facility

1	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

Contents

1.0	Overview	4

1.1	Site Description	4

1.1.1	Site Layout	4

1.1.2	Geotechnical Information	4

1.1.3	Site Topographic Mapping	4

1.2	Design Criteria	4

1.3	Minimum Operation Requirements	5

1.4	Size and Capacity	5

1.5	Standards	5

1.6	Sound Criteria	5

1.7	Site Design Parameters	5

1.8	Project Milestones/Schedule	6

1.9	Nomenclature	6

2.0	Owner’s Scope of Work	6

2.1	Site Control, Site Access, and Landowner Property Rights	7

2.2	Permitting	7

2.3	Interconnection	7

2.4	Data Communication	7

2.5	Construction Observation	7

2.6	Owner’s Facilities during Construction	7

2.7	Owner Engineer	7

2.8	Metering	8

3.0	Contractor’s Scope of Work	8

3.1	Scope of Work Overview	8

3.1.1	Minimum Photovoltaic Plant Requirements	8

3.2	PV Power Plant Hardware	9

3.2.1	PV Modules	9

3.2.2	PV Mounting System Hardware	9

3.2.3	DC Solar Field	9

3.2.4	Inverter	10

3.2.5	Meteorological Station and Performance Monitoring Equipment	10

3.2.6	SCADA System	10

3.2.7	Security System	10

2	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

3.2.8	AC Collection (Distribution System)	10

3.2.9	Interconnection	11

3.3	Workmanship	11

3.4	Safety	11

3.5	Equipment Storage	11

3.6	Site Work (Civil Infrastructure)	11

3.7	Site Building	12

3.8	Temporary Construction Telecommunications (Internet and phone service)	13

3.9	Permanent Facilities (Wide Area Network (WAN) and phone service)	13

4.0	General	13

4.1	Project Management	13

4.2	Project Employment and Resources	13

4.3	Site Performance Standards	13

4.4	Public Roads.	13

4.5	Testing	13

4.6	Engineering and Design	14

4.7	Procurement	14

4.8	Construction	14

4.9	Commissioning	15

4.10	Owner Operator Training	15

4.11	Commissioning and Acceptance Testing	15

4.11.1	General Specifications:	15

4.12	Drawing Review and Approval	17

4.12.1	Drawing Review and Approval - General	17

4.12.2	Contractor Specified Equipment Packages	18

4.13	Project Controls Requirement	18

4.13.1	General	18

4.13.2	Scheduling:	18

4.13.3	Progress Information	18

4.13.4	PIMS	18

5.0	Reserved	1

Attachment 1—Minimum Technical Requirements
Attachment 2—Single Line Diagram
Attachment 3—Geotechnical Information
Attachment 4—PVSyst Summary Report
Attachment 5—8760 Output
Attachment 6—Operating Personnel Training Program

3	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

1.0	Overview

This Scope of Work is a summary description of the work and services required to implement the [***] Solar Facility (“Project”) at [***], and includes all exhibits and attachments referenced herein. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement.

The Project shall include the development of the Site into one power plant with production of [***] MW-AC from solar photovoltaic modules mounted on a fixed tilt system. The sites require collection of PV plant power to the agreed-upon point of interconnection identified in Attachment 2 to Exhibit A.

The interconnection identified is the proposed Georgia Power Company [***] Solar Substation. The Contractor shall be responsible for collecting the voltage to the dead end structure in Owner’s substation at the Contractor’s specified [***].

As specified in the Agreement, the Project contemplates Owner’s provision of backfeed power no later than 10/01/2016 and a Guaranteed Substantial Completion Date 12/01/2016.

The Owner is not soliciting from Contractors proposals for operations and maintenance (“O&M”) of this project.

The Agreement includes a three-year EPC warranty as further described in the Agreement. Equipment warranties shall be transferred to the Owner and be offered as follows:

•	Module warranty of 10 years for workmanship, 25 years on power output.

•	Inverter warranty of at least 10 years with an option for additional increments.

•	Racking warranty of 20 years (with a longer warranty if standard).

1.1	Site Description

The Site is located on the [***]. The Site is made up of [***]. The Site has been reviewed by both the Owner and Contractor and deemed viable for the Work. The existing structures will stay in place. Owner has no intention of performing construction or demolition prior to Contractor mobilization.

1.1.1	Site Layout

Site layout drawings can be found in Exhibit E to the Agreement. The layout drawings show the Project boundary lines, property line, roadways and other general details.

1.1.2	Geotechnical Information

Geotechnical information has been made available to Contractor and is provided as Attachment 3 to Exhibit A. Prior to performance of any drilling, if deemed necessary by the Contractor, the Contractor shall develop a Geotechnical Investigation Plan for Owner’s review. Copies of boring logs and test data obtained from any investigation shall be provided to Owner for review and inclusion in Owner’s project files.

1.1.3	Site Topographic Mapping

Site contour data will not be provided.

1.2	Design Criteria

Contractor will provide all engineering, including, but not limited to studies, civil, structural and electrical. Engineering shall be made available for Owner’s review prior to permitting or purchase of inverter, modules, and racking unless otherwise agreed to in writing.

4	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

The facility shall meet or exceed the requirements outlined in Minimum Technical Requirements (MTR) provided in Attachment 1 to Exhibit A, and as specified in Exhibit H to the Agreement.

1.3	Minimum Operation Requirements

In no case will DC grid voltage exceed [***] Volts at lowest expected temperature.

AC interconnection voltage: [***]

Communications network: [***]

Design Useful Life of Facility: [***]

Owner’s Approved Major Subcontractors (Exhibit K to the Agreement) should be referenced during design. Only proven technology is acceptable. Best quality equipment should be used based on plant design. Utility-grade technology is preferred. Exceptions should be noted and technically substantiated.

1.4	Size and Capacity

The Project nameplate capacity is [***].

1.5	Standards

Standards are referenced in the Minimum Technical Requirements (Exhibit A Attachment 1).

1.6	Sound Criteria

The noise level design is not to exceed a maximum sound pressure level of [***] dBA @ 3-ft in all directions.

1.7	Site Design Parameters

All site design parameters per ASCE 7-10; IBC 2012 and Georgia Amendments

Reference Site Parameters:

Substation Coordinates	[***]
Minimum/Maximum Dry Bulb Temperature (ASHRAE 50 year/50 year)	[***]
Minimum/Maximum (ASHRAE annual design conditions)	[***]
Design Maximum Rainfall	[***]
Frost Depth	[***]
Design Snow Load (ground snow load)	[***]
Design Wind Load (3 second gust)	[***])
Site Class	[***]
Soil Profile	[***]
Seismic Design Category	[***]
Occupancy Category	II
Seismic Loading Importance Factor	[***]
Spectral Response Acceleration at Short Periods Ss	[***]
Spectral Response Acceleration at 1-sec Period S1	[***]
Site Coefficient, Fa	[***]
Site Coefficient, Fv	[***]
Short Period (0.2 sec) Design Spectral Acceleration SDS	[***]
One Second (1.0 sec.) Design Spectral Acceleration SD1	[***]
Wetlands	To be avoided by Contractor
Floodplains	To be avoided by Contractor
Corrosion Classification	[***]
Subsurface Conditions	TBD

5	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

1.8	Project Milestones/Schedule

The Project Milestone Dates and Schedule are referenced in Exhibits I and J.

1.9	Nomenclature

AHJ	Authority Having Jurisdiction

DC	Direct Current

DSS	Document Submittal Specification (Appendix F to MTR)

E&CS	Owner’s Engineer - Engineering & Construction Services

GPC	Georgia Power Company

kV	kilovolts

kW	measure of instantaneous power measured in kilowatts AC

MTR	Minimum Technical Requirements (Attachment 1 to Exhbit A)

PIMS	Southern Company Project Information Management System

POI	Point of Interconnection – defines the location of the physical electrical interconnection to the participating TO

SCADA	Substation Communication and Data Acquisition System that provides data acquisition, monitoring, archiving and operator station functions for the PV power plant

TO	Transmission Organization

2.0	Owner’s Scope of Work

The Owner has already provided facility locations, the preliminary site survey, environmental studies and development permitting. In addition to these documents, the following services and supplies are to be provided by the Owner.

6	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

2.1	Site Control, Site Access, and Landowner Property Rights

The Owner is responsible for obtaining Site control, providing Site access, and obtaining necessary leases and easements. The Contractor shall be responsible for incorporating the Owner provided lease and easement agreement requirements into the overall Project design and subsequent construction.

2.2	Permitting

The Contractor shall comply with all permits already obtained by the Owner and be responsible for acquisition of and compliance with all required Contractor permits including but not limited to construction permits, transportation permits, road entrance/crossing permits, and utilities crossing permits.

2.3	Interconnection

Owner shall perform all engineering work related to obtaining approvals from the Participating Transmission Organization (“TO”), utility and/or applicable agencies for electrical interconnection with support from Contractor. Owner shall file the necessary documents and pay any associated fees. Owner shall be responsible for all delays resulting from Owner’s failure to provide backfeed power on or before 10/01/2015.

Owner shall be responsible for construction of interconnection facilities for the Project in the Owner’s 200’ x 220’ substation. GPC Transmission will install a dead end structure (or riser if the Contractor builds the tie line underground), switch and surge protection inside of the substation for the Contractor’s point of interconnection and will provide conduit 5’ from the substation fence.

The Contractor shall provide switchgear and DC power outside of the substation.

The substation Main Step-Up transformer (MSU) to be purchased by Owner based upon engineering details provided by the Contractor.

Assume a maximum [***] amp fault interrupting capability (fault current from grid to be confirmed by Owner as part of final design).

Interconnection protection scope required and to be developed with Owner.

Owner shall identify the export power requirements, limits and restrictions (if applicable).

2.4	Data Communication

Owner shall be involved in network architecture design review and approval.

2.5	Construction Observation

The Owner shall have representation with the option to be present at the jobsite at all times during the construction of the Project. The representative(s) shall be responsible for observing the overall construction of the project as well as coordination and communicating with the Contractor’s site team.

2.6	Owner’s Facilities during Construction

Contractor shall provide Owner with an office in one of the Contractor’s field office trailers with electrical, telephone, and internet service.

2.7	Owner Engineer

The Owner shall have engineering representation with the option to review design at 10%, 50% and 90% milestones and have final say on technical requirements. The Owner’s engineering representation shall have the opportunity for surveillance including factory equipment inspection as requested.

7	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

2.8	Metering

Owner shall provide a revenue grade watt-hour meter, meter socket and meter box near the point of interconnection

3.0	Contractor’s Scope of Work

This Project entails the full scope engineering, procurement and construction of a solar electric generation facility. With the exception of the Owner’s obligations specified herein or in the Agreement, the Contractor’s Scope of Work for the Project includes the provision of all engineering design services, procurement, installation, testing and commissioning.

It is the Contractor’s responsibility to review all pertinent Project requirements and criteria, as contained in the entirety of the RFP or the Agreement. However, the Contractor shall not rely on the physical description contained in the RFP or Agreement to identify all Project components. The Contractor shall determine the full scope of the Project through thorough examination of the supplied documents, the Site, the provided reference materials and any reasonable inferences to be gathered therefrom.

3.1	Scope of Work Overview

The Project shall be engineered and constructed in accordance to the performance and design requirements identified in the Scope of Work, Exhibits and Appendices and other documents referenced herein and shall meet or exceed the technical specifications utilized in the attached PVsyst summary document provided as Attachment 4 to Exhibit A.

The Project shall be designed to meet a minimum [***]-year design life, considering the site specific conditions and expected operating conditions.

The Contractor shall provide or cause to be provided materials, equipment, machinery, tools, labor, demolition, disposal, transportation, construction fuels, chemicals, construction utilities, administration and other services and items required to complete the project per the requirements set forth in the Agreement.

In accordance with the Agreement, the Contractor shall acquire and comply with construction permits for the solar array and comply with all permits obtained by the Owner.

The Contractor has provided an Energy Production Model based upon its proposed design using the latest version of PVSyst simulation software (report and 8760 hourly generation file). 8760 hourly generation reports and excel files shall be provided for [***] years of generation using the basis of [***] annual degradation on the DC energy. The summer PVsyst report is provided as Attachment 4 to this Exhibit A and the 8760 hourly generation report is provided as Attachment 5 to Exhibit A.

Solar Irradiance information should be obtained from National Renewable Energy Laboratory (NREL) Solar Power Prospector at http://maps.nrel.gov/prospector, (Average Annual GHI) for the Site.

The Project shall be oriented physically to optimize annual energy production. The PV module arrangement, inverter locations and internal access roads (sufficient to allow module washing as required) shall be determined by Contractor. The Contractor shall design the solar field layout with reference to any required setbacks along the Project property boundary (and sufficient for a security patrol road or inspection around the Project perimeter).

All equipment shall be grounded and bonded in accordance with NEC.

3.1.1	Minimum Photovoltaic Plant Requirements

DC:AC Ratio [***]

8	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

Tilt: [***]

Fixed Tilt Azimuth: [***]

DC Solar Field shall be fixed tilt

The Project shall be designed for autonomous operation excluding maintenance.

The Plant shall be designed to meet the requirements of the receiving transmission system, including the capability to operate within the power factor range of [***] lagging at the Point of Interconnection with the Participating TO at continuous rated power output and follow a voltage schedule. The Plant shall meet harmonics requirements.

3.2	PV Power Plant Hardware

3.2.1	PV Modules

Contractor shall furnish and install all PV modules. Module supplier must either be an approved supplier included in Exhibit K to the Agreement or approved in writing by Owner.

Section 858 of Pub. L. 113-191 (from NDAA 2015) will apply, but only to solar panels (not racking, inverters, screws, etc). The Trade Agreements Act applies.

Number of modules required shall be determined by Contractor but shall meet the minimum total module nameplate dc installed capacity specified in this Exhbit A.

Owner shall have the option to obtain excess spare modules from Contractor’s original purchase at no additional markup from Contractor.

Modules shall come with a minimum 10 year workmanship warranty and 25 year linear power output warranty. Flash test data and string level IV curve data will be provided as part of turnover.

3.2.2	PV Mounting System Hardware

Contractor shall furnish and install the entirety of the module mounting system.

System shall be installed per manufacturer’s specifications.

Racking system shall be approved by Owner in writing and may be of aluminum or hot dip galvanized steel design.

Provide hot-dipped galvanized steel posts in accordance with ASTM A123 at all exterior exposed structural steel, and associated connections. Galvanize or restore all racking areas where galvanizing is damaged or missing and repair galvanizing to comply with ASTM A780.

3.2.3	DC Solar Field

Contractor shall furnish and install the entirety of the DC Solar Field. The solar field shall consist of PV Modules mounted at a fixed tilt . The rows of modules shall be electrically connected in series, in groups referred to as “Strings.” Groups of Strings shall feed power to a common DC Combiner box.

The Contractor shall develop an optimized design, per final inverter specifications (inclusive of the tracking system requirements if applicable). The Project shall be optimally designed to minimize system losses, maximize reliability and meet all performance requirements.

9	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

3.2.4	Inverter

Contractor shall furnish and install the entirety of the inverter equipment. This shall include, but is not limited to, inverter, transformers (as required by design), disconnects, fuses, control equipment and associated mounting and electrical equipment (if required).

Inverters shall include “smart inverter” functions.

Contractor shall determine the number and sizing of the inverter equipment.

Each inverter shall not require external control and be fully autonomous. No inverter shall adversely affect other inverters.

Inverter phasing will meet the phasing requirements of the Owner.

3.2.5	Meteorological Station and Performance Monitoring Equipment

Contractor shall furnish and install the entirety of this equipment and interface it to the SCADA system. This equipment shall provide data for determining the performance of the solar array with respect to meteorological conditions. Requirements are provided in Attachment 1 to Exhibit A and Exhibit H.

3.2.6	SCADA System

The Contractor shall provide and install a complete Supervisory Control and Data Acquisition (“SCADA”) system for monitoring aspects of the Project that is fully compatible with third-party O&M services.

The SCADA system shall include: HMI workstation, the Historian server, backup/secondary HMI workstation, alarm/control PLC, telecommunication equipment. The SCADA network switch will be used to communicate with inverters, PLCs, relays and meterological stations.

The SCADA server will provide a database repository for all network connected devices. The SCADA server will also provide the HMI interface for monitoring and controlling plant operations.

All field devices will communicate through Modbus TCP/IP. Primary software utilized to develop HMI/SCADA configuration will be WonderWare Intouch.

[***] will be used as the main point of contact for monitoring the relays and meters in the switchgear. Controls for the breakers will be done through the main PLC.

3.2.7 Security System

Contractor shall be responsible for installing the perimeter fencing meeting the requirements specified in Attachment 1 to Exhibit A. No permanent Security System is required beyond perimeter fencing.

3.2.8	AC Collection (Distribution System)

Contractor shall furnish and install the entirety of the AC Collection system. The AC Collection shall consist of the wiring and associated electrical hardware required to feed power from the inverter stations to the substation.

Outdoor rated medium voltage switchgear shall be used prior to connection with the substation.

The collection system shall primarily consist of buried or overhead power cable and the necessary connections, non-load break elbows, load break elbows, termination kits, junction boxes/sectionalizer cabinets and switchgear to connect the inverter equipment to substation.

10	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

3.2.9	Interconnection

Contractor shall be responsible for all work to the point of interconnect excluding final termination of the medium voltage cables at the dead end structure in the substation. The point of interconnection shall be the dead end structure in the GPC substation at the Contractor’s specified [***] as shown in Attachment 2 to Exhibit A. Contractor will make final terminations and perform final testing of Contractor supplied cables and equipment.

3.3	Workmanship

All Work shall be in accordance with the latest editions of NFPA 70 (National Electric Code), NFPA 101 (Life Safety Code), National Electric Safety Code, International Building Code and the rules and regulations of State and Local Authorities Having Jurisdiction.

All Work shall be executed in a workmanlike manner and shall present a neat and mechanical appearance upon completion.

All items shall be installed straight and plumb in a workmanlike manner and care shall be exercised so that like items are mounted the same position, heights and general location.

3.4	Safety

The Contractor is solely responsible for project safety. Owner assumes no responsibility for job safety. Maximum consideration shall be given to job safety and only such methods as will reasonably ensure the safety of all persons shall be employed. Contractor will work in strict compliance with OSHA codes and regulations, as well as any other codes, laws and regulations as may be applicable.

3.5	Equipment Storage

Contractor shall store all electrical equipment in dry, covered locations as directed by equipment manufacturers. Contractor shall be responsible for replacing or repairing improperly stored equipment.

3.6	Site Work (Civil Infrastructure)

Contractor shall clear all trees, stumps and grub roots and organic materials from the construction area of the Work Site. Contractor shall remove all existing operations and structures on Work Site. Contractor shall obtain necessary approvals required for burning debris on the site.

Contractor shall cause all civil engineering work to be completed, including grading plans and drainage studies.

The Contractor shall construct infrastructure required to access the Site for construction and construct the Project in a condition to facilitate the long term operations and maintenance of the Project. The Scope of Work and requirements shall include, but not be limited to, the following:

1.	Site preparation including timber removal, stump removal/grubbing/demolition including removal or burning of spoil material and tree trash.

2.	All trees and shading structures from the property adjoining the Work Site that may shade solar panels shall be cleared by Contractor to approximately 200 feet from all photovoltaic modules.

3.	Remove or relocate any existing operations, structures, inactive ground water test wells on work site with prior approval of Owner.

4.	Wildlife relocation as applicable

5.	The drainage study.

6.	Grading plan/finish grading.

11	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

7.	Additional studies and geotechnical information as the Contractor sees fit.

8.	Transformer oil containment (GSU only).

9.	Permitting requirements as set forth in the Agreement, including Attachment B to the Agreement.

10.	Excavation, filling, backfilling, and disposal of excess soils (SPOIL) if applicable. Site shall comply with GA EPD Permit.

11.	Compliance as required by the site’s GA EPD Permit in coordination with Owner for erosion and sedimentation control throughout the construction period, potentially including but not limited to, site preparation activities, retention ponds, silt fence, crushed stone, rip rap, temporary seed and straw, soil erosion, sediment control, and final stabilization.

12.	Contractor shall furnish a competent person for BMP inspections as required by the Site’s GA EPD Permit. Deficiencies should be immediately reported to the Owner.

13.	All other Site preparation required, including without limitation erosion control measures in connection with site clearing and site preparation activities, such as retention ponds, silt fence, crushed stone, rip rap, temporary and permanent seed and straw, etc. Contractor will maintain erosion control installations.

14.	Perimeter and interior roadways. Roads shall be designed to provide access to major equipment and emergency vehicle turnaround. Roadways shall be a minimum of 12’ in width and consist of (2) - 6” lifts of compacted Graded Aggregate Base (GAB) material per Georgia DOT. Perimeter, interior, and driveway aggregate access roads will be designed for HS-20 Loading. Frequency of loading assumed to be low and for aggregate base roads.

15.	Laydown area, as needed, in Owner-approved locations

16.	Temporary stone installation within construction areas, as needed

17.	Restoration of Site including laydown area and roads.

18.	Chemical, hazardous material storage/containment.

19.	All required foundations and equipment pads. Designed to applicable codes and design requirements of the AHJ for wind speed, snow/ice load, importance factors, and seismic requirements.

20.	Concrete testing and pile testing as required.

21.	All project security fencing including gates and appurtenances.

3.7	Site Building

Contractor shall design, construct and fit out a single prefabricated metal building or connex for the site. This building shall be a combination of the plant control center (“PCC”) and other required site building spaces. The PCC shall be expanded to include a separate area for PV plant monitoring and O&M support functions. The PCC shall include a building, control and monitoring workstation, and minimal storage facilities. Contractor shall design and install all utilities, including power, and communications. Potable water and waste water/sewage facilities are not required. The control and monitoring workstation shall be equipped for real-time detailed monitoring of PV Power Plant performance.

12	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

3.8	Temporary Construction Telecommunications (Internet and phone service)

Contractor will be responsible for providing Internet and telephone for the temporary facilities for Contractor and Owner. Contractor shall calculate ground potential rise for the phone company’s use in selecting their protection equipment.

Consideration should be given to installing a temporary solution which can be converted into the permanent one show below.

3.9	Permanent Facilities (Wide Area Network (WAN) and phone service)

Contractor shall provide underground conduit (approved by service provider) from plant boundary to a point inside the control/office building to be considered the demarcation point for the network interface. Where ever possible, the conduit for the Temporary Construction Telecommunications should be reused.

Local Service Provider will run their lines in Contractor’s conduit up to this demarcation point. Contractor shall provide a Service Provider approved plywood backboard at the demarcation point on which the phone company can mount their termination and protection equipment. All wiring and equipment beyond this point is by Contractor.

Contractor shall calculate ground potential rise for the phone company’s use in selecting their protection equipment.

Contractor will be responsible for arranging WAN and telephone connectivity for the permanent facility from service provider with coordination from Owner.

If the area of the site is so remote that a land based circuit is not feasible and a microwave shot shall have to be established, the Owner’s telecom engineers shall be used by Contractor to design, build, and install the permanent solution.

4.0	General

4.1	Project Management

The Contractor shall serve as the Project Manager and shall provide and lead a project management team.

4.2	Project Employment and Resources

Owner does not have or envision a Project Labor Agreement will be necessary for the Project.

4.3	Site Performance Standards

Contractor shall perform (and cause its Subcontractors to perform) all Work in a safe, diligent, expeditious, and workmanlike manner, using new equipment, parts and components, and in accordance with the Agreement.

4.4	Public Roads.

Contractor shall repair damage to the Public Roads and Access Roads to the condition prior to project mobilization.

Contractor shall provide during construction alternative methods for public traffic to by-pass construction activities.

Contractor acknowledges and agrees that the access roads may be used by other persons performing work at the Site.

4.5	Testing

All testing and inspections shall be performed (or caused to be performed) by the Contractor or a Owner-approved third party unless otherwise noted. Contractor shall coordinate testing with Owner and/or representative and schedule testing a minimum of five (5) days in advance of any test. Owner may observe testing at its discretion.

13	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

4.6	Engineering and Design

Contractor shall be responsible for the engineering and design of the Project. Contractor shall independently research applicable codes and engineering references to comply with City, County, State, and Federal requirements. Contractor shall provide Project design documents for review/comments/acceptance by the Owner per the requirements in the Minimum Technical Requirements and the Agreement.

4.7	Procurement

Contractor shall procure all required equipment in accordance with the final drawings and specifications that are accepted by the Owner. Contractor’s proposal shall include timely order, tracking supply, unloading, staging, managing and secure storage of all equipment and supplies required for the successful completion of the Project. Long lead items should be identified in the submittal’s Project Schedule.

4.8	Construction

Contractor shall provide all services required to construct the Project. This includes, but is not limited to, the following:

1.	Provide temporary facilities required for construction. These facilities may include, but are not limited to, power supply, construction trailers with appropriate accommodations (for Contractor, Subcontractors and Owner), water supply and access

2.	Provide secure storage for Project equipment during construction

3.	Obtain and comply with all permits required for construction

4.	Conduct training of project labor force, subcontractors and staff.

5.	Complete all Project Site work, including grubbing, SWPPP, dust control, earthwork, grading and drainage, fencing and gates

6.	Inspection of site erosion control measures by a competent person and report of any deficiencies to Owner

7.	Provide Site security and required lighting for the Project. Lighting shall be provided at construction entrance and inverter pads.

8.	Install all Project fencing required

9.	Construct and install racking systems

10.	Install all PV modules

11.	Install all AC and DC power collection systems

12.	Install all inverters and inverter pads

13.	Collection system to the dead end structure in the substation

14.	SCADA System

15.	Temporary Construction Telecommunications (Internet and phone service) if applicable with consideration given to installing a temporary service which can be converted into a permanent facility if required.

14	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

4.9	Commissioning

Contractor shall provide descriptions of the various processes their company have developed in regard to commissioning of a project. All qualifications shall be provided in the proposal. Contractor should provide descriptions of the following at a minimum.

1.	Standards used for coordinating commissioning with the Owner and other parties of interest

2.	PV/Combiner/Inverter testing and commissioning

3.	Pile and racking testing (as applicable)

4.	Start-up and operational testing

5.	Performance testing

6.	Pre-synchronization and Synchronization

7.	Commercial Operation Start-up

8.	Requirements outlined in the MTR (Attachment 1 to Exhibit A) and Testing and Commissioning (Exhibit H to the Agreement)

4.10	Owner Operator Training

Contractor shall provide O&M training to the Owner and/or Operator of the Project after commissioning of the Project but before Final Completion.

1.	Training: Maintenance, operation, programming and calibration training.

2.	SCADA Training: monitoring and configuration access to settings.

3.	Maintenance: Personnel shall be provided with a maximum of one (1) week training involving the PV modules, inverter operation and displays, remote monitoring web-site and receiving alarms and performance reports.

4.	Such training shall also meet the specifications set forth in Attachment 6 to Exhibit A.

4.11	Commissioning and Acceptance Testing

Contractor shall furnish equipment and labor to completely commission the project in accordance with Acceptance Testing requirements set forth in Exhibit H to the Agreement. All test equipment shall have a current NIST traceable calibration. Contractor shall provide data and reports in a timely fashion. Contractor shall provide a program for in process testing and inspections as well as final acceptance and performance testing to prove the system meets the agreed upon performance ratio. Owner reserves the right to bring in a third party to confirm a sampling of the testing and commissioning and verify critical performance sensor measurements.

4.11.1	General Specifications:

1.	Prior to system conveyance, the system shall be commissioned via a set of functional tests undertaken by the Contractor and the equipment suppliers where appropriate. A record of all test results or reports shall be provided to Owner.

2.	Contractor shall provide written certification that testing is in accordance with and in compliance with Exhibit H to the Agreement.

3.	Contractor shall ensure that safety-related design features are executed in the installation.

4.	Contractor shall ensure that all work outlined in the construction documents is complete prior to starting any testing.

5.	Contractor shall ensure that the installation includes all equipment specified in the plan set and that equipment is installed in the configuration specified in the plan set. Any

15	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

6.	Contractor shall ensure that the installation meets all applicable codes and standards. Plans may show representative or characteristic details for equipment mounting, conduit routing, etc. When this is the case, the Contractor may be permitted to make minor changes in the field to conduit routing, combiner box locations, etc. Any necessary and reasonable deviation from the plans must maintain compliance to applicable codes and standards.

7.	Contractor shall ensure that the installation was completed with acceptable quality/workmanship.

8.	Contractor shall ensure all equipment is labeled for clear identification. Contractor shall ensure arc flash labels are applied to equipment as required.

9.	Contractor shall ensure that the installation includes elements for robustness commensurate with the system’s anticipated lifetime.

10.	The following items shall be considered for the commissioning and acceptance test plan:

a.	All equipment factory test reports are to be acceptable to Owner

b.	All testing and commissioning is to be in accordance with manufacturers standards where applicable to that equipment

c.	SCADA system commissioning and data read

d.	Inverter Commissioning

e.	Meteorological station, performance sensor and data logger commissioning

f.	Proper function of all disconnects and safety devices

g.	Electrical – resistance to ground measurements

h.	High Potential Testing of buried MV AC cables.

i.	Source circuit – open circuit voltage and polarity tests

j.	Combiner box fuse check

k.	String I-V curves on a statistically significant sample for initial baseline of performance

l.	Operating current and voltage test at each string

m.	Verify system reliability prior to Performance Ratio acceptance testing

n.	Final Testing – after SCADA system has been verified and system reliability has been ensured begin testing in accordance with Exhibit H of the Agreement.

4.12	Drawing Review and Approval

4.12.1	Drawing Review and Approval - General

Vendor drawings/documents that are provided “For Review” shall be entered into the Southern Company PIMS System by the vendor, utilizing a Vendor Transmittal Form (VTF). All comments shall be returned to the vendor using PIMS. Turnaround time by Owner will be 15 working days. A detailed document control plan shall be established during the Project Execution phase. Refer to the Document Submittal Specification (DSS) (Appendix F to MTR), for instructions regarding the handling of all project documentation.

16	Rev. A

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Scope of Work	[***]

4.12.2	Contractor Specified Equipment Packages

For procurement packages produced by the Contractor, the Contractor shall function as the “Owner’s engineer” and conduct a thorough review and approval of the drawings/documents to verify specifications are met and to verify interfaces, interferences and details required for BOP engineering. Owner’s internal engineering organization, SCS Engineering and Construction Services (E&CS) shall provide a cursory review of these drawings. The Contractor shall be responsible for consolidating comments prior to returning them back to E&CS Document Control for return to the vendor. A document control plan shall be developed to determine how comments and approvals are returned back to the vendor for Contractor produced procurement packages.

4.13	Project Controls Requirement

4.13.1	General

Owner requires specific Project Controls deliverables in order to assess Contractor’s plan for executing the work. Some of these deliverables are to be submitted with the proposal while others are due after award. In all cases, Contractor is expected to comply with Owner’s requirements.

4.13.2	Scheduling:

Contractor shall supply schedules and schedule updates per the requirements in the Special Conditions in Exhibit V.

4.13.3	Progress Information

Contractor shall submit to Owner written progress reports per the requirements in the Special Conditions in Exhibit V.

4.13.4	PIMS

Contractor shall use Owner’s Project Information Management System (PIMS) as described in the Special Conditions in Exhibit V.

17	Rev. A

Attachment 1
Minimum Technical Requirements	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.0	Reserved

SOUTHERN COMPANY GENERATION

ENGINEERING AND

CONSTRUCTION SERVICES

MINIMUM TECHNICAL REQUIREMENTS

FOR

[***] SOLAR FACILITY

FOR

GEORGIA POWER COMPANY

PREPARED BY: [***] DATE: 12/05/13

REVIEWED BY:

Title	Initials	Date
Technical Services	[***]	10/25/13
Electrical Design	[***]	10/25/13
Civil Design	[***]	10/25/13
New Generation Projects	[***]	10/25/13

APPROVED BY: [***] DATE: 11/04/14

No.	Description	Prepared By	Reviewed By	Approved By	Date
0	Issued for initial review	[***]	[***]	[***]	7-3-14

1

Attachment 1
Minimum Technical Requirements	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.0	PROJECT OVERVIEW	3

2.0	PLANT SPECIFIC INFORMATION	3

3.0	MINIMUM DESIGN REQUIREMENTS	3

3.1	General	3

3.2	Electrical	3

3.3	Civil	31

3.4	I&C	43

3.5	Engineering Studies	44

4.0	QUALITY ASSURANCE AND QUALITY CONTROL	30

4.1	General	45

4.2	Quality Requirements	45

4.3	Subvendor Work Location and Limitations	45

4.4	Inspection/Surveillance	45

4.5	Quality Surveillance Deficiency Report	47

4.6	Vendor Requests for Deviations from Quality Requirements	47

4.7	Witness/Hold Points and Testing	47

5.0	STARTUP REQUIREMENTS	3

5.1	General	48

6.0	TRAINING	3

2

Attachment 1
Minimum Technical Requirements	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.0	PROJECT OVERVIEW

This document and any referenced attachments specify the minimum technical requirements for the design, procurement and installation of the scope of work associated with the Project. Contractor shall coordinate with Owner as appropriate on the content herein.

2.0	PLANT SPECIFIC INFORMATION

Refer to the site specific information provided in the Scope of Work document (Exhibit A).

3.0	MINIMUM DESIGN REQUIREMENTS

[***]

4.0	QUALITY ASSURANCE AND QUALITY CONTROL

[***]

5.0	STARTUP REQUIREMENTS

5.1	General

It is Owner’s expectation that the successful bidder, upon award of the Agreement, shall provide a written, detailed startup plan for Owner to approve.

The detailed startup plan shall outline the recommended startup and commissioning activities and major systems and associated equipment as described in the Scope of Work (Exhibit A). The plan shall also address the following:

1.	A startup activity section in the schedule where key equipment startup milestones dates shall be identified

2.	A formal, documented process for system turnover to Owner which lists exceptions, punch list items, operating issues, and similar items.

3.	A bio of the bidder’s recommended Startup lead.

Owner will review the proposed startup plan and conduct any technical inspection that is deemed appropriate to ensure job safety and quality construction. Owner will define hold and witness points for major equipment startup and system commissioning as part of this review. Contractor will add these hold and witness points to the documents or procedures used to execute the startup activities. Construction may not continue until Owner approves the hold or witness point unless Owner authorizes otherwise. Owner reserves the right to walk down or inspect the project during all phases of construction to ensure project compliance to Owner’s project standards and expectations.

3

Attachment 1
Minimum Technical Requirements	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Prior to project acceptance, electronic copies of all O&M manuals, spare parts lists, equipment acceptance sheets, system warranty documentation, and so forth will need to be delivered to Owner’s Startup-designated representative or verified in Owner’s Documentum system.

Owner’s Startup group will have a limited role in the direct day-to-day startup of these systems. However, a startup presence will be onsite to review the major equipment startup, system commissioning, and final punch list development to ensure project compliance to Owner’s project standards and expectations.

6.0	TRAINING

A training program for Owner’s personnel covering equipment furnished shall be developed. The training program shall include classroom and on-site instruction. All training shall be completed prior to commencement of the tie-in outage.

All instructors shall be expert operating and maintenance training personnel.

The training program shall include sufficient details to thoroughly familiarize personnel with safety, operating procedures, controls, performance analysis, and maintenance instructions, including assembly and disassembly.

The proposal shall include a preliminary schedule with specific dates for training classes.

A class plan complete with number of instructors, instructor’s qualifications, materials supplied, and lesson plan shall be submitted.

Owner will have duplication rights (written, audio, and video) to all training materials with the understanding that these materials will be restricted to Owner’s internal uses.

4

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX B TO MINIMUM TECHNICAL REQUIREMENTS

REQUIRED RELAYS FOR NEW PLANTS AND RETROFIT BUSES

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX C TO MINIMUM TECHNICAL REQUIREMENTS

REQUIRED LV TRIP DEVICES

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX D TO MINIMUM TECHNICAL REQUIREMENTS

GROUNDING STANDARD

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX E TO MINIMUM TECHNICAL REQUIREMENTS

LIGHTNING PROTECTION STANDARD

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX F TO MINIMUM TECHNICAL REQUIREMENTS

DOCUMENT SUBMITTAL SPECIFICATION

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX G TO MINIMUM TECHNICAL REQUIREMENTS

SUPPLIER QUALITY ASSURANCE REQUIREMENTS

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX H TO MINIMUM TECHNICAL REQUIREMENTS

SUPPLIER QUALITY ASSURANCE REQUIREMENTS

INSPECTION PROGRAM REQUIREMENTS

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT 2 TO EXHIBIT A

SINGLE LINE DIAGRAM

[***]

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT 3 TO EXHIBIT A

GEOTECH REPORT

Pages 1-94 of 94

[***]

2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT 4 TO EXHIBIT A

PVSYST SUMMARY

Pages 1-5 of 5

[***]

3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT 5 TO EXHIBIT A

8760 PROFILE

Pages 1-104 of 104

[***]

4

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT 6 TO EXHIBIT A

OPERATING PERSONNEL TRAINING PROGRAM

Pages 1-5 of 5

[***]

5

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

CONTRACTOR DELIVERABLES TABLE

The following Contractor Deliverables shall be provided by Contractor to Owner prior to Substantial Completion:

1.	Commercial Information

a.	Equipment Warranties

i.	Module

ii.	Combiner Box

iii.	Re-combiner Box

iv.	Racking

v.	Inverter

vi.	MV Transformer

vii.	MV Collector System

viii.	Substation Protection and Controls (if applicable)

b.	Subcontractor Warranties (if applicable)

2.	Certain Project Design Deliverables

a.	Preliminary O&M Manual

b.	EPC Drawings and Specifications

c.	Interim As-built Drawings (PV system, layout, single-line, etc.)

d.	System Commissioning Report

i.	Insulation Resistance Testing (IRT)

ii.	DC String Combiner Box Commissioning

iii.	DC Re-combiner Commissioning

iv.	AC Distribution Commissioning

v.	Pile Testing

vi.	High Pot/VLF Testing

vii.	Meter Commissioning

viii.	Open Circuit Voltage Test

ix.	Flash Test

x.	Soils and resistivity Testing

xi.	Communications cabling

xii.	Factory Test Documentation

e.	Substantial Completion System Commissioning

i.	AC Distribution Commissioning

ii.	Transformer Commissioning

iii.	Pyranometer Calibration

iv.	Switchgear Commissioning

v.	Inverter Commissioing

vi.	DAS Commissioning

vii.	DC Amperage Test

viii.	Infrared (IR) Scanning

ix.	Power Factor Test

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

f.	Installation, Operation and Maintenance Manuals

g.	Spare Parts lists

h.	Substantial Completion Tests

i.	All documentation associated with the Performance Tests

i.	Additional reports

i.	Capacity Bank Study Report

ii.	Tap Setting Study Report

iii.	Module Allocation Plan

iv.	Relay Settings Report

v.	Start-up and Energization Plans

j.	Contractor-performed Site Studies (if performed by Contractor)

i.	Cultural Resources Survey

ii.	Phase 1 Environmental Site Assessment

iii.	Geotechnical Report

iv.	Topographical Survey

v.	Solar Production Studies

vi.	Load test

3.	Performance and Operations Reports and Procedures

a.	QA/QC Plan & Collected Data for Construction Activities

b.	Startup Plan & Collected Data

c.	Final Report of the Five Consecutive Day Operational Test

The following Contractor Deliverables shall be provided to Owner prior to Final Completion:

4.	Supplier Documentation

a.	Vendor Instructions, Tests and Certified Drawings and Documents; Training Materials, Operations and Maintenance Manuals; Factory Test data, List of Make and Model Numbers and all other pertinent information to be supplied for the following PV plant components and plant systems:

i.	Racking

ii.	Transformers (MV and Main Power)

iii.	Modules

iv.	Inverters

v.	Metering and Monitoring System

vi.	MV Collector System

vii.	Substation Equipment, Protection, and Controls

viii.	Meteorological Stations

ix.	SCADA/DAS System

5.	Safety Documentation

a.	Final OSHA 300Log

b.	Final Incident Reports

c.	Final First Aid Logs

d.	Final Root Cause Analysis Reports

2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

e.	Final Near Miss Reports

6.	Final Acceptance Deliverables

a.	Final As-Built Engineering Drawings and Specifications

b.	Final Vendor Drawings, Equipment Data, Specifications and Instruction Manuals

c.	All Contractor Permits with copies of close-out records

3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

APPLICABLE PERMITS

Part I: Contractor Permits

Contractor will obtain the following Permits:

1.	Building Permit (local and state) (if applicable)

2.	Oversize/Overweight Roadway Permits

3.	Dust Control Permit

4.	Erosion and Sedimentation Pollution Control Plan

5.	Certificate of Occupancy (if needed)

Part II: Owner Permits

Owner will obtain the following Permits:

1.	[***]

2.	FAA approvals, if needed

3.	Utility/Right-of-Way permits

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D – ENVIRONMENTAL, HEALTH AND SAFETY PLAN

PowerSecure

1609 Heritage Commerce Court

Wake Forest NC, 27587

www.PowerSecure.com

NYSE:POWR

Site Safety and Health Plan

Pages 1-180 of 180

Appendix A – Defined feature of work

Appendix B – Daily Job Safety Plan/AHA

Appendix C – Job Site Forms

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit E

Site Description

Page [1] of [1]

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F

LIEN WAIVERS

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F-1

CONTRACTOR’S INTERIM WAIVER AND RELEASE UPON PAYMENT

By executing and submitting its interim payment application and the lien waiver below, in consideration for the payment described in the lien waiver below, and for the purpose of inducing Owner to make this interim payment, Contractor, for itself, its employees, subcontractors, sub-subcontractors, mechanics, materialmen and laborers, does hereby represent and warrant as follows:

1.	All Parties Paid. Contractor has been paid all amounts owed for all materials or labor furnished to the Project through the effective date of the interim lien waiver below (the “Effective Date”), and that all parties supplying labor or materials to Contractor in connection with the Project have been paid, or will be paid promptly from the proceeds of this progress payment, for all labor, services, equipment or materials furnished with respect to Work performed prior to the Effective Date.

2.	Waiver of Claims. Upon receipt of the amount set out in the interim lien waiver below, Contractor waives and releases any and all claims, causes of action, suits, damages, judgments, demands of any kind, character and description, whether known or unknown, against, -Owner, , and its directors, officers, employees, agents, subsidiaries, parent and related firms, successors and assigns relating to labor, services, materials, machinery and equipment furnished with respect to Work performed prior to the Effective Date with the exception of claims for retainage withheld under the agreement with Owner, and those claims described below in an amount not to exceed the stated amount:

$
$
$

3.	Representations. Contractor represents that all required insurance coverages remain in effect and unchanged; that warranty obligations are undiminished by any known conditions or circumstances; and that no contract requirements have been waived or changed except by formal change order pursuant to the contract.

STATE OF GEORGIA

COUNTY OF

THE UNDERSIGNED MECHANIC AND/OR MATERIALMAN HAS BEEN EMPLOYED BY GEORGIA POWER COMPANY (“OWNER”) TO FURNISH                                          (DESCRIBE MATERIALS AND/OR LABOR) FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS                                          (TITLE OF THE PROJECT) WHICH IS LOCATED IN THE CITY OF                             , COUNTY OF                     , AND IS OWNED BY GEORGIA POWER COMPANY AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

(DESCRIBE THE PROPERTY UPON WHICH THE IMPROVEMENTS WERE MADE BY USING EITHER A METES AND BOUNDS DESCRIPTION, THE LAND LOT DISTRICT, BLOCK AND LOT NUMBER, OR STREET ADDRESS OF THE PROJECT.)

UPON THE RECEIPT OF THE SUM OF $        , THE MECHANIC AND/OR MATERIALMAN WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND THROUGH THE DATE OF                      (DATE) AND EXCEPTING THOSE RIGHTS AND LIENS THAT THE MECHANIC AND/OR MATERIALMAN MIGHT HAVE IN ANY RETAINED AMOUNTS, ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY THE UNDERSIGNED TO OR ON ACCOUNT OF SAID CONTRACTOR FOR SAID BUILDING OR PREMISES.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GIVEN UNDER HAND AND SEAL THIS          DAY OF             ,     .

(SEAL)

(WITNESS)

(ADDRESS)

NOTICE: WHEN YOU EXECUTE AND SUBMIT THIS DOCUMENT, YOU SHALL BE CONCLUSIVELY DEEMED TO HAVE BEEN PAID IN FULL THE AMOUNT STATED ABOVE, EVEN IF YOU HAVE NOT ACTUALLY RECEIVED SUCH PAYMENT, 60 DAYS AFTER THE DATE STATED ABOVE UNLESS YOU FILE EITHER AN AFFIDAVIT OF NONPAYMENT OR A CLAIM OF LIEN PRIOR TO THE EXPIRATION OF SUCH 60 DAY PERIOD. THE FAILURE TO INCLUDE THIS NOTICE LANGUAGE ON THE FACE OF THE FORM SHALL RENDER THE FORM UNENFORCEABLE AND INVALID AS A WAIVER AND RELEASE UNDER O.C.G.A. SECTION 44-14-366.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F-2

SUBCONTRACTOR’S INTERIM WAIVER AND RELEASE UPON PAYMENT

By executing and submitting its interim payment application and the lien waiver below, in consideration for the payment described in the lien waiver below, and for the purpose of inducing Contractor and Owner to make this interim payment, the Subcontractor or Supplier, for itself, its employees, subcontractors, sub-subcontractors, mechanics, materialmen and laborers, does hereby represent and warrant as follows:

1.	All Parties Paid. It has been paid all amounts owed for all materials or labor furnished to the Project through the effective date of the interim lien waiver below (“Effective Date”), and that all parties supplying labor or materials to it in connection with the Project have been paid, or will be paid promptly from the proceeds of this progress payment, for all labor, services, equipment or materials furnished with respect to the Project prior to the Effective Date.

2.	Waiver Of Claims. Upon receipt of the amount set out in the interim lien waiver below, it waives and releases any and all claims, causes of action, suits, damages, judgments, demands of any kind, character and description, whether known or unknown, against Owner, the Contractor, and the Contractor’s surety, and their respective directors, officers, employees, agents, subsidiaries, parent and related firms, successors and assigns, arising out of acts or omissions prior to the Effective Date , with the exception of claims for retainage withheld under the agreement with Contractor, and those claims described below in an amount not to exceed the stated amount:

$
$
$

3.	Representations. Subcontractor or Supplier represents that all required insurance coverages remain in effect and unchanged, and that warranty obligations are undiminished by any known conditions or circumstances.

STATE OF GEORGIA

COUNTY OF

THE UNDERSIGNED MECHANIC AND/OR MATERIALMAN HAS BEEN EMPLOYED BY                                          (NAME OF CONTRACTOR) TO FURNISH                                          (DESCRIBE MATERIALS AND/OR LABOR) FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS                                          (TITLE OF THE PROJECT) WHICH IS LOCATED IN THE CITY OF                             , COUNTY OF                     , AND IS OWNED BY GEORGIA POWER COMPANY (“OWNER”) AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

(DESCRIBE THE PROPERTY UPON WHICH THE IMPROVEMENTS WERE MADE BY USING EITHER A METES AND BOUNDS DESCRIPTION, THE LAND LOT DISTRICT, BLOCK AND LOT NUMBER, OR STREET ADDRESS OF THE PROJECT.)

UPON THE RECEIPT OF THE SUM OF $        , THE MECHANIC AND/OR MATERIALMAN WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND THROUGH THE DATE OF                      (DATE) AND EXCEPTING THOSE RIGHTS AND LIENS THAT THE MECHANIC AND/OR MATERIALMAN MIGHT HAVE IN ANY RETAINED AMOUNTS, ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY THE UNDERSIGNED TO OR ON ACCOUNT OF SAID CONTRACTOR FOR SAID BUILDING OR PREMISES.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GIVEN UNDER HAND AND SEAL THIS          DAY OF             ,     .

(SEAL)

(WITNESS)

(ADDRESS)

NOTICE: WHEN YOU EXECUTE AND SUBMIT THIS DOCUMENT, YOU SHALL BE CONCLUSIVELY DEEMED TO HAVE BEEN PAID IN FULL THE AMOUNT STATED ABOVE, EVEN IF YOU HAVE NOT ACTUALLY RECEIVED SUCH PAYMENT, 60 DAYS AFTER THE DATE STATED ABOVE UNLESS YOU FILE EITHER AN AFFIDAVIT OF NONPAYMENT OR A CLAIM OF LIEN PRIOR TO THE EXPIRATION OF SUCH 60 DAY PERIOD. THE FAILURE TO INCLUDE THIS NOTICE LANGUAGE ON THE FACE OF THE FORM SHALL RENDER THE FORM UNENFORCEABLE AND INVALID AS A WAIVER AND RELEASE UNDER O.C.G.A. SECTION 44-14-366.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F-3

CONTRACTOR’S WAIVER AND RELEASE UPON FINAL PAYMENT

By executing and submitting its payment application and the lien waiver below, in consideration for the final payment described in the lien waiver below, and for the purpose of inducing Owner to make final payment, the Contractor, for itself, its employees, subcontractors, sub-subcontractors, mechanics, materialmen and laborers, does hereby represent and warrant as follows:

1.	All Parties Paid. It has been paid in full all amounts owed for all materials or labor furnished to the Project, and that all parties supplying labor or materials to it in connection with the Project have been paid in full for all labor, services, equipment or materials ordered or supplied.

2.	Waiver Of Claims. Upon receipt of the amount set out in the lien waiver below, it waives and releases any and all payment claims, causes of action, suits, damages, judgments, demands of any kind, character and description, whether known or unknown, against the Owner and its respective directors, officers, principals, partners, employees, agents, subsidiaries, parent and related firms, successors and assigns, arising out of or pertaining in any manner to the Agreement, the property described below, or the Project.

3.	Authorization. It warrants that it is the sole owner of the claims released herein, that it has not sold, assigned or conveyed such claims to any other party, and that the individual whose signature appears below has personal knowledge of these matters and is fully authorized and qualified to make these representations on behalf of the Contractor.

4.	Scope Of Release. The representations and release contained herein are independent covenants and operate, and are effective with respect to, all labor, services, materials or equipment provided by or through the Contractor or Subcontractor or Supplier, under any agreement, whether oral or written, whether extra or additional to any such agreement, and with respect to any further labor, materials, equipment or services to be furnished with respect to the Agreement and the Project.

WAIVER AND RELEASE UPON FINAL PAYMENT

STATE OF GEORGIA

COUNTY OF

THE UNDERSIGNED MECHANIC AND/OR MATERIALMAN HAS BEEN EMPLOYED BY GEORGIA POWER COMPANY (“OWNER”) TO FURNISH                                          (DESCRIBE MATERIALS AND/OR LABOR) FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS                                          (TITLE OF THE PROJECT) WHICH IS LOCATED IN THE CITY OF                     , COUNTY OF                     , AND IS OWNED BY GEORGIA POWER COMPANY, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

(DESCRIBE THE PROPERTY UPON WHICH THE IMPROVEMENTS WERE MADE BY USING EITHER A METES AND BOUNDS DESCRIPTION, THE LAND LOT DISTRICT, BLOCK AND LOT NUMBER, OR STREET ADDRESS OF THE PROJECT.)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

UPON THE RECEIPT OF THE SUM OF $        , THE MECHANIC AND/OR MATERIALMAN WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY THE UNDERSIGNED TO OR ON ACCOUNT OF SAID CONTRACTOR FOR SAID PROPERTY.

GIVEN UNDER HAND AND SEAL THIS              DAY OF             ,     .

Contractor

By:

Printed Name:

Its:

Sworn and subscribed before me this
day of , 200 .

Notary Public
My Commission Expires:

NOTICE: WHEN YOU EXECUTE AND SUBMIT THIS DOCUMENT, YOU SHALL BE CONCLUSIVELY DEEMED TO HAVE BEEN PAID IN FULL THE AMOUNT STATED ABOVE, EVEN IF YOU HAVE NOT ACTUALLY RECEIVED SUCH PAYMENT, 60 DAYS AFTER THE DATE STATED ABOVE UNLESS YOU FILE EITHER AN AFFIDAVIT OF NONPAYMENT OR A CLAIM OF LIEN PRIOR TO THE EXPIRATION OF SUCH 60 DAY PERIOD. THE FAILURE TO INCLUDE THIS NOTICE LANGUAGE ON THE FACE OF THE FORM SHALL RENDER THE FORM UNENFORCEABLE AND INVALID AS A WAIVER AND RELEASE UNDER O.C.G.A. SECTION 44-14-366.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT F-4

SUBCONTRACTOR’S WAIVER AND RELEASE UPON FINAL PAYMENT

By executing and submitting its payment application and the lien waiver below, in consideration for the final payment described in the lien waiver below, and for the purpose of inducing Contractor and the Owner to make final payment, the Subcontractor or Supplier, for itself, its employees, subcontractors, sub-subcontractors, mechanics, materialmen and laborers, does hereby represent and warrant as follows:

1.	All Parties Paid. Upon receipt of the amount set forth in the lien waiver below, it has been paid in full all amounts owed for all materials or labor furnished to the Project, and that all parties supplying labor or materials to it in connection with the Project have been paid in full for all labor, services, equipment or materials ordered or supplied.

2.	Warranty Of Work. It warrants that all work, labor and materials furnished by or through it are free from defects and fully comply with all requirements of the plans, specifications, subcontract, the Agreement and all documents related thereto.

3.	Waiver Of Claims. Upon receipt of the amount set forth in the lien waiver below, it waives and releases any and all payment claims, causes of action, suits, damages, judgments, demands of any kind, character and description, whether known or unknown, against the Contractor, the Contractor’s Surety, the Owner, any construction lender, and their respective directors, officers, principals, partners, employees, agents, subsidiaries, parent and related firms, successors and assigns, arising out of or pertaining in any manner to the Subcontract, the Agreement, the property described below, or the Project.

4.	Authorization. It warrants that it is the sole owner of the payment claims released herein, that it has not sold, assigned or conveyed such claims to any other party, and that the individual whose signature appears below has personal knowledge of these matters and is fully authorized and qualified to make these representations on behalf of the Subcontractor or Supplier.

5.	Scope Of Release. The representations, waiver and release contained herein are independent covenants and operate, and are effective, final and binding and shall not be invalidated by any future occurrence or claim by any person or entity, including any trustee acting on behalf of any person, entity or bankrupt estate.

WAIVER AND RELEASE UPON FINAL PAYMENT

STATE OF GEORGIA

COUNTY OF

THE UNDERSIGNED MECHANIC AND/OR MATERIALMAN HAS BEEN EMPLOYED BY                                          (“CONTRACTOR”) TO FURNISH                                          (DESCRIBE MATERIALS AND/OR LABOR) FOR THE CONSTRUCTION OF IMPROVEMENTS KNOWN AS                              (TITLE OF THE PROJECT OR BUILDING), WHICH IS LOCATED IN THE CITY OF                     , COUNTY OF                     , AND IS OWNED BY GEORGIA POWER COMPANY (“OWNER”), AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

(DESCRIBE THE PROPERTY UPON WHICH THE IMPROVEMENTS WERE MADE BY USING EITHER A METES AND BOUNDS DESCRIPTIONS, THE LAND LOT DISTRICT, BLOCK AND LOT NUMBER, OR STREET ADDRESS OF THE PROJECT.)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

UPON THE RECEIPT OF THE SUM OF $        , THE MECHANIC AND/OR MATERIALMAN WAIVES AND RELEASES ANY AND ALL LIENS OR CLAIMS OF LIENS IT HAS UPON THE FOREGOING DESCRIBED PROPERTY OR ANY RIGHTS AGAINST ANY LABOR AND/OR MATERIAL BOND ON ACCOUNT OF LABOR OR MATERIALS, OR BOTH, FURNISHED BY THE UNDERSIGNED TO OR ON ACCOUNT OF SAID CONTRACTOR FOR SAID PROPERTY.

GIVEN UNDER HAND AND SEAL THIS          DAY OF             ,     .

Subcontractor/Supplier

By:

Printed Name:

Its:

Sworn and subscribed before me this
day of , 201 .

Notary Public My Commission Expires:

NOTICE: WHEN YOU EXECUTE AND SUBMIT THIS DOCUMENT, YOU SHALL BE CONCLUSIVELY DEEMED TO HAVE BEEN PAID IN FULL THE AMOUNT STATED ABOVE, EVEN IF YOU HAVE NOT ACTUALLY RECEIVED SUCH PAYMENT, 60 DAYS AFTER THE DATE STATED ABOVE UNLESS YOU FILE EITHER AN AFFIDAVIT OF NONPAYMENT OR A CLAIM OF LIEN PRIOR TO THE EXPIRATION OF SUCH 60 DAY PERIOD. THE FAILURE TO INCLUDE THIS NOTICE LANGUAGE ON THE FACE OF THE FORM SHALL RENDER THE FORM UNENFORCEABLE AND INVALID AS A WAIVER AND RELEASE UNDER O.C.G.A. SECTION 44-14-366.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT G

REQUIREMENTS FOR PROGRESS REPORTING

Contractor shall provide regular progress and schedule reporting in accordance with Section 7.5 of the Agreement and Exhibit A - Statement of Work. The Monthly Progress Report shall be organized in accordance with the following Table of Contents:

1.	Executive Summary

2.	Project Team

2.1.	EPC Contractor

2.2.	Major Contractors/Suppliers

3.	Health, Safety and Environment

3.1.	Workforce Report

3.2.	Reportable Incidents

3.3.	Environmental Compliance

4.	Contract Schedule updates and modifications

4.1.	PV Solar Plant

A.	Key Milestone Status

B.	Activities planned for next month

C.	Procurement Progress and Status Report

D.	Construction Progress Curves including at a minimum:

i.	Site Grading

ii.	Post install

iii.	Tilt Bracket install

iv.	Rail install

v.	Module/Cartridge install

vi.	PCS Vault installation

vii.	DC Feeders installation

viii.	AC Feeders installation

ix.	(PCS) Power Conversion Station install

x.	Start-up and Testing progress

E.	Manufacturing Status Report

F.	Arrival of materials at Site and planned deliveries for next 3 months

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2.	Substations and Transmission – (if applicable)

A.	Key Milestone Status, identification and status of critical path activities (including float)

B.	Activities planned for next month

C.	Procurement Process and Status Report

D.	Step-up Transformer and Switchgear off-Site Functional Test Schedule

E.	Arrival of materials at site and planned deliveries for next 3 months

4.3.	Mobilization of key contractors and planned mobilization for next 3 months

4.4.	Major Accomplishments Project to Date

4.5.	Major Accomplishment This Month

4.6.	Goals for Next Month

5.	Quality Control

5.1.	Shop Inspection and Testing

5.2.	Non-conformance metrics

5.3.	Areas of concern and action plans

6.	Startup and Commissioning Process and Technical discussion

7.	Commercial

7.1.	Change Order Status

7.2.	Payment Status

7.3.	Reforecast of project cash-flow through project completion

7.4.	Monthly cancelation exposure for next three months

8.	Training

9.	Issues and Remedies

10.	Deliverables

10.1.	Current drawing list

10.2.	Current equipment list

11.	Community

12.	Photos

13.	Any other information reasonably requested by Owner

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT H

TESTING AND COMMISSIONING

Pages 1-11 of 11

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Contents

1.0	Substantial Completion Testing Overview	3

2.0	Five Consecutive Day Operational Test	3

3.0	Five Day Performance Ratio Test	3

4.0	System Commissioning	7

4.1	Mechanical Completion	7

4.1.1	Insulation Resistance Testing (IRT)	7

4.1.2	DC String Combiner Box Commissioning:	7

4.1.3	DC Re- Combiner Box Commissioning:	7

4.1.4	AC Distribution Commissioning:	8

4.1.5	Pile Testing:	8

4.1.6	High Pot/VLF Testing.	8

4.1.7	Meter Commissioning:	9

4.1.8	Open Circuit Voltage Test:	9

4.2	Substantial Completion	9

4.2.1	Transformer Commissioning:	9

4.2.2	AC Distribution Commissioning:	9

4.2.3	[Reserved]	9

4.2.4	Pyranometer Calibration:	10

4.2.5	[Reserved]	10

4.2.6	Inverter Commissioning:	10

4.2.7	DAS Commissioning:	10

4.2.8	DC Amperage Test:	10

4.2.9	Power Factor Unity Demonstration:	10

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.0	Substantial Completion Testing Overview

Owner and the Independent Engineer shall oversee a Five Consecutive Day Operational Test and a Five Day Performance Ratio Test (collectively, the “Substantial Completion Tests”) conducted by Contractor, which may be witnessed by Owner and the Independent Engineer, to demonstrate the reliability and performance of the PV Plant.

Contractor shall give Owner at least seven (7) days written notice in advance of the date on which Contractor intends to commence the initial Substantial Completion Test. Thereafter, Contractor shall give Owner at least three (3) days’ notice of all subsequent Substantial Completion Tests unless a shorter notice period is agreed to in advance and in writing by Owner.

Contractor guarantees that the PV Plant will have an Actual Performance Ratio (as defined below), determined as described herein, of 100% of the Base Case Performance Ratio of the PV Plant (“Guaranteed Performance Ratio”). The “Base Case Performance Ratio” is defined as the performance ratio generated in the base case PVSYST model, corresponding to the month in which Substantial Completion is achieved. See Table 1 for Monthly Base Case Performance Ratios.

If Contractor believes that the PV Plant has achieved the Guaranteed Performance Ratio, then Contractor shall provide written certification of passage to Owner with the written results of the Actual Performance Ratio as compared to the Base Case Performance Ratio, in a form reasonably acceptable to Owner.

If Contractor believes that the PV Plant has achieved the Reliability Guaranty, then Contractor shall provide written certification of passage to Owner with the written results of the Five Consecutive Day Operational Test in a form reasonably acceptable to Owner.

2.0	Five Consecutive Day Operational Test

In addition to guaranteeing the Guaranteed Performance Ratio, as the “Reliability Guaranty,” Contractor guarantees that the PV Plant will perform for five (5) consecutive days (the “Five Consecutive Day Operational Test”) without a Significant System Misoperation. Events qualifying as “Significant System Misoperation” will be determined by the Independent Engineer and will include, but not be limited to, the following: (a) inverter shutdowns (that require component repair, replacement or manual intervention to clear and (b) more than 0.5% of all source circuit fuses open, or component failures during the test period. If a Significant System Misoperation occurs, corrective action will be taken promptly by Contractor to correct such Significant System Misoperation, and the data for that day will be discarded and the Five Consecutive Day Operational Test will be restarted the following day. In the event that an external grid interruption occurs, the test will not restart, but will be extended for the length of time that the grid was not available.

3.0	Five Day Performance Ratio Test

The “Five Day Performance Ratio Test” will be a test during which data will be collected at 5-minute intervals for use as data points in the test evaluation, such test to be based on five days of PV Plant operation during which the PV Plant receives Sufficient Insolation and no Significant System Misoperation occurs, as mutually agreed upon by the parties. “Sufficient Insolation” means insolation that is equal to or greater than eighty-five percent (85%) of the “Average Daily Insolation (POA)” set forth in Table 1 below in the relevant month. A minimum of one day must have insolation greater than 100% of the average daily insolation in the relevant month. Days that experience Significant System Misoperation or do not have Sufficient Insolation can be excluded and the test resumed on the next qualifying day without restarting the test. For clarity, days following the commencement of the test period with Sufficient Insolation and without Significant System Misoperation cannot be excluded.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Data collected will be used to calculate the Actual Performance Ratio. A single Actual Performance Ratio will be calculated for the five-day test. This will then be compared with the Base Case Performance Ratio in Table 1 below.

The acceptance criterion for the Five Day Performance Ratio Test: the Actual Performance Ratio divided by the applicable monthly Base Case Performance Ratio must be equal to 100% of the target PR.

The “Actual Performance Ratio” with respect to the PV Plant shall be calculated using the following formula:

PRactual = E/((kWp) * [POA/STC] * [Tcorr])

Where:

PRactual = Actual Performance Ratio

E = measured AC electrical generation (kWh) over the five days of operation

kWp = summation of installed module nameplate capacity

POA = average measured POA irradiance (w/m2)

STC = irradiance at standard test conditions (1,000 W/m2)

Tcorr = 1 + Tc * (Tmeasured – Tmodeled)

Tc = Module temperature coefficient of power (TBD/°C), as defined in the Module manufacturer’s datasheet

Tmeasured = Irradiance Weighted Measured Module temperature (°C) (from measured data)

•	ti is the measured module temperature for a given time interval

•	Ii is the measured insolation incident on the module during the given time interval

•	i is the index for all time intervals in a given month

•	j is an index which refers to the specified month

•	demonstrates the adjustment from module temperature to cell temperature per D. L. King,
“Photovoltaic Array Performance Model,” Sandia National Laboratories Report, SAND2004-3535, 2004.

Tmodeled = Irradiance Weighted Module temperature for the month (°C) (from model data)

•	ti is the modeled module temperature for a given time interval

•	Ii is the modeled insolation incident on the module during the given time interval

•	i is the index for all time intervals in a given month

•	j is an index which refers to the specified month

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

•	demonstrates the adjustment from module temperature to cell temperature per D. L. King, “Photovoltaic
Array Performance Model,” Sandia National Laboratories Report, SAND2004-3535, 2004.

Table 1 – Base Case Monthly Performance Ratios*

Month	Base Case PR	Irradiance Weighted Module Temperature (Tmodeled) [°C]	Average Daily Insolation (POA) [kWh/m2]
January	0.843	26.38	4.03
February	0.819	26.50	4.57
March	0.797	35.50	5.85
April	0.788	39.04	6.40
May	0.787	42.77	6.60
June	0.788	45.46	6.11
July	0.795	44.62	6.02
August	0.784	46.90	5.93
September	0.795	42.94	5.50
October	0.814	37.11	4.97
November	0.832	31.95	4.45
December	0.847	27.22	3.88

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Table 2 – Standards of Measurement

Model and class pyranometer(s) to be used for the Plane of Array sensors	Three (3) POA sensors: Kipp & Zonen CMP-22

Module temperature sensors to be used	A minimum of four (4) Module temperature points of reference will be used, throughout the field and mounted near the middle of the string. Contractor may install more at their discretion and their cost.

Model and class pyranometer(s) to be used for the Global Horizontal sensors	Three (3) GHI sensors: Kipp & Zonen CMP-22

Insolation will be based on POA measurements	Both POA and GHI data will be available, but for purposes of the test in this Exhibit H, POA measurements will be used.

Cleaning Schedule for pyranometers for the duration of the test.	The pyranometer domes will be cleaned at the beginning of the test, visually inspected daily, and cleaned as necessary.

Handling of nighttime power and irradiance values	Any negative power reading will be zeroed. Any negative POA irradiance reading will be zeroed.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.0	System Commissioning

The following is a list of the activities will be completed in order to verify proper system design, construction and quality to ensure proper and reliable operation. The activities are grouped by project Milestone to indicate what will be completed as of the date that Milestone is achieved.

4.1	Mechanical Completion

4.1.1	Insulation Resistance Testing (IRT)

All AC and DC conductors are to be tested by applying a known voltage at low current and measuring resistance to ensure no ground-faults are occurring. IRT testing will be done in accordance with all applicable national and local electrical testing requirements.

4.1.2	DC String Combiner Box Commissioning:

All the DC Combiner Boxes are inspected and tested to verify the following:

a)	Correct number of Modules are wired in each string

b)	Verification of proper string polarity

c)	Confirmation that all Modules are functioning properly to the module manufacturer’s specifications

d)	Confirmation that there are no ground-faults present

e)	verify that all string fuses are properly sized and fuse holders operate properly

f)	verify that disconnect switch operates properly

g)	verify that equipment ground is properly installed

h)	verify that all conduit is properly installed and sealed

i)	verify that conduit sleeves have been properly employed in locations where there is ground motion potential

j)	verify that weep-hole has been installed and meets the enclosure NEMA rating

k)	Verification that all string feeder cables have been installed to the requirements of the design drawings and all cable testing has been completed.

l)	Verify that door seal is intact and that door operation is correct, with no bowing or off-center closure, all locking mechanisms are in place, and no surface damage is evident that has not been repaired according to manufacturer’s specifications, No enclosure integrity is compromised.

m)	verify that UL label (where required) is present and that the equipment voltage class meets the operating voltage class

n)	for all cables verify that the cable installed meets the voltage class of operation and that the cable meets the conditions where installed including UV exposure, UG/TC installation etc.

4.1.3	DC Re- Combiner Box Commissioning:

All the DC Re-Combiner Boxes are inspected and tested to verify the following:

a)	Confirm proper input circuit voltage.

b)	Verification of proper string polarity.

c)	Confirmation that there are no ground-faults present.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

d)	Verify that all fuses are properly sized and fuse holders operate properly.

e)	Verify that disconnect switch operates properly.

f)	Verify that equipment ground is properly installed.

g)	Verify that all conduit is properly installed and sealed.

h)	Verify that all string feeder cable termination lugs are properly torqued and torque-marks are appropriately applied.

i)	Verify that re-combiner bus-bars reflect no damage.

j)	Verification that all string feeder cables have been installed to the requirements of the design drawings and all cable testing has been completed.

k)	Verify that door seal is intact and that door operation is correct, with no bowing or off-center closure, all locking mechanisms are in place, no surface damage is evident that has not been repaired according to manufacturer’s specifications, and no enclosure integrity is compromised.

l)	Verify that UL label (where required) is present and that the equipment voltage class meets the operating voltage class.

4.1.4	AC Distribution Commissioning:

Inspection and commissioning of all equipment incorporated into the AC Distribution scheme including switchgear, disconnects, relays, breakers, fuses and other equipment required based on AC Distribution configuration. Inspection and testing includes verification of all component specifications and verifying proper installation.

4.1.5	Pile Testing:

A designated population of piles will be tested to verify stability and resistance to up-lift forces. The number of piles is dependent on overall pier quantity and location in the project site as determined by a licensed professional engineer. The piles are tested after installation to verify structural integrity within the design parameters of the system. Piles are cycled through lateral loading at specified values and deflection is measured to verify whether piles are sufficiently stable at the various loads.

4.1.6	High Pot/VLF Testing.

In accordance with ICEA, IEC, IEEE and other power cable consensus standards, testing can be performed by means of direct current, power frequency alternating current, or very low frequency alternating current. These sources may be used to perform insulation-withstand tests, and baseline diagnostic tests such as partial discharge analysis, and power factor or dissipation factor. The selection shall be made after an evaluation of the available test methods and a review of the installed cable system. Some of the available test methods are listed below.

i.	Direct current (dc) dielectric withstand voltage

ii.	Very low frequency (VLF) dielectric withstand voltage

iii.	Power frequency (50/60 Hz) dielectric withstand voltage

iiii.	Power factor/ dissipation factor (tan delta)

iv.	DC insulation resistance

8

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.1.7	Meter Commissioning:

Meters are inspected and tested to ensure the following:

a)	Verify proper wiring and installation.

b)	Verifying proper Current and Voltage Transformer (CT/VT) selection based on required accuracy classification.

c)	Verify proper CT & VT ratio programming into meter.

d)	Verify meter is accurately capturing and recording performance data.

e)	Verify meter is capable of being remotely read.

4.1.8	Open Circuit Voltage Test:

The open circuit voltage test provides a simple method to determine that a string is properly connected and that all strings are producing the appropriate level of voltage. This test should be done under stable sky conditions.

a)	Measure string Voc/Isc at the combiner box for all strings at the combiner box.

b)	Measure average module temperature.

c)	Measure plane of array irradiance.

d)	Contractor shall test, record, and analyze all collected data. Data analysis shall include, at minimum, a calculation that shows the relative Voc, Imp & Pmax values for each string at STC.

e)	Contractor shall submit the test data, analysis, and results within one (1) week after testing has been completed. All calculations shall be provided in Excel format with calculation formulas shown.

f)	A written statement shall be provided with each data submission that states the tested string values (Voc, Isc, Vmp, Imp, Pmax) are within manufacturer tolerances at STC.

g)	If any string is abnormal, or not performing as expected, a detailed investigation and root cause analysis shall take place. All analysis results and corrections made shall be documented in the data submission and report summary including all abnormalities and/or problematic strings.

4.2	Substantial Completion

4.2.1	Transformer Commissioning:

All transformers are inspected to verify proper installation, proper specifications, inspect for leaks and measure oil pressure and temperature. Typical parameters measured are below along with whether a failure occurred during the test:

a)	Voltage.

b)	Current.

c)	Capacitance.

d)	Frequency.

4.2.2	AC Distribution Commissioning:

Verifying proper operation with respect to system operation.

4.2.3	[Reserved]

9

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2.4	Pyranometer Calibration:

The calibration of the pyranometer occurs in a controlled environment by the manufacturer who provides a calibration certificate verifying the results of the calibration, along with any corrective actions necessary to ensure the component is operating within acceptable parameters. After installation, commissioning documentation confirming (a) proper horizontal (level) installation of the GHI sensor and (b) proper alignment of the POA sensor is required to be supplied.

4.2.5	[Reserved]

4.2.6	Inverter Commissioning:

All inverters are inspected and tested to verify proper installation and performance per manufacturer’s specifications given the current system performance parameters. Commissioning is typically completed in conjunction with the manufacturer and to the manufacturers specified requirements but generally involves the following:

a)	Inspection and verification of proper installation per system and inverter specifications.

b)	Verification of proper and reliable electrical performance given environmental conditions and system DC power input.

c)	Verification of proper communication and reporting to the system Data Acquisition System (DAS).

4.2.7	DAS Commissioning:

Commissioning of the DAS requires complete system operation and entails the following:

a)	Verifying proper installation to all components providing data.

b)	Verifying accurate and reliable data collection and recording.

c)	Verifying data is being communicated to the Renewable Operations Center (ROC) successfully and accurately.

4.2.8	DC Amperage Test:

The dc amperage test provides assurance that provides all strings are producing similar operating current

a)	Current in each string will be measured and corrected for measured module temperature and measured irradiance.

b)	The irradiance, module temperature and capacity adjusted currents shall be within 5% of the average. All currents will be corrected to 800 W/m2 and nominal operating cell temperature as reported on the module data sheet.

c)	For differences which exceed 5% modules will be inspected for physical damage and wires will be inspected (visually and with IR scanning) for connectivity.

4.2.9	Power Factor Unity Demonstration:

The power factor demonstration test will be performed during peak plant output and observed by the Independent Engineer. (Teleconference participation will be sufficient - given potential need for remote personnel and locations to participate during the test). Choose a clear day with no cloud cover and begin the test at peak plant output with the following steps:

10

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Step 1: Set the power factor at all inverters to unity and record net real power output and power factor at the POI.

Step 2: Adjust the power factor at the inverters to obtain unity power factor at the POI. Record the net real power output and the power factor at the POI and the inverters.

A successful test will demonstrate no appreciable change in net real power at the POI for either step above.

11

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT I — MILESTONE PAYMENT SCHEDULE

Milestone	Invoice	Projected Date	% Invoiced	Aggrgte.	$ Invoiced / Milestone Payment	Aggregate $
PSS Invoice Client 1 (Contract Signing 100%) PSS	1	5/25/2015	0.000%	0.000%	[***]	[***]

Invoice Client 2 (Design & Engineering 25%)	2	6/25/2015	0.000%	0.000%	[***]	[***]

PSS Invoice Client 3 (P&P Bond 100%, Module Manufacturer Deposit 100%, Inverter PO 100%, Transformer PO 100%, Construction Coordination 25%)	3	7/25/2015	6.000%	6.000%	[***]	[***]

PSS Invoice Client 4 (Design & Engineering 60%, Construction Coordination 50%)	4	8/25/2015	0.000%	6.000%	[***]	[***]

PSS Invoice Client 5 (Design & Engineering 100%, Racking PO 100%, Construction Coordination 75%, Sub-contracts 50%)	5	9/25/2015	3.000%	9.000%	[***]	[***]

PSS Invoice Client 6 (Owners Approval of Design & Eng 100%, Construction Coordination 100%, Sub-contracts 100%, Mobilization 5%)	6	10/25/2015	2.000%	11.000%	[***]	[***]

PSS Invoice Client 7 (Permits in Hand 100%, Mobilization 100%, Site Work 5%, Fence 10%, Fence 20%)	7	11/25/2015	1.000%	12.000%	[***]	[***]xxxxxxxxx

PSS Invoice Client 8 (Site Work 20%, Fence 40%)	8	12/25/2015	1.500%	13.500%	[***]	[***]

PSS Invoice Client 9 (Site Work 40%, Fence 60%)	9	1/25/2016	3.500%	17.000%	[***]	[***]xxxxxxxxx

PSS Invoice Client 10 (Receive Inverters for Skid Assembly 13.5%, Receive Racking Components 12.5%, Receive Racking Components 25%, Site Work 60%, Electrical Work 1%, Electrical Work 5%, Electrical Work 15%, Racking Install 15%, MV Install 5%, MV Install 15%, Fence 80%)	10	2/25/2016	5.000%	22.000%	[***]	[***]

PSS Invoice Client 11 (Receive Inverters for Skid Assembly 39.5%, Receive Transformers 26.5%, Receive Racking Components 50%, Site Work 80%, Electrical Work 25%, Racking Install 30%, MV Install 25%)	11	3/25/2016	12.000%	34.000%	[***]xxxxx	[***]xxxxxxxxx

PSS Invoice Client 12 (Receive Inverters for Skid Assembly 66.5%, Receive Transformers 66.5%, Receive Racking Components 62.5%, Receive Modules 20%, Site Work 95%, Electrical Work 35%, Racking Install 45%, MV Install 35%, Fence 100%, Modules Install 16.5%, SCADA Install 15%)	12	4/25/2016	12.000%	46.000%	[***]	[***]

PSS Invoice Client 13 (Receive Inverters for Skid Assembly 100%, Receive Racking Components 87.5%, Receive Modules 40%, Site Work 100%, Electrical Work 45%, Racking Install 60%, Building Install 10%, Building Install 20%, MV Install 45%, Skid Install 50%, Modules Install 33%)	13	5/25/2016	12.000%	58.000%	[***]xxxxx	[***]xxxxxxxxx

PSS Invoice Client 14 (Receive Transformers 100%, Receive Racking Components 100%, Receive Modules 60%, Electrical Work 55%, Racking Install 75%, MV Install 55%, Modules Install 55%, SCADA Install 50%)	14	6/25/2016	10.000%	68.000%	[***]	[***]

PSS Invoice Client 15 (Receive Modules 80%, Electrical Work 70%, Racking Install 90%, Building Install 40%, MV Install 70%, Modules Install 70%)	15	7/25/2016	10.000%	78.000%	[***]xxxxx	[***]xxxxxxxxx

PSS Invoice Client 16 (Receive Modules 100%, Electrical Work 85%, MV Install 85%, Modules Install 85%, SCADA Install 100%)	16	8/25/2016	10.000%	88.000%	[***]	[***]

PSS Invoice Client 17 (Electrical Work 100%, Racking Install 100%, MV Install 100%, Skid Install 100%, Modules Install 100%)	17	9/25/2016	1.000%	89.000%	[***]xxxxx	[***]xxxxxxxxx

PSS Invoice Client 18 (Substantial Completion)	18	10/25/2016	7.000%	96.000%	[***]xxxxx	[***]

PSS Invoice Client 19 ( )	19	11/25/2016	0.000%	96.000%	[***]	[***]xxxxxxxxx

PSS Invoice Client 20 (Punch List 100% / System Start Up 100%, Final Completion 100%)	20	12/25/2016	4.000%	100.000%	[***]xxxxx	$85,374,721.81

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ID	Task Name	Duration	Start	Finish	Predecessors
0	**Georgia Power – [***] - Construction Schedule - (7-1-2015)**	413 days	Fri 5/15/15	Fri 12/23/16	
1	EPC Agreement	52 days	Fri 5/15/15	Mon 7/27/15	
2	Contract Award	1 day	Fri 5/15/15	Fri 5/15/15	
3	EPC Executed by Owner and PSS	1 day	Wed 7/1/15	Wed 7/1/15	2FS+32 days
4	Receive Notice to Proceed (subject to the provisions of Article 7)	1 day	Fri 7/24/15	Fri 7/24/15	3FS+2 days
5	Receive Surety Bond	1 day	Mon 7/27/15	Mon 7/27/15	4
6					
7	System Approvals and Lease Agreements	51 days	Tue 7/21/15	Wed 9/30/15	
8	Client to Receive Public Service Commission Approval - PSC (subject to the provisions of Article 7)	1 day	Tue 7/21/15	Tue 7/21/15	
9	Negotiate Lease Agreement	41 days	Mon 8/3/15	Tue 9/29/15	
10	Execute Lease Agreement	1 day	Wed 9/30/15	Wed 9/30/15	9
11					
12	Design and Engineering	63 days	Thu 7/2/15	Tue 9/29/15	
13	Topography, Survey, & Subsurface Utilities	18 days	Thu 7/2/15	Mon 7/27/15	
14	Perform Subsurface Investigation	15 days	Mon 7/6/15	Fri 7/24/15	
15	PSS to Receive Subsurface Investigation Report and Drawing	1 day	Mon 7/27/15	Mon 7/27/15	14
16	Topographic Map Confirmation/ Generation	15 days	Mon 7/6/15	Fri 7/24/15	
17	Metes & Bounds (Provided by Owner)	15 days	Thu 7/2/15	Wed 7/22/15	3
18					
19	Civil Engineering	52 days	Thu 7/2/15	Mon 9/14/15	
20	Release PO for Civil Engineering	1 day	Thu 7/2/15	Thu 7/2/15	3
21	Storm water and Erosion Control Plan	35 days	Mon 7/27/15	Mon 9/14/15	16
22	Grading Plan	35 days	Mon 7/27/15	Mon 9/14/15	16
23	Landscape Plan (if applicable)	25 days	Mon 8/10/15	Mon 9/14/15	16FS+10 days
24					
25	Electrical Engineering	63 days	Thu 7/2/15	Tue 9/29/15	
26	Release PO for Electrical Design & Engineering	2 days	Thu 7/2/15	Fri 7/3/15	3
27	Finalize Site Layouts Based on Topography and Subsurface Reports	7 days	Tue 7/28/15	Wed 8/5/15	16,15
28	Electrical Details and Schedules	40 days	Tue 8/4/15	Tue 9/29/15	27SS+5 days
29					
30	Structural Engineering	35 days	Thu 8/6/15	Thu 9/24/15	
31	Geotechnical Testing (Push/ Pull Testing)	5 days	Thu 8/6/15	Wed 8/12/15	27
32	Receive Report for Push/ Pull Criteria	15 days	Thu 8/13/15	Wed 9/2/15	31
33	Racking Design & Structural Calculations	15 days	Thu 9/3/15	Thu 9/24/15	32
34					
35	SCADA Enclosure	15 days	Thu 8/13/15	Wed 9/2/15	
36	Structural Design (if applicable)	15 days	Thu 8/13/15	Wed 9/2/15	27FS+5 days
37	Electrical Design (if applicable)	10 days	Thu 8/20/15	Wed 9/2/15	36SS+5 days
38					
39	Design Review and Acceptance	91 days	Mon 8/17/15	Wed 12/23/15	
40	Civil Design Review	46 days	Mon 8/17/15	Tue 10/20/15	
41	50% Design Review	19 days	Mon 8/17/15	Fri 9/11/15	
46	90% Design Review	19 days	Tue 9/15/15	Fri 10/9/15	
51	100% Design Review/ Sealed Construction Documents	7 days	Mon 10/12/15	Tue 10/20/15	
55	Electrical Design Review	51 days	Tue 8/25/15	Wed 11/4/15	
56	50% Design Review	19 days	Tue 8/25/15	Mon 9/21/15	
61	90% Design Review	19 days	Wed 9/30/15	Mon 10/26/15	
66	100% Design Review/ Sealed Construction Documents	7 days	Tue 10/27/15	Wed 11/4/15	
70					
71	Permitting	45 days	Wed 10/21/15	Wed 12/23/15	
72	Storm Water & Erosion Control Permitting	45 days	Wed 10/21/15	Wed 12/23/15	54
73					
74	Procurement	274 days	Mon 7/27/15	Fri 8/19/16	
75	PV Modules	274 days	Mon 7/27/15	Fri 8/19/16	
76	Coordinate and Sign MSA with Module Manufacturer	3 days	Mon 7/27/15	Wed 7/29/15	4
77	PV Module Delivery	108 days	Mon 3/21/16	Fri 8/19/16	
86					
87	Racking System	209 days	Fri 9/25/15	Wed 7/20/16	
88	Release PO for Racking System Components	3 days	Fri 9/25/15	Tue 9/29/15	33
89	Delivery of Racking System Components	110 days	Tue 2/16/16	Wed 7/20/16	
102					
103	Inverters & Medium Voltage/ Step-Up Transformers	224 days	Thu 7/30/15	Tue 6/14/16	
104	Release PO for Inverters & Transformers	3 days	Thu 7/30/15	Mon 8/3/15	4FS+3 days
105	Inverter Delivered for Skid Assembly	80 days	Wed 2/3/16	Wed 5/25/16	
115	Delivery of Medium Voltage/ Step-Up Transformers	80 days	Tue 2/23/16	Tue 6/14/16	
125					
126	Electrical Equipment and BOS	186 days	Mon 10/26/15	Mon 7/18/16	
127	Release PO for Electrical Equipment and BOS	3 days	Wed 11/11/15	Fri 11/13/15	6FS+10 days,52FS
128	Electrical Equipment and BOS Delivery	186 days	Mon 10/26/15	Mon 7/18/16	

January
July
January
July
7/29/2015
9/29/2015
8/3/2015

Project: Georgia Power – [***] -
Cons Date: Wed 7/1/15

Task | Milestone | Summary | Project Summary | Critical

Page 1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ID	Task Name	Duration	Start	Finish	Predecessors
149					
150	SCADA/ Monitoring Equipment	72 days	Mon 3/21/16	Wed 6/29/16	
151	Release PO for SCADA/ Monitoring Equipment	1 day	Mon 3/21/16	Mon 3/21/16	6FS+100 days,SF
152	SCADA/ Monitoring Equipment Delivery	1 day	Wed 6/29/16	Wed 6/29/16	151FS+70 days
153					
154	SCADA Enclosure	61 days	Mon 3/7/16	Tue 5/31/16	
155	Release PO for Building	1 day	Mon 3/7/16	Mon 3/7/16	6FS+90 days,SFS
156	Building Delivery	30 days	Wed 4/20/16	Tue 5/31/16	155FS+30 days
157					
158	Construction Phase	205 days	Thu 12/10/15	Wed 9/28/16	
159	Mobilization	25 days	Thu 12/10/15	Fri 1/15/16	72FS-10 days
160					
161	Site Work	135 days	Thu 12/17/15	Mon 6/27/16	
162	Surveyor to Provide Construction Entrance, Clearing Limits, BMP's, & Security Fencing	15 days	Thu 12/17/15	Fri 1/8/16	159SS+5 days
163	Install Construction Entrance, Silt Fence, and Required BMP's	30 days	Mon 1/4/16	Fri 2/12/16	72FS+5 days
164	Timber Harvesting	60 days	Mon 1/11/16	Mon 4/4/16	162SS+15 days
165	Surveyor to Provide Elevation Stakes and Erosion Control Locations	60 days	Mon 2/8/16	Mon 5/2/16	164SS+20 days
166	Site to be Grubbed and Graded per Elevation Stakes (includes Erosion Control, Sediment Basin, Diversion Ditches, Culverts, Construction Entrance, and Access Roads to Project Site)	60 days	Mon 2/22/16	Mon 5/16/16	165SS+10 days
167	Surveyor to Provide Pier Locations for Each Array, Equipment Pad Locations, & Building Corners	80 days	Mon 3/7/16	Mon 6/27/16	166SS+10 days
168	Install Security Fence Around Perimeter of Solar Arrays	100 days	Mon 1/4/16	Mon 5/23/16	162SS+10 days
169					
170	SCADA Enclosure	27 days	Tue 5/31/16	Thu 7/7/16	
171	Form Foundation	5 days	Tue 6/14/16	Mon 6/20/16	167FS-10 days
172	Rough In all Necessary Conduits for SCADA System and Switchgear Components	15 days	Tue 6/14/16	Tue 7/5/16	171FS-5 days
173	Pour Concrete Foundation/ Slab for Enclosure	2 days	Wed 7/6/16	Thu 7/7/16	172
174	Install Electrical and Communication Equipment	10 days	Tue 5/31/16	Mon 6/13/16	221
175					
176	PV Installation	152 days	Thu 2/18/16	Wed 9/21/16	
177	Installation of Racking	125 days	Mon 3/21/16	Wed 9/14/16	
178	Install Racking Structural Piers	60 days	Mon 3/21/16	Mon 6/13/16	167SS+10 days
179	Install Racking Assemblies	100 days	Tue 4/12/16	Tue 8/30/16	178SS+15 days
180	Install Cable/ String Wire Management Clips	60 days	Tue 6/14/16	Wed 9/7/16	179FS-55 days
181	Install Grounding Lugs	40 days	Wed 7/20/16	Wed 9/14/16	203SS+10 days
182					
183	PV Modules	100 days	Tue 4/26/16	Wed 9/14/16	
184	Install PV Modules	95 days	Tue 4/26/16	Wed 9/7/16	179SS+10 days
185	Wire Management of all PV Junction Boxes and Whips	90 days	Tue 5/3/16	Wed 9/7/16	184SS+5 days
186	Label and Terminate all MC4 Connectors for String Wire Homeruns	95 days	Tue 5/3/16	Wed 9/14/16	208SS+5 days
187					
188	Underground/ Trenching/ Concrete	120 days	Mon 3/14/16	Tue 8/30/16	
204					
205	Combiner Box	105 days	Tue 4/26/16	Wed 9/21/16	
206	Construct and Install Combiner Box Racking	90 days	Tue 5/3/16	Wed 9/7/16	191SS+25 days
207	Install Combiner Boxes	90 days	Tue 5/17/16	Wed 9/21/16	206SS+10 days
208	PV Module to Combiner Box/ String Wire	90 days	Tue 4/26/16	Tue 8/30/16	179SS+10 days
209	Label and Terminate all Wires into Combiner Boxes (all String Wire and DC Feeder Conductors)	90 days	Tue 5/10/16	Wed 9/14/16	208SS+10 days
210					
211	Inverter Skids & Medium Voltage/ Step-Up Transformers	150 days	Thu 2/18/16	Mon 9/19/16	
212	Construct Inverter Skid Assemblies - off site	90 days	Thu 2/18/16	Thu 6/23/16	108FS+10 days
213	Delivery of Inverter Skid Assemblies to Site	85 days	Thu 3/3/16	Thu 6/30/16	212SS+10 days
214	Set Inverter Skid Assemblies	85 days	Thu 3/3/16	Thu 6/30/16	213SS
215	Pull AC Feeder Wire from Inverter Skid to Step-up Transformer	85 days	Thu 3/10/16	Fri 7/8/16	214SS+5 days
216	Test and Terminate all AC Feeder Conductors in Inverter Skid & Transformer	85 days	Thu 3/17/16	Fri 7/15/16	215SS+5 days
217	Set Medium Voltage/ Step-Up Transformers	85 days	Thu 3/3/16	Thu 6/30/16	213SS
218	Test and Terminate all 35kV Conductors into Step-up Transformers	25 days	Mon 8/15/16	Mon 9/19/16	229FS-20 days
219					
220	SCADA/ Monitoring System	120 days	Tue 4/5/16	Wed 9/21/16	
221	Install Conduit for Inverters/ Weather Stations/ Transformers to SCADA Control Building	40 days	Tue 4/5/16	Mon 5/30/16	193SS+5 days
222	Install all SCADA Equipment and Controls into Building	20 days	Tue 5/31/16	Mon 6/27/16	221
223	Pull Wire for Inverters/ Weather Stations to SCADA Control Building	30 days	Tue 6/28/16	Tue 8/9/16	222
224	Terminate and Label all Wires into SCADA Equipment	10 days	Wed 8/10/16	Tue 8/23/16	223
225	Pre-Test all SCADA Equipment	20 days	Wed 8/24/16	Wed 9/21/16	224
226					
227	Distribution	75 days	Fri 5/27/16	Mon 9/12/16	
228	Overhead Distribution Loop 34.5kV	75 days	Fri 5/27/16	Mon 9/12/16	200FS-20 days
229	Install Medium Voltage Distribution Switchgear and Overcurrent Devices	75 days	Fri 5/27/16	Mon 9/12/16	228SS
230					
231	Final Site Work	65 days	Tue 6/28/16	Wed 9/28/16	
232	Fine Grade/ Rake Site/ Prep for Final Site Seeding	60 days	Tue 6/28/16	Wed 9/21/16	209FS-55 days

January
July
January
July
3/21/2016
3/7/2016
5/16/2016
6/13/2016
9/7/2016
6/30/2016
6/30/2016

Project: Georgia Power - ["'] -
Conis Date: Wed 7/1/15

Task Milestone Summary Project Summary Critical

Page 2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ID	Task Name	Duration	Start	Finish	Predecessors
233	Final Site Seeding	60 days	Wed 7/6/16	Wed 9/28/16	232SS+5 days
234					
235	**Utility Interconnection Process**	**102 days**	**Tue 5/10/16**	**Sat 10/1/16**	
236	**Substation**	**102 days**	**Tue 5/10/16**	**Sat 10/1/16**	
237	Construction of Substation (by others)	90 days	Tue 5/10/16	Wed 9/14/16	167FS-35 days
238	Distribution Loop Terminated at Substation	10 days	Mon 9/12/16	Fri 9/23/16	229FS-1 day
239	**Utility to Interconnect System at Base Substation**	**6 days**	**Mon 9/26/16**	**Sat 10/1/16**	
240					
241	**Substantial Completion**	**125 days**	**Thu 6/16/16**	**Mon 12/5/16**	
242	**Final Inspections**	**5 days**	**Thu 10/20/16**	**Wed 10/26/16**	
243	Final Site Erosion Control EPD Inspection	5 days	Thu 10/20/16	Wed 10/26/16	233FS-15 days
244					
245	**Commission System**	**100 days**	**Thu 6/16/16**	**Fri 11/4/16**	
246	Conditional System Start-up	15 days	Mon 10/3/16	Fri 10/21/16	239
247	Commissioning	95 days	Thu 6/16/16	Fri 10/28/16	246SS-75 days
248	**Final System Start-Up**	**5 days**	**Mon 10/31/16**	**Fri 11/4/16**	**247**
249	**Performance Testing**	**30 days**	**Mon 10/24/16**	**Mon 12/5/16**	
250	Contractor Pre-Testing and Notification Process	20 days	Mon 10/24/16	Fri 11/18/16	248FS-10 days
251	Project Performance Testing	10 days	Mon 11/21/16	Mon 12/5/16	250
252					
253	**Punch list**	**108 days**	**Thu 6/23/16**	**Wed 11/23/16**	
254	Punch list Creation and Approval	100 days	Thu 6/23/16	Fri 11/11/16	247SS+5 days
255	Complete Punch list Items	95 days	Thu 6/30/16	Fri 11/11/16	254SS+5 days
256	**Acceptance of Mechanical Completion and Punch list Items**	**5 days**	**Thu 11/17/16**	**Wed 11/23/16**	**255FS+3 days**
257	**Substantial Completion Requirements**	**25 days**	**Thu 10/27/16**	**Thu 12/1/16**	
258	All Applicable Permits Closed and Released	5 days	Thu 10/27/16	Wed 11/2/16	243
259	Conditional Release and Waiver of Liens	5 days	Mon 11/14/16	Fri 11/18/16	255
260	Owner Receipt of Deliverables	2 days	Mon 11/21/16	Tue 11/22/16	259
261	**Owner's Engineer Acceptance of Substantial Completion**	**5 days**	**Fri 11/25/16**	**Thu 12/1/16**	**256**
262					
263	**Final Completion**	**26 days**	**Thu 11/17/16**	**Fri 12/23/16**	
264	**Final Completion**	**26 days**	**Thu 11/17/16**	**Fri 12/23/16**	
265	Working Outstanding Items List Completed and Approved	10 days	Fri 12/2/16	Thu 12/15/16	261
266	All Applicable Warranty Work Complete	15 days	Fri 12/2/16	Thu 12/22/16	261
267	Final Release and Waiver of Liens	1 day	Fri 12/23/16	Fri 12/23/16	266
268	Demobilization of Site	25 days	Thu 11/17/16	Thu 12/22/16	261SS-5 days
269	Provide Owner with Final Record Drawings and Manuals	25 days	Thu 11/17/16	Thu 12/22/16	261FS-10 days
270	**Final Acceptance from Owner of Project Completion**	**1 day**	**Fri 12/23/16**	**Fri 12/23/16**	**266**
271	Receive Warranty Bond Certificate	1 day	Fri 12/23/16	Fri 12/23/16	266

January
July
January
July

Project: Georgia Power - [***] - Cons
Date: Wed 7/1/15

Task | Milestone | Summary | Project Summary | Critical

Page 3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT K

MAJOR SUBCONTRACTORS

Pages 1-2 of 2

[***]

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT L

QUALITY ASSURANCE PLAN

Pages     -     OF

[***]

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT M - FORM OF PERFORMANCE AND PAYMENT BONDS

Document A312TM - 2010

Performance Bond

CONTRACTOR:	SURETY:
(Name, legal status and address)	(Name, legal status and principal place of business)
OWNER: (Name, legal status and address)		This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

CONSTRUCTION CONTRACT Date:		Any singular reference to Contractor, Surety, Owner or other party shall be considered plural where applicable.

AIA Document A312-2010 combines two separate bonds, a Performance Bond and a Payment Bond, into one form. This is not a single combined Performance and Payment Bond.
Amount:
Description: (Name and location)
BOND
Date:
(Not earlier than Construction Contract Date)

Amount:

Modifications to this Bond: ☐ None	☐ See Section 16

CONTRACTOR AS PRINCIPAL	SURETY
Company: (Corporate Seal) Company: (Corporate Seal)

Signature:	Signature:
Name	Name
and Title:	and Title:
(Any additional signatures appear on the last page of this Performance Bond)

(FOR INFORMATION ONLY — Name, address and telephone)
AGENT or BROKER:	OWNER’S REPRESENTATIVE:
(Architect, Engineer or other party:)

AIA Document A312TM — 2010. The American Institute of Architects. 061110
Init.
1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 1 The Contractor and Surety, jointly and severally, bind themselves, their heirs, executors, administrators, successors and assigns to the Owner for the performance of the Construction Contract, which is incorporated herein by reference.

§ 2 If the Contractor performs the Construction Contract, the Surety and the Contractor shall have no obligation under this Bond, except when applicable to participate in a conference as provided in Section 3.

§ 3 If there is no Owner Default under the Construction Contract, the Surety’s obligation under this Bond shall arise after

.1 the Owner first provides notice to the Contractor and the Surety that the Owner is considering declaring a Contractor Default. Such notice shall indicate whether the Owner is requesting a conference among the Owner, Contractor and Surety to discuss the Contractor’s performance. If the Owner does not request a conference, the Surety may, within five (5) business days after receipt of the Owner’s notice, request such a conference. If the Surety timely requests a conference, the Owner shall attend. Unless the Owner agrees otherwise, any conference requested under this Section 3.1 shall be held within ten (10) business days of the Surety’s receipt of the Owner’s notice. If the Owner, the Contractor and the Surety agree, the Contractor shall be allowed a reasonable time to perform the Construction Contract, but such an agreement shall not waive the Owner’s right, if any, subsequently to declare a Contractor Default;

.2 the Owner declares a Contractor Default, terminates the Construction Contract and notifies the Surety; and

.3 the Owner has agreed to pay the Balance of the Contract Price in accordance with the terms of the Construction Contract to the Surety or to a contractor selected to perform the Construction Contract.

§ 4 Failure on the part of the Owner to comply with the notice requirement in Section 3.1 shall not constitute a failure to comply with a condition precedent to the Surety’s obligations, or release the Surety from its obligations, except to the extent the Surety demonstrates actual prejudice.

§ 5 When the Owner has satisfied the conditions of Section 3, the Surety shall promptly and at the Surety’s expense take one of the following actions:

§ 5.1 Arrange for the Contractor, with the consent of the Owner, to perform and complete the Construction Contract;

§ 5.2 Undertake to perform and complete the Construction Contract itself, through its agents or independent contractors;

§ 5.3 Obtain bids or negotiated proposals from qualified contractors acceptable to the Owner for a contract for performance and completion of the Construction Contract, arrange for a contract to be prepared for execution by the Owner and a contractor selected with the Owner’s concurrence, to be secured with performance and payment bonds executed by a qualified surety equivalent to the bonds issued on the Construction Contract, and pay to the Owner the amount of damages as described in Section 7 in excess of the Balance of the Contract Price incurred by the Owner as a result of the Contractor Default; or

§ 5.4 Waive its right to perform and complete, arrange for completion, or obtain a new contractor and with reasonable promptness under the circumstances:

.1 After investigation, determine the amount for which it may be liable to the Owner and, as soon as practicable after the amount is determined, make payment to the Owner; or

.2 Deny liability in whole or in part and notify the Owner, citing the reasons for denial.

§ 6 If the Surety does not proceed as provided in Section 5 with reasonable promptness, the Surety shall be deemed to be in default on this Bond seven days after receipt of an additional written notice from the Owner to the Surety demanding that the Surety perform its obligations under this Bond, and the Owner shall be entitled to enforce any remedy available to the Owner. If the Surety proceeds as provided in Section 5.4, and the Owner refuses the payment or the Surety has denied liability, in whole or in part, without further notice the Owner shall be entitled to enforce any remedy available to the Owner.

AIA Document A3I2TM — 2010. The American Institute of Architects.
Init.
2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 7 If the Surety elects to act under Section 5.1, 5.2 or 5.3, then the responsibilities of the Surety to the Owner shall not be greater than those of the Contractor under the Construction Contract, and the responsibilities of the Owner to the Surety shall not be greater than those of the Owner under the Construction Contract. Subject to the commitment by the Owner to pay the Balance of the Contract Price, the Surety is obligated, without duplication, for

.1 the responsibilities of the Contractor for correction of defective work and completion of the Construction Contract;

.2 additional legal, design professional and delay costs resulting from the Contractor’s Default, and resulting from the actions or failure to act of the Surety under Section 5; and

.3 liquidated damages, or if no liquidated damages are specified in the Construction Contract, actual damages caused by delayed performance or non-performance of the Contractor.

§ 8 If the Surety elects to act under Section 5.1, 5.3 or 5.4, the Surety’s liability is limited to the amount of this Bond.

§ 9 The Surety shall not be liable to the Owner or others for obligations of the Contractor that are unrelated to the Construction Contract, and the Balance of the Contract Price shall not be reduced or set off on account of any such unrelated obligations. No right of action shall accrue on this Bond to any person or entity other than the Owner or its heirs, executors, administrators, successors and assigns.

§ 10 The Surety hereby waives notice of any change, including changes of time, to the Construction Contract or to related subcontracts, purchase orders and other obligations.

§ 11 Any proceeding, legal or equitable, under this Bond may be instituted in any court of competent jurisdiction in the location in which the work or part of the work is located and shall be instituted within two years after a declaration of Contractor Default or within two years after the Contractor ceased working or within two years after the Surety refuses or fails to perform its obligations under this Bond, whichever occurs first. If the provisions of this Paragraph are void or prohibited by law, the minimum period of limitation available to sureties as a defense in the jurisdiction of the suit shall be applicable.

§ 12 Notice to the Surety, the Owner or the Contractor shall be mailed or delivered to the address shown on the page on which their signature appears.

§ 13 When this Bond has been furnished to comply with a statutory or other legal requirement in the location where the construction was to be performed, any provision in this Bond conflicting with said statutory or legal requirement shall be deemed deleted herefrom and provisions conforming to such statutory or other legal requirement shall be deemed incorporated herein. When so furnished, the intent is that this Bond shall be construed as a statutory bond and not as a common law bond.

§ 14 Definitions

§ 14.1 Balance of the Contract Price. The total amount payable by the Owner to the Contractor under the Construction Contract after all proper adjustments have been made, including allowance to the Contractor of any amounts received or to be received by the Owner in settlement of insurance or other claims for damages to which the Contractor is entitled, reduced by all valid and proper payments made to or on behalf of the Contractor under the Construction Contract.

§ 14.2 Construction Contract. The agreement between the Owner and Contractor identified on the cover page, including all Contract Documents and changes made to the agreement and the Contract Documents.

§ 14.3 Contractor Default. Failure of the Contractor, which has not been remedied or waived, to perform or otherwise to comply with a material term of the Construction Contract.

§ 14.4 Owner Default. Failure of the Owner, which has not been remedied or waived, to pay the Contractor as required under the Construction Contract or to perform and complete or comply with the other material terms of the Construction Contract.

§ 14.5 Contract Documents. All the documents that comprise the agreement between the Owner and Contractor.

§ 15 If this Bond is issued for an agreement between a Contractor and subcontractor, the term Contractor in this Bond shall be deemed to be Subcontractor and the term Owner shall be deemed to be Contractor.

AIA Document A312T” — 2010. The American Institute of Architects.
Init.
3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 16 Modifications to this bond are as follows:

(Space is provided below for additional signatures of added parties, other than those appearing on the cover page.)

CONTRACTOR AS PRINCIPAL	SURETY
Company:	(Corporate Seal) Company:	(Corporate Seal)

Signature:	Signature:
Name and Title:	Name and Title:
Address	Address

CAUTION: You should sign an original AIA Contract Document, on which this text appears in RED. An original assures that changes will not be obscured.

AIA Document A312”” — 2010. The American Institute of Architects.
Init.
4

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-kAIA Document A312TM - 2010

Payment Bond

CONTRACTOR:	SURETY:
(Name, legal status and address)	(Name, legal status and principal place of business)
OWNER: (Name, legal status and address)		This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

CONSTRUCTION CONTRACT Date:		Any singular reference to Contractor, Surety, Owner or other party shall be considered plural where applicable.

Amount:		AIA Document A312-2010 combines two separate bonds, a Performance Bond and a Payment Bond, into one form. This is not a single combined Performance and Payment Bond.

Description: (Name and location)

BOND
Date:
(Not earlier than Construction Contract Date)

Amount:

Modifications to this Bond: ☐ None	☐ See Section 18

CONTRACTOR AS PRINCIPAL	SURETY
Company: (Corporate Seal) Company: (Corporate Seal)

Signature:	Signature:
Name	Name
and Title:	and Title:
(Any additional signatures appear on the last page of this Payment Bond)

(FOR INFORMATION ONLY— Name, address and telephone)
AGENT or BROKER:	OWNER’S REPRESENTATIVE:
(Architect, Engineer or other party)

AIA Document A312TM — 2010. The American Institute of Architects. 061110
Init.
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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 1 The Contractor and Surety, jointly and severally, bind themselves, their heirs, executors, administrators, successors and assigns to the Owner to pay for labor, materials and equipment furnished for use in the performance of the Construction Contract, which is incorporated herein by reference, subject to the following terms.

§ 2 If the Contractor promptly makes payment of all sums due to Claimants, and defends, indemnifies and holds harmless the Owner from claims, demands, liens or suits by any person or entity seeking payment for labor, materials or equipment furnished for use in the performance of the Construction Contract, then the Surety and the Contractor shall have no obligation under this Bond.

§ 3 If there is no Owner Default under the Construction Contract, the Surety’s obligation to the Owner under this Bond shall arise after the Owner has promptly notified the Contractor and the Surety (at the address described in Section 13) of claims, demands, liens or suits against the Owner or the Owner’s property by any person or entity seeking payment for labor, materials or equipment furnished for use in the performance of the Construction. Contract and tendered defense of such claims, demands, liens or suits to the Contractor and the Surety.

§ 4 When the Owner has satisfied the conditions in Section 3, the Surety shall promptly and at the Surety’s expense defend, indemnify and hold harmless the Owner against a duly tendered claim, demand, lien or suit.

§ 5 The Surety’s obligations to a Claimant under this Bond shall arise after the following:

§ 5.1 Claimants, who do not have a direct contract with the Contractor,

.1 have furnished a written notice of non-payment to the Contractor, stating with substantial accuracy the amount claimed and the name of the party to whom the materials were, or equipment was, furnished or supplied or for whom the labor was done or performed, within ninety (90) days after having last performed labor or last furnished materials or equipment included in the Claim; and

.2 have sent a Claim to the Surety (at the address described in Section 13).

§ 5.2 Claimants, who are employed by or have a direct contract with the Contractor, have sent a Claim to the Surety (at the address described in Section 13).

§ 6 If a notice of non-payment required by Section 5.1.1 is given by the Owner to the Contractor, that is sufficient to satisfy a Claimant’s obligation to furnish a written notice of non-payment under Section 5.1.1.

§ 7 When a Claimant has satisfied the conditions of Sections 5.1 or 5.2, whichever is applicable, the Surety shall promptly and at the Surety’s expense take the following actions:

§ 7.1 Send an answer to the Claimant, with a copy to the Owner, within sixty (60) days after receipt of the Claim, stating the amounts that are undisputed and the basis for challenging any amounts that are disputed; and

§ 7.2 Pay or arrange for payment of any undisputed amounts.

§ 7.3 The Surety’s failure to discharge its obligations under Section 7.1 or Section 7.2 shall not be deemed to constitute a waiver of defenses the Surety or Contractor may have or acquire as to a Claim, except as to undisputed amounts for which the Surety and Claimant have reached agreement. If, however, the Surety fails to discharge its obligations under Section 7.1 or Section 7.2, the Surety shall indemnify the Claimant for the reasonable attorney’s fees the Claimant incurs thereafter to recover any sums found to be due and owing to the Claimant.

§ 8 The Surety’s total obligation shall not exceed the amount of this Bond, plus the amount of reasonable attorney’s fees provided under Section 7.3, and the amount of this Bond shall be credited for any payments made in good faith by the Surety.

§ 9 Amounts owed by the Owner to the Contractor under the Construction Contract shall be used for the performance of the Construction Contract and to satisfy claims, if any, under any construction performance bond. By the Contractor furnishing and the Owner accepting this Bond, they agree that all funds earned by the Contractor in the performance of the Construction Contract are dedicated to satisfy obligations of the Contractor and Surety under this Bond, subject to the Owner’s priority to use the funds for the completion of the work.

AIA Document A312-”” — 2010. The American Institute of Architects.
Init.
6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 10 The Surety shall not be liable to the Owner, Claimants or others for obligations of the Contractor that are unrelated to the Construction Contract. The Owner shall not be liable for the payment of any costs or expenses of any Claimant under this Bond, and shall have under this Bond no obligation to make payments to, or give notice on behalf of, Claimants or otherwise have any obligations to Claimants under this Bond.

§ 11 The Surety hereby waives notice of any change, including changes of time, to the Construction Contract or to related subcontracts, purchase orders and other obligations.

§ 12 No suit or action shall be commenced by a Claimant under this Bond other than in a court of competent jurisdiction in the state in which the project that is the subject of the Construction Contract is located or after the expiration of one year from the date (1) on which the Claimant sent a Claim to the Surety pursuant to

Section 5.1.2 or 5.2, or (2) on which the last labor or service was performed by anyone or the last materials or equipment were furnished by anyone under the Construction Contract, whichever of (1) or (2) first occurs. If the provisions of this Paragraph are void or prohibited by law, the minimum period of limitation available to sureties as a defense in the jurisdiction of the suit shall be applicable.

§ 13 Notice and Claims to the Surety, the Owner or the Contractor shall be mailed or delivered to the address shown on the page on which their signature appears. Actual receipt of notice or Claims, however accomplished, shall be sufficient compliance as of the date received.

§ 14 When this Bond has been furnished to comply with a statutory or other legal requirement in the location where the construction was to be performed, any provision in this Bond conflicting with said statutory or legal requirement shall be deemed deleted herefrom and provisions conforming to such statutory or other legal requirement shall be deemed incorporated herein. When so furnished, the intent is that this Bond shall be construed as a statutory bond and not as a common law bond.

§ 15 Upon request by any person or entity appearing to be a potential beneficiary of this Bond, the Contractor and Owner shall promptly furnish a copy of this Bond or shall permit a copy to be made.

§ 16 Definitions

§ 16.1 Claim. A written statement by the Claimant including at a minimum:

.1	the name of the Claimant;

.2	the name of the person for whom the labor was done, or materials or equipment furnished;

.3	a copy of the agreement or purchase order pursuant to which labor, materials or equipment was furnished for use in the performance of the Construction Contract;

.4	a brief description of the labor, materials or equipment furnished;

.5	the date on which the Claimant last performed labor or last furnished materials or equipment for use in the performance of the Construction Contract;

.6	the total amount earned by the Claimant for labor, materials or equipment furnished as of the date of the Claim;

.7	the total amount of previous payments received by the Claimant; and

.8	the total amount due and unpaid to the Claimant for labor, materials or equipment furnished as of the date of the Claim.

§ 16.2 Claimant. An individual or entity having a direct contract with the Contractor or with a subcontractor of the Contractor to furnish labor, materials or equipment for use in the performance of the Construction Contract. The term Claimant also includes any individual or entity that has rightfully asserted a claim under an applicable mechanic’s lien or similar statute against the real property upon which the Project is located. The intent of this Bond shall be to include without limitation in the terms “labor, materials or equipment” that part of water, gas, power, light, heat, oil, gasoline, telephone service or rental equipment used in the Construction Contract, architectural and engineering services required for performance of the work of the Contractor and the Contractor’s subcontractors, and all other items for which a mechanic’s lien may be asserted in the jurisdiction where the labor, materials or equipment were furnished.

§ 16.3 Construction Contract. The agreement between the Owner and Contractor identified on the cover page, including all Contract Documents and all changes made to the agreement and the Contract Documents.

AIA Document A312’m — 2010. The American Institute of Architects.
Init.
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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§ 16.4 Owner Default. Failure of the Owner, which has not been remedied or waived, to pay the Contractor as required under the Construction Contract or to perform and complete or comply with the other material terms of the Construction Contract.

§ 16.5 Contract Documents. All the documents that comprise the agreement between the Owner and Contractor.

§ 17 If this Bond is issued for an agreement between a Contractor and subcontractor, the term Contractor in this Bond shall be deemed to be Subcontractor and the term Owner shall be deemed to be Contractor.

§ 18 Modifications to this bond are as follows:

(Space is provided below for additional signatures of added parties, other than those appearing on the cover page.)

CONTRACTOR AS PRINCIPAL	SURETY
Company:	(Corporate Seal) Company:	(Corporate Seal)

Signature:	Signature:
Name and Title:	Name and Title:
Address	Address

CAUTION: You should sign an original AIA Contract Document, on which this text appears in RED. An original assures that changes will not be obscured.

AIA Document A312T” — 2010. The American Institute of Architects.
Init.
8

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT P

FORM OF CHANGE ORDER

[ENTER PROJECT NAME]

CHANGE ORDER NO.

Contractor:	Title:	Date:

CHANGE IN WORK: (Detail)			Amount
(Circle Credits)

This Change Order No. [    ], effective [                    ], is issued to amend the Engineering, Procurement and Construction Agreement between Georgia Power Company, a Georgia corporation (“Owner”) and                                  (“Contractor”) dated [                    ], as amended (the “Agreement”) as specified below. The initial capitalized terms used herein, unless otherwise defined in this Change Order, shall have the meanings ascribed to them in the Agreement.

[INSERT DETAIL OF CHANGE IN WORK]

Total Authorized Amount

This Change Order

CHANGE IN WORK START DATE:	CHANGE IN WORK END DATE:

The Parties hereby agree that, if this Change Order is executed by Owner, then Contractor shall implement the above-referenced Change In Work. If this Change Order is executed by Owner the Change In Work, and any adjustment to the Contract Price and/or any other provisions of the Agreement, as the case may be, described in this Change Order are considered amendments to the Agreement. Except as otherwise set forth in this Change Order, the Change In Work described in this Change Order shall not relieve Owner or Contractor of their obligations and liabilities set forth in the Agreement. If this Change Order is executed by Owner, this Change Order constitutes a full and complete settlement with respect to the Change In Work, and any adjustment to the Contract Price and/or any other provisions of the Agreement, as the case may be, described in this Change Order, including, without limitation, the settlement of compensation to Contractor, for the Change In Work described in this Change Order

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONTRACT PRICE HISTORY		Primary Cause of Change in Work (Check One)

Original Contract Price	$	☐ Variance from Quantity Estimate

Total Previous Change Orders		☐ Regulatory Requirements

This Change Order (Net Amount)		☐ Construction Changes

☐ Firm ☐ Estimate		☐ Engineering Changes

Adjusted Contract Price	$	☐ Other Department Requests

☐ Contractor caused (Identity Back Charges)

Could this Change Order Impact Other Contracts?		☐ Constructability

☐ Yes ☐ No		☐ Owner Initiated

☐ Force Majeure/Excusable Event

☐ Permit Litigation

☐ Other (Specify)

Accepted by Contractor:	Accepted by Owner:
GEORGIA POWER COMPANY

Signature:	Signature:
Name (Print)	Name (Print)
Title (Print)	Title (Print)
Date:	Date:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT Q-1

NOTICE OF SUBSTANTIAL COMPLETION

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TO:	Owner

RE:	Notice of Substantial Completion in accordance with Section 13.3 of the Agreement

This Notice of Substantial Completion is delivered to you pursuant to Section 13.3 of the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Agreement and all section references shall refer to Agreement.

The undersigned, in his capacity as an officer of                      and not in his personal capacity, and without undertaking any personal liability, certifies on or before the date hereof:

(a)	the Project has achieved Mechanical Completion;

(b)	the Punchlist is in final form or is deemed approved as provided for in Section 13.1.2 and only Non-Critical Deficiencies remain on the Punchlist

(c)	the Five Consecutive Day Operational Test and the Five Day Performance Ratio Test have been Successfully Run;

(d)	Owner has received all Contractor Deliverables (if any) as required to be delivered by the Substantial Completion Date pursuant to the Contractor Deliverables Table;

(e)	the Project has all Applicable Permits, required for the construction and continuous operation of the Project and with Applicable Laws and

(i)	to the extent required by such permits or Applicable Law, such permits are in the name of Owner;

(ii)	copies of each such permit are attached to such certificate;

(iii)	the Project is capable of operating in compliance with such permits and Applicable Laws;

(f)	the Owner’s Engineer has certified that the Project has been completed in all material respects in accordance with this Agreement and has achieved Substantial Completion; and;

(g)	no Contractor Liens have been filed against the Project and/or Site; provided that Contractor shall be deemed to have satisfied this condition if Contractor has elected to bond or satisfy such Contractor Lien (in accordance with Article 27).

[signature page follows]

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, the undersigned has executed this Notice of Substantial Completion this [●] day of [●], 20[●].

By:
Name:	[●]
Title:	[●]
Date:	[●]

2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT Q-2

NOTICE OF FINAL COMPLETION

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TO:	Owner

RE:	Notice of Final Completion in accordance with Section 13.5 of the Agreement

This Notice of Final Completion is delivered to you pursuant to Section 13.5 of the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Agreement.

The undersigned, in his capacity as an officer of                     , and not in his personal capacity, and without undertaking any personal liability, certifies on or before the date hereof:

(a)	Substantial Completion has been achieved;

(b)	all items on the Punchlist shall have been completed by Contractor;

(c)	all Contractor’s and Subcontractors’ personnel shall have left the Site, and all Contractor’s and Subcontractors’ (i) surplus materials, (ii) waste materials, (iii) rubbish and (iv) construction facilities other than those to which Owner holds title shall have been removed from the Site;

(d)	Owner shall have received all Contractor Deliverables in relation to the Project as set forth on the Contractor Deliverables Table;

(e)	Contractor shall have delivered to Owner final record drawings of the Project;

(f)	Contractor has completed any work required with respect to any claims under the Warranties for which Contractor has been given Notice prior to completion of the Punchlist;

(g)	no Contractor Liens in respect of amounts paid to Contractor hereunder shall be outstanding against the Project and Owner shall have received all required Final Lien Waivers and the Final Completion Affidavit under Section 27.2; and

(h)	Contractor has completed performance of all other Work on the Project;

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In Witness Whereof, the undersigned has executed this Notice of Final Completion this [●] day of [●], 20[●].

By:
Name:	[●]
Title:	[●]
Date:	[●]

2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT S

INSURANCE REQUIREMENTS

1.1 General.

(a)	Contractor shall procure at its own expense and maintain in full force and effect as required under this Agreement, with responsible insurance companies authorized to do business in the United States, the types and limits of insurance as set forth in Sections 1.2 and 1.5 of this Exhibit S. Such insurances may be procured in whole or in part on a blanket policy basis.

(b)	Such insurance companies shall have an A.M. Best Insurance financial strength rating of at least “A-” or better, or equivalent, or shall be of recognized responsibility satisfactory to the Parties.

(c)	Capitalized terms used in this Exhibit S and not otherwise defined in the Agreement shall have the meanings generally ascribed to them in the commercial insurance industry in the United States.

(d)	Each Party, at its own cost, may purchase any additional insurance it believes necessary to protect its interests, but these costs cannot be passed on to the other Party.

1.2 Contractor’s Insurance.

1.2.1 Workers’ Compensation and Employer’s Liability Insurance. Contractor shall maintain workers’ compensation insurance and such other forms of insurance which Contractor is required to maintain in order to comply with Applicable Law and any statutory limits under workers’ compensation laws of the state of Georgia (and any other location in which the Work is to be performed) including USL&H coverage (if any exposure exists), where applicable, and employer’s liability (including occupational disease, injury or death) coverage with limits of One Million Dollars ($1,000,000) per accident, One Million Dollars ($1,000,000) for disease, and One Million Dollars ($1,000,000) for each employee, which shall cover all of Contractor’s employees, whether full-time, leased, temporary or casual, who are engaged in the Work.

1.2.2 Commercial General Liability Insurance. Contractor shall maintain Commercial General Liability (or equivalent) insurance written with a combined single limit of One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) in the annual aggregate on a per project basis. Defense costs shall be provided as an additional benefit and not included within the limits of liability. Such coverage shall be written on an “occurrence” basis and shall be at least as broad as the Insurance Services Office Commercial General Liability Coverage “occurrence” form. Such insurance shall include coverage for bodily injury, products/completed operations, broad form/blanket contractual liability, broad form property damage and personal injury liability, premises/operations explosion, independent contractor liability, and collapse and underground hazards coverage and hostile fire liability.

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.2.3 Automobile Liability Insurance. Contractor shall maintain automobile liability insurance (including coverage for owned, unowned and hired automobiles) covering vehicles used by Contractor in connection with the Work in an amount of One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury and property damage. Such coverage shall be at least as broad as the Insurance Services Office Business Auto Coverage form covering Automobile Liability, code 1 “any auto.” Contractor’s automobile liability insurance coverage shall contain appropriate no-fault insurance provisions or other endorsements in accordance with Applicable Laws. To the extent the Work involves hauling any Hazardous Materials, coverage shall be endorsed in accordance with Section 30 of the Motor Carrier Act of 1980 (Category 2) of the CA 99 48 endorsement.

1.2.4 Umbrella or Excess Liability Insurance. Contractor shall maintain umbrella/excess insurance on an “occurrence” basis covering claims in excess of the underlying insurance described in Sections 1.2.1, 1.2.2 and 1.2.3 of this Exhibit S, in the amount of Twenty Five Million Dollars ($25,000,000) per occurrence, and on a following-form basis.

1.2.5 Liability Limits. The liability limits under Section 1.2 of this Exhibit S may be met with any combination of primary, excess or umbrella insurance policies.

1.2.6 Professional Liability Insurance. If the Work includes engineering, architectural, design or other professional services, Contractor shall secure and maintain, professional liability insurance (errors and omissions) with a minimum single limit of Five Million Dollars ($5,000,000). Such coverage shall be in place throughout the performance of the Work and for three (3) years after Final Completion. Such coverage shall not exclude bodily injury or property damage from professional errors or omissions.

1.2.7 Contractor’s Pollution Liability Insurance. Contractor shall maintain pollution liability coverage with a limit not less than One Million Dollars ($1,000,000) per occurrence. Such insurance shall include coverage for bodily injury and property damage, including clean up costs and defense costs, resulting from sudden, accidental pollution conditions, including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, hydrocarbons, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any water course or body of water.

1.2.8 Equipment, Supplies and Materials. All equipment, supplies and materials (a) belonging to Contractor or to any of the Subcontractors or (b) used by or on behalf of Contractor or any of the Subcontractors for its performance hereunder which is not intended to become a permanent part of the completed Work shall be brought to and kept at the Site at the sole cost, risk and expense of Contractor or the applicable Subcontractor, and Owner shall not be liable for loss or damage thereto. Should such property be insured, said insurers shall waive rights of subrogation against Owner.

1.2.9 Site Access Insurance Requirements. For all Contractor’s insurance specified in Section 1.2 of this Exhibit S, Contractor shall add as additional insured (with the

2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

exception of workers’ compensation) and provide waiver of subrogation in favor of the Grantor (as that term is defined in the Easement Agreement). Contractor agrees to provide to Owner certificates evidencing compliance within ten (10) Business Days of Effective Date and subsequent annual renewals until the expiration of any Warranty Periods under the Agreement.

1.2.10 Subcontractor’s Insurance. All requirements of 1.2 (Contractor’s Insurance) or of any other Contract insurance provision also apply to each subcontractor (substituting “subcontractor” for “Contractor” in each provision), unless a specific coverage is not required by the Contract (e.g., due to a limited scope of work) or Company provides an express written waiver. Contractor must require each subcontractor to provide evidence of its compliance with all Contract insurance provisions and must provide a copy of each subcontractor’s certificate to Company upon request. If a subcontractor does not have insurance as required by the Contract, Contractor is fully responsible for any shortfall in the subcontractor’s coverage. Contractor must indemnify Persons Indemnified for any Claim against subcontractor in excess of subcontractor’s policy limits, up to the amount of the policy limits required by Contract.

1.3 Owner’s Insurance.

1.3.1 Workers’ Compensation Insurance and Employers’ Liability Insurance. Owner shall maintain workers’ compensation insurance and such other forms of insurance which Owner is required to maintain in order to comply with Applicable Law including USL&H coverage (if any exposure exists), where applicable, and employer’s liability (including occupational disease, injury or death) coverage with limits of One Million Dollars ($1,000,000) per accident, One Million Dollars ($1,000,000) for disease, and One Million Dollars ($1,000,000) for each employee, which shall cover all of Owner’s employees, whether full-time, leased, temporary or casual, who are engaged in the Work.

1.3.2 Commercial General Liability Insurance. Owner shall maintain Commercial General Liability (or equivalent) insurance written with a combined single limit of One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) in the annual aggregate on a claims made basis. Such insurance shall include coverage for bodily injury, products/completed operations, broad form/blanket contractual liability, broad form property damage and personal injury liability, premises/operations explosion, independent contractor liability, and collapse and underground hazards coverage and hostile fire liability.

1.3.3 Automobile Liability Insurance. Owner shall maintain automobile liability insurance (including coverage for owned, unowned and hired automobiles) covering vehicles used by Owner, including the loading or unloading of such vehicles, in an amount of One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury and property damage. Owner’s automobile liability insurance coverage shall contain appropriate no-fault insurance provisions or other endorsements in accordance with Applicable Law.

1.3.4 Umbrella or Excess Liability Insurance. Owner shall maintain umbrella/excess insurance covering claims in excess of the underlying insurance described in Sections 1.3.2 and 1.3.3 of this Exhibit S in the amount of Twenty Five Million Dollars ($25,000,000) per occurrence, and on a following-form basis.

3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3.5 Liability limits under Section 1.3 of this Exhibit S may be met with any combination of self-insurance, primary, excess or umbrella insurance.

1.4 Endorsements. The policies of liability insurance to be maintained by Contractor shall be written or endorsed to include the following:

(a)	With respect to workers’ compensation/employer’s liability insurance, to provide that the insurer shall waive for the benefit of Owner and where permitted by law, all rights of subrogation against Owner, its subsidiaries and Affiliates, co-venturers, or their directors, officers, members, managers, as well as their respective employees and/or agents of each.

(b)	With respect to general liability, automobile liability and excess/umbrella insurance, to provide that such insurance shall waive any and all right of subrogation or recovery which the insurer may have or acquire against Owner, its subsidiaries and Affiliates, co-venturers, or their directors, officers, members, managers, as well as the employees and/or agents of each.

(c)	To provide a severability of interest and cross liability clause.

(d)	That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by Owner.

(e)	With the exception of the insurance required under Sections 1.2.1 and 1.2.6 (each, in the case of Contractor) of this Exhibit S, to identify Owner, its subsidiaries and Affiliates, co-venturers, and their directors, officers, members, managers, as well as the employees and/or agents of each as additional insureds for their legal liability arising out of the operations of Contractor. This additional insured status shall apply regardless of the enforceability of the indemnity provisions in this Agreement.

(f)	With respect to coverage for completed operations under the general liability insurance, to be in place throughout the performance of the Work and for three (3) years after Final Completion.

1.5 Builder’s All-Risk Insurance; Operational Insurance; Marine Cargo Insurance. Prior to significant accumulation by Contractor or any Subcontractor of insurable values at the Site, but no later than the earlier to occur of Site mobilization and thirty (30) days after the Effective Date, Contractor shall obtain and thereafter at all times during performance of the Work until the Substantial Completion Date, maintain, or cause to be maintained, builder’s all-risk insurance at Contractor’s sole cost and expense. Such builder’s all-risk insurance shall insure as additional insureds Owner, Owner Consultant(s) and all Subcontractors, as such parties’ interests may appear until the Substantial Completion Date. Builder’s all-risk shall cover all property in the course of transit or construction, including the Work, Plant Hardware, miscellaneous equipment, buildings and structures, machinery, fixtures, furnishings and other properties constituting a part of the Project (other than Plant Hardware properly covered under

4

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Contractor’s equipment floater), from physical loss or damage caused by perils covered by a builder’s all-risk form or equivalent coverage. Such insurance shall: (a) include “extended coverage” (including earthquake, flood, collapse, sinkhole, subsidence), (b) include mechanical and electrical breakdown coverage during testing and commissioning, including any Capacity Tests and other operations of the Project prior to Substantial Completion, (c) cover the Project and the Site for removal of debris, (d) include at least $1 million per occurrence limit for pollution clean-up costs and (e) otherwise cover damage to property and other claims arising out of the unloading, lifting, lowering or other handling of property at the Site, in an amount to cover materials and equipment to be used by Contractor in performance of this Agreement. The limit of liability shall be the full replacement cost of the Work or the property in relation to the Project, as the case may be, then at risk, including primary cost of the Plant Hardware plus freight. Any required payments of the deductibles for builders all-risk insurance shall be the responsibility of Contractor. The builder’s all-risk coverage shall not contain an exclusion for resultant damage caused by faulty workmanship, design or materials. Such insurance shall provide for a waiver of the underwriters’ right to subrogation against Owner, Contractor, and all Subcontractors.

No later than the earlier to occur of thirty (30) days prior to the loading for shipment of any machinery or equipment intended to become part of the Project and thirty (30) days after the Effective Date, Contractor shall obtain and thereafter at all times during performance of the Work until the Substantial Completion Date, maintain, or cause to be maintained, ocean marine/cargo insurance in an amount sufficient to cover claims on a replacement cost basis against physical loss of or damage to any and all machinery and equipment intended to become part of the Project, including primary cost of the Plant Hardware plus freight. Said insurance shall commence with the loading of the machinery and equipment, prior to dispatch to the Site from the originating factory, warehouse, or place of storage, and remain in force until completion of unloading within the legal boundaries of the Site. Such insurance shall cover all risks of loss or damage including war risk, strikes, riots and civil commotion. Such insurance shall include extra/expediting expense coverage and shall insure as additional insureds Owner, and all Subcontractors. Any required payments of the deductibles for ocean marine/cargo insurance shall be the responsibility of Contractor. Such insurance shall provide for a waiver of the underwriters’ right to subrogation against Owner, Contractor and all Subcontractors.

1.6 Waiver; Waiver of Subrogation. Each Party releases, assigns and waives any and all rights of recovery against the other Party and its respective Affiliates, subsidiaries, employees, successors, permitted assigns, insurers and underwriters, because of the existence of deductible clauses in, or inadequacy of limits of, any policies of insurance maintained or required to be maintained by such Party pursuant to this Agreement in the amounts stated herein. The Parties shall in all policies of insurance related to the Project maintained by each include clauses providing that each underwriter shall release, assign to the other Party, and its successors and assigns and waive all of its rights of recovery, under subrogation or otherwise, against the other Party, and each of their parent companies, Affiliates, subsidiaries, employees, successors, permitted assigns, insurers and underwriters.

1.7 Contractor Certificates. On or prior to the Effective Date in the case of the insurance required by Section 1.2 of this Exhibit S and no later than the time required to have the applicable insurance in effect in the case of the insurance required by Section 1.5 of this Exhibit S, Contractor shall furnish to Owner certificates of insurance (in all cases, excluding the

5

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

declaration page) from each insurance carrier showing that the insurance required by Section 1.2 and Section 1.5 of this Exhibit S is in full force and effect and the amount of the carrier’s liability thereunder. Certificates of insurance submitted under Section 1.7 of this Exhibit S shall be in form and content reasonably acceptable to Owner and shall provide that Owner shall timely receive copies of any Notices to Owner or Contractor under such policies of any default or other act or omission by Owner, Contractor or other insured parties that might invalidate, render unenforceable or result in a lapse of such policy in whole or in part. Certificates of each renewal of the insurance should also be delivered to Owner promptly after receipt.

1.8 Descriptions Not Limitations. The insurances coverages referred to in this Exhibit S will be set forth in full in the respective policy forms, and the foregoing descriptions of such policies are not intended to be complete, nor to alter or amend any provision of the actual policies and in matters (if any) in which the said description may be conflicting with such instruments, the provisions of the policies of the insurance shall govern; provided that neither the content of any insurance policy or certificate nor approval thereof shall relieve either Party of any of their obligations under this Agreement.

1.9 Cost of Premium. It is expressly agreed and understood that the cost of premiums and deductibles for insurance required to be maintained by Contractor as set forth in this Exhibit S and all Taxes thereon shall be borne by Contractor, and shall be endorsed to provide that Owner shall have no liability for the payment of any premium thereon; and

1.10 Owner’s Right to Provide Insurances. If Contractor fails to provide or maintain any insurance required of it hereunder, the Owner shall have the right, but not the obligation, to provide or maintain any such insurance, and to deduct the cost thereof from any amounts due and payable to the Contractor, or, if there are no such amounts due and payable C, the Contractor shall reimburse the Owner for such costs on demand. Should any of the policies required to be maintained become unavailable or be cancelled for any reason during the period of the Agreement, the Contractor shall immediately procure replacement coverage. The failure of Contractor to procure such replacement coverage which is within the reasonable control of the Contractor (so as to provide continuous coverage) shall constitute a material breach hereunder.

1.11 No Limitation of Liability. The insurance coverages required of Contractor set forth in this Exhibit S shall in no way affect, nor are they intended as a limitation of, Contractor’s liability with respect to its performance of the Work. Other Terms and Provisions.

1.11.1 Omissions; Errors. It is hereby understood and agreed that the coverages afforded by the insurance coverages set forth in Exhibit S of the Agreement shall not be invalidated or affected by any unintentional omissions or errors.

1.11.2 Notification. Contractor shall Notify the Owner of any and all incidents giving rise to an insurance claim, and otherwise keep the Owner timely apprised of insurance claim proceedings.

6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT T

OWNER’S COMPLIANCE DOCUMENTS

1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Southern Company Electronic Communications

Acceptable Use Policy

Pages 1-3 of 3

[***]

2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Southern Company

Drug Screen and Background Investigation Toolkit

For Southern Company Generation Contractors

Pages 1-3 of 3

[***]

3

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Southern Company

Project Security

[***]

4

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Southern Company

Standards for Contractors Regarding

Background Investigations and Drug and Alcohol Testing

of Risk I Contractor Personnel

Pages 1-6 of 6

[***]

5

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Southern Company

Security Guidelines

[***]

6

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT U

Applicable [***] Clauses

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT V

GEORGIA POWER COMPANY

SPECIAL CONDITIONS OF THE

ENGINEERING, PROCUREMENT & CONSTRUCTION AGREEMENT

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GEORGIA POWER COMPANY

SPECIAL CONDITIONS OF THE

ENGINEERING, PROCUREMENT & CONSTRUCTION AGREEMENT

FOR

[***] PV SOLAR PROJECT

AT

[***]

1.0	SCOPE

1.1.	General

1.1.1.	These Special Conditions and all referenced attachments and exhibits to the Agreement outline the requirements for the scope of the Work required by the Agreement.

1.1.2.	The design, engineering, procurement, construction, services, materials, equipment, labor, commissioning, testing, training and documentation requirements identified hereinabove, and detailed hereafter in these Special Conditions and in the Agreement, shall constitute “the Work” of the Contractor, as that term is further defined in the Agreement.

2.0	SITE OPERATIONS

2.1	The Site is located [***].

2.2	[***].

2.3	Only Contractor’s management with Owner’s approval will be allowed to park in the Site. All craft shall park in designated areas and such designated areas will be in close proximity to the Site. Contractor may utilize vehicles, including the use of buses, to transport Contractor’s personnel if necessary.

2.4	Contractor is limited on the number of (staff-type) vehicles for job site travel. The number of vehicles is subject to Owner approval. No personal vehicles shall be used for traveling through the Site. Vehicles on the Site shall be clearly marked with the company name. Golf carts or other similar utility vehicles may be used on this Project, and Contractor shall notify Owner in writing by prior to bringing any such vehicles to the Site.

2.5	[***].

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.6	All Contractor Party and personal vehicles must be registered with [***].

2.7	All tools and equipment brought by Contractor onto the Site must carry a unique Contractor identifying mark.

2.8	Hard hats must be color-coded by Contractor and the color must be approved by the Owner. Contractor supervision personnel shall wear white hard hats with similar markings.

2.9	All [***] postings, including road speed limits, will be observed by everyone on the property. Violators will be subject to disciplinary action that may include being barred from the Site and/or from [***].

2.10	Contractor’s activities shall not impede or restrict [***] and/or Site’s parking or traffic flow without prior written approval.

2.11	Other work may be in progress in the vicinity of Contractor’s Work, which may require additional coordination and safety precautions on the part of the Contractor. As a result, the Contractor understands that it may be required to observe additional safety precautions and implement other measures necessary to cooperate with other contractors and to coordinate its Work with the work of others contractors or [***] personnel. The Contractor shall cooperate and coordinate with, and not interfere with or obstruct other contractors.

2.12	The Contractor, Subcontractor(s), and their employees shall adhere to the directives of the Owner’s field representative regarding parking, Site access, and other matters affecting the Site or [***] operations at no additional cost to Owner.

2.13	Owner shall designate the boundary limits of access roads, parking areas, storage/laydown areas and construction areas and Contractor shall not trespass in areas not so designated.

2.14	All temporary construction surface material for soil stabilization, such as crushed stone, shall be the responsibility of the Contractor.

2.15	Not used.

2.16	Contractor shall keep records of all employee safety training and make copies available to Owner, upon request. Contractor shall input the safety training information and other data required by the Owner into the Owner’s designated database, upon request. The cost of inputting data into the Owner’s database, including labor costs, if any, shall be covered by the Contractor’s overhead and shall not be charged directly to the Owner.

2.17	Unless otherwise specifically provided for in the Contract Documents, and regardless of the allocation of responsibilities between the Contractor and Owner for the provision of any crane which may be used during the performance of the Work, the Contractor shall be deemed the controlling entity responsible to ensure that ground preparations for any and all cranes are performed timely and in a manner necessary to meet all Applicable Law.

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3	CONTRACTOR AND SUBCONTRACTOR LICENSES

3.1	[***] If a Subcontractor may or will perform any part of the Work required by the Contract, and if that Subcontractor work must be performed by a licensed subcontractor under the applicable laws, the Proposal also shall include a list of each licensed subcontractor who may or will perform any part of the work, along with a description of the nature of the work to be performed, and the license number for the Subcontractor. Proof of proper license for Contractor and its Subcontractors is an express precondition to the start of any Work and to Contractor’s entitlement to any payment.

3.2	If a required license for the Contractor or any Subcontractor, or the license of any qualifying agent for the Contractor or any Subcontractor, may expire prior to the completion of the Work, including any warranty period, then the Contractor shall furnish to the Owner, at least ten (10) days prior to the license expiration date, proof satisfactory to the Owner of the license renewal. If any qualifying agent for the Contractor or any Subcontractor leaves the employ of the Contractor or the respective Subcontractor prior to the completion of the Work, the Contractor shall immediately notify the Owner in writing, immediately take any steps necessary to secure a replacement qualifying agent, and promptly provide Owner with proof satisfactory to the Owner of the new qualifying agent’s license. If the license of the Contractor, any Subcontractor, or any qualifying agent of the Contractor or any Subcontractor, is suspended or revoked at any time during the performance of the Work, Contractor shall notify the Owner in writing within seven (7) days of the suspension or revocation, immediately cure the suspension or revocation as a condition to the Contractor’s entitlement to continue with the Work, and promptly provide Owner with written evidence of the reinstatement of the license.

3.3	At the request of the Owner, the Contractor will immediately provide the Owner with (a) copies of Contractor and Subcontractor licenses, and (b) written evidence, satisfactory to the Owner, supporting any Contractor claim that the Contractor or any Subcontractor is exempt from any governmental licensing requirement in connection with the performance of its scope of Work.

3.4	The Contractor shall bear the sole responsibility and liability for insuring that it and its Subcontractors comply with all applicable licensing requirements for the Work; and, notwithstanding any other provision of the Contract, the Contractor shall bear all costs and losses, including all Owner Costs, incurred as a result of the Contractor’s failure to insure its compliance, and the compliance of its Subcontractors, with all licensing and certification requirements. The Owner assumes no responsibility for verifying the compliance by the Contractor or Subcontractors with licensing requirements.

4	SITE LOCATION AND LOGISTICS

4.1	The construction address [***] is: [***]

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2	Shipping of all Project Hardware or other materials and any of Contractor’s equipment shall be Contractor’s responsibility. Deliveries of Project Hardware or other material or equipment to the Site may be by truck between the hours of 7:00 am and 3:30 pm. Deliveries shall be addressed to:

[***]

Attn: Contractor’s Name

5	SCHEDULE

5.1	Work shall be performed in accordance with the scheduling requirements of the Agreement and in accordance with the Milestones dates identified in the Agreement or referenced in paragraph 5.2 below. The Milestone Dates shall constitute Confidential Information of Owner.

5.2	Additional Scheduling Requirements:

Any additional scheduling requirements to be observed by the Contractor are set out below:

The Contractor shall use their choice of scheduling software subject to Owner’s approval to provide a clear and precise work plan. The schedule will use the daily format for units of time. The schedule will be submitted weekly to [***] no later than Monday at 1pm ET.

6	FACILITIES AND UTILITIES AT SITE

6.1	General

6.1.1	Unless expressly indicated otherwise below, Owner shall not furnish office space, compressed air, service water, sanitary or other facilities for the Contractor’s use. Contractor shall provide any such services or facilities it may require in connection with the performance of the Work. Power and potable water required for office trailers should be coordinated with [***] personnel.

6.1.2	Temporary electric power and potable water may not be available in the laydown and material storage areas. Contractor is responsible for providing temporary power and support utilities to these areas.

6.2	Contractor’s Temporary Electrical Requirements.

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2.1	[***] will provide electrical service connections point in pre-determined designated areas.

6.2.2	Contractor shall provide its own distribution panels, as well as all electrical labor and materials required for the Contractor’s temporary electrical installations and maintenance thereof. Temporary electrical installations include, but are not limited to, temporary lighting, extension cords, and small electrical tools.

6.2.3	All materials and equipment required for the Contractor’s temporary electrical installations from the designated interface points shall be furnished by Contractor, and such materials and equipment shall comply with the National Electric Code (NFPA No. 70) in effect as of the Effective Date. In the event that, in the opinion of the Owner’s Senior Project Representative, the requirements of Occupational Safety and Health Administration (“OSHA”) Regulations Part 1926, Sub-part K - Electric exceed the requirements of the referenced National Electric Code, then the requirements of OSHA shall govern. All cable carrying voltages over 220V shall be installed in conduit or be interlocked armor cable.

6.2.4	If any of the temporary electrical materials or equipment furnished by the Contractor located beyond the designated take-off points of service become in any way defective or dangerous, Contractor shall immediately have the supply of electricity to same disconnected. There shall be no exceptions to this requirement. The supply of electricity shall remain disconnected until the dangerous condition has been remedied.

6.3	Contractor’s Potable and Non-Potable Water Requirements

6.3.1	Owner will NOT provide potable and non-potable water at connection points in pre-determined designated areas. If Potable and Non-Potable water is required, Contractor shall coordinate those requirements directly with [***] personnel.

6.3.2	Contractor shall provide all labor and materials required for installation and maintenance of any of the Contractor’s facilities requiring potable and non-potable water. Such facilities include, but are not limited to, office, hand washing, toilet, ice makers, and craft change areas. Contractor is also responsible to provide any heat tracing, insulation or other materials required for winterizing such facilities. Owner may inspect all Contractor installations prior to connection to Owner facilities. Final connection to, and disconnection from Owner’s facilities of installations will be made by Owner.

6.3.3	All piping and electrical associated with potable and non-potable water systems shall comply with Applicable Law.

6.4	Sanitary Facilities

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.4.1	Contractor shall provide and maintain a sufficient number of sanitary facilities.

6.4.2	Sanitary facilities will be sanitary, free of graffiti, and in good, working order and maintained in that manner.

6.4.3	Contractor shall place sanitary facilities in Owner designated areas.

6.5	Trailers

6.5.1	Contractor shall provide Contractor’s office, clothes changing, tool, and storage trailers.

6.5.2	Contractor shall provide Owner trailer number(s), size and utility requirements, along with a detailed trailer plan, prior to project mobilization. Owner’s trailer space is limited and a multi wide trailer is preferable to multiple single-wide trailers. Contractor’s office trailer plans are subject to final approval by Owner.

6.6	Communications

6.6.1	Not used.

6.6.2	[***] will be required for all of Contractor’s field office and supervisory personnel. Alternate communication devices may be approved by the Owner.

6.6.3	Contractor shall provide all telephone service required at any of Contractor’s facilities.

6.6.4	Owner owns and maintains [***], which is an online project collaboration tool. [***] is designed to manage all communication and collaboration on a project including electronic document submittals, design and construction clarifications and all miscellaneous communication between Owner and Contractor. Upon award, Contractor shall provide the information required to establish user identification for [***] for each Contractor employee requiring access. Contractor shall submit all required Contract deliverables through [***]. The Owner-created [***] forms (including the printed language, terms and conditions set out on those forms) shall be considered part of the Agreement and shall not be altered by Contractor. Contractor shall consider all [***] communication with Owner as Confidential Information.

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.6.5	Contractor shall fully comply with the [***] Vendor User Manual. This manual will be made available to Contractor upon request. Any questions or concerns arising out of the use of [***] or any issues accessing [***] should be directed to the Owner’s onsite representative, who will be named during the pre-mobilization meeting.

6.6.6	[***] Training and required information will be provided during mobilization.

6.6.7	Contractor will adhere to the [***] Protocol, incorporated herein by reference.

6.6	Craft Hire Trailer Contract Requirements:

Contractor shall make provisions for hiring craft labor in a remote off-site/off-[***] location unless otherwise agreed to in writing by the Owner. If Contractor requests a hire-in trailer to be located outside the security area of the Project, Contractor must receive approval for the location from Southern Company Construction Management prior to locating the hire-in trailer. ontractor will be responsible for all costs and provisions of electricity, water, sanitary facilities, phone and other required services to make the facility functional for its intended purposes by Contractor. Owner does not make any guarantees for the availability of any services required to implement a remote off-site hire-in trailer or facility.

7.0	SECURITY

[***]

8.0	WORK SCHEDULE

8.1.	Normal working hours are Monday through Friday, 7:00 am to 5:00 pm. Work may be performed on the weekends and outside of the designated hours upon approval of [***]. Staggered shifts may be required to alleviate congestion at the entry gates. Shifts are subject to Owner approval.

8.2.	Contractor shall notify the Owner in writing by no later than 12:00 pm if the Contractor plans on any additional hours that day.

8.3.	Contractor shall notify the Owner in writing by no later than 12:00 pm on Thursday of each week if the Contractor plans on working Saturday and/or Sunday. The written notification shall include the activities to be worked, the number of personnel on site by craft, the proposed working hours, and the Contractor on site superintendent(s).

8.4	Not Used.

8.5	The following are recognized holidays: New Years Day, Martin Luther King, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Day after Thanksgiving, Christmas Eve, and Christmas Day. Requests to work on these holidays are subject to Owner approval.

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.0	MATERIAL AND EQUIPMENT HANDLING AND STORAGE

9.1.	Contractor shall receive Project Hardware and any other materials and equipment and, in accordance with Section 17.2.3 of the Agreement shall retain care, custody and control of such materials as specified in Section 17.2.3 of the Agreement. Project Hardware and any other materials and equipment shall be stored in a location approved by Owner, with appropriate signage as designated by the Owner. All Project Hardware and any other materials procured by Contractor shall be documented, handled and controlled by Contractor in accordance with the Agreement and, if requested by Owner, in accordance with any procedures developed by Contractor and expressly approved by Owner.

9.2.	Receiving best practices shall be followed, including noting the storage location of the material, problems on paperwork, and signing and dating of paperwork.

9.3.	Contractor shall develop, for Owner’s review and approval, preventative maintenance procedures for long term storage of equipment as required by the vendor guidelines or O&M manuals. Preventative maintenance will be provided by the Contractor for all permanent equipment. Contractor shall maintain all applicable records and documentation as evidence of preventative maintenance carried out and these records will be turned over to the Owner prior to turnover and start-up of the equipment.

9.4.	An inventory of the Contractor’s equipment, tools, supplies, chokers, slings, and expendable materials is to be furnished to the Owner’s field representative prior to mobilization at the Site. Any additional material received or removed from the site during the job shall be reflected in this inventory. Prior to departure from the Site, the Contractor’s equipment and materials will be re-inventoried and any material not included in the previous inventory must remain at the Site. Any loss of inventory shall be at the Contractor’s expense.

9.5.	Demolished materials may be removed after inspection by Owner and only with written approval from Owner. All recyclable materials shall be disposed of by Contractor as directed by Owner.

9.6.	All tools and equipment brought by a Contractor onto site must carry a unique Contractor identifying mark.

9.7.	Contractor’s storage and fabrication area is limited to the designated areas. Damage to these areas due to the Contractor’s activities shall be repaired by the Contractor in a timely manner prior to completion of the Work, and these areas will be returned to Owner in their original condition.

9.8.	No storage will be allowed in any area not specifically designated in writing for storage.

9.9.	Materials and equipment shall be left unattended in pre-approved areas only. The use of Owner trash bins and dumpsters is not allowed. Contractor shall remove all scrap, trash, and dunnage from the site in a timely manner. Contractor is responsible for providing scrap containers and they shall be placed in Owner approved areas only.

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.10.	Contractor shall provide all equipment, rigging, labor and supervision required to unload all material that arrives on Site. Only qualified personnel may operate lifts, hoists, cranes, and other equipment. All unloading will be performed expeditiously.

10.0	ENVIRONMENTAL, HEALTH AND SAFETY

10.1.	Contractor shall comply with Southern Company’s E&CS Environmental, Health and Safety Specifications which can be accessed through the following link: [***]

Contractor shall submit its own site specific manual for review and approval of Owner prior to the commencement of Work.

10.2.	Owner shall not be liable for compensating Contractor for any cost or expenses resulting from emergency evacuations of the Site including test or simulated emergency situations.

10.3.	Personal protective equipment, including safety-toed shoes is required for all personnel onsite from the point of gate entry to the point of gate exit. High visibility safety vests may also be required by Owner.

10.4.	Contractor equipment operator qualification shall include physical examinations. Contractor is responsible for ensuring that any such physical examinations or testing complies with the Americans with Disabilities Act of 1990, as amended. This physical shall be required for all mobile equipment operators with the exception of Golf Carts, Buggies, and Manlifts. All operators shall meet the requirements as outlined in the “EH&S Policies and Procedures”, which are available at the following link: [***]

10.5.	The Contractor shall have a Behavioral Based Safety (BBS) Observation Program that meets or exceeds Owner’s BBS STEP Program (Safety Through Everyone’s Participation). Owner’s STEP Program can be accessed from the following link and is incorporated herein: [***]

Contractor shall submit its own BBS program for Owner’s review and approval prior to the commencement of Work. If Contractor does not currently utilize a BBS program, Contractor may use the Owner’s STEP Program. Contractor shall provide at a minimum [***].

10.6.	Contractor personnel shall not be allowed to use personal knives as tools.

10.7.	Contractor shall inspect on a monthly basis all electrical cords, ground fault circuit interrupters (GFCI), electrical tools, and ladders, and shall color code the equipment or tools with the respective month’s color coding system.

10.8.	The Contractor shall furnish a qualified safety professional whose sole function is environmental, health, and safety (EH&S Professional). The EH&S Professional shall be assigned to the Site upon Contractor’s mobilization. The Owner reserves the right to review the resumes and qualifications of the proposed EH&S Professional, whether internal or from third parties. Owner further reserves the right to reject any proposed EH&S Professional. The EH&S Professional shall be on-Site during working hours.

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.9.	Contractor shall design, install, and remove all temporary bracing and guying necessary for the erection of the structural steel and duct assemblies. Design of attachments to the existing structures, if any, are to be submitted to Owner for review prior to implementation.

10.10.	In addition to the Drug and Alcohol Policy, the following site requirements are to be implemented: [***].

10.11.	Hooks used in any material handling/lifting operations must have a nondestructive inspection test performed prior to use as outlined in the EH&S Policies and Procedures. In addition to equipment listed in the EH&S Policies and Procedures, trackhoe buckets, backhoe buckets, or 50-ton and larger air hoists shall also fall under this requirement. The test method is to be by magnetic-particle inspection performed by an ASNT-TC-1A Level II Inspector.

10.12.	Contractor shall provide on a quarterly basis third-party audits that have been performed on all [***]. The Quarterly Corporate Certification shall be transmitted through [***].

10.13.	Nothing herein is intended to limit the Contractor’s sole responsibility for safety in connection with the Work. Likewise, nothing herein, including the Contractor’s failure to comply with safety requirements (whether imposed herein or otherwise advisable), or the absence of additional or more stringent safety requirements, shall create any liability for Owner for safety in connection with the Contractor’s Work.

11.0	CONTRACT REPRESENTATIVES

11.1.	Any consent, approval, authorization or other action required or permitted to be given or taken under this Agreement by Owner shall be given or taken only by one of the authorized representatives of Owner, as designated below:

TBD - SCS Site Manager

All Notices or other documentation required to be submitted by Contractor to Owner shall be submitted to one of the representatives of Owner identified above, and at the address provided above, and to the addresses specified in Section 28.1 of the Agreement, unless the Agreement specifically allows or provide for the submission of certain documentation to a different Owner representative.

11.2.	Owner is entitled to rely upon any consent, approval, authorization, notice to or other action taken or provided by the designated authorized representatives of the Contractor:

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Any notice or other documentation submitted by Owner to one of the representatives of Contractor identified above, and at the address provided above and to the addresses specified in Section 28.1 of the Agreement shall be deemed submitted to Contractor.

11.3.	Either Party may from time to time designate other or replacement authorized representatives by written notice from its authorized representative to the other Party’s authorized representative.

12.0	CONSTRUCTION DOCUMENTATION SUBMITTAL REQUIREMENTS

12.1.1.	Prior to mobilization, Contractor shall submit:

12.1.3.1	A complete list of Project Hardware or other equipment necessary to perform the Work.

12.1.3.1.1	The names, qualifications and complete safety questionnaire for any proposed Subcontractors. Subcontractor diversity participation is encouraged. Owner reserves the right to reject any proposed Subcontractors. Owner’s safety criteria shall be utilized by Contractor in the Subcontractor selection process to ensure that each proposed Subcontractor has the ability and upper-management support to perform all Work in a safe manner. Each potential Subcontractor shall be evaluated using the following criteria:

Criteria	Minimum Threshold
Experience Modification Rate (3 years)	[***]
OSHA Recordable Incidence Rate (3 years)	[***]
OSHA Citation History (5 years)	[***]

*	Please note that these are Minimum Thresholds. Owner reserves the right to impose more stringent requirements at any time.

12.1.3.3	Requested, approximate water, electrical power and Site spatial requirements for Owner review.

12.1.3.4	A detailed copy of his safety, confined space, spill prevention, and drug awareness plans, as well as a copy of his Quality Control/Assurance Manual. The Quality Control/Assurance Manual shall comply with document CQR-1 Contractor Quality Requirements for Construction Services. (Document referenced in Section 13.1 herein.)

12.1.3.5	Procedures, and or inspection and test plans, for pertinent construction processes (i.e. welding procedures, welder qualification, repair procedures, heat treatment procedures, special process procedures, performance test procedures (shop, typical or actual test) grout placement, etc).

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.1.3.6	Any additional codes and standards proposed for use in the design/fabrication and installation process, including any nondestructive examination (NDE) procedures.

12.2	Documentation Submitted at Construction Pre-Work Meeting

12.2.1	Contractor shall submit a complete inventory of Project Hardware or other equipment for verification by Owner’s representative prior to mobilization at the Site. This inventory shall be maintained throughout the Agreement and used by Owner’s field representative for verification when Projct Hardware or other equipment is removed from the Site.

12.2.2	Contractor shall submit an Environmental, Health and Safety Orientation Checklist.

12.2.3	Unless earlier required, promptly after the Contract is awarded, Contractor shall submit any proposed changes to the Contract Schedule for Owner’s review and approval.

12.3	Documentation Submitted Per Identified Milestone

Contractor shall submit the following information to Owner’s Site representative.

	Data Description	Data Code	Due Date
12.3.1	Contractor shall submit to Owner a site specific Quality Plan related to the scope of work being performed, in accordance with CQR-1 Contractor Quality Requirements for Construction Services.	For Review and Acceptance	Within 5 Days of Initial Site Mobilization & Prior to any craft work on Site

12.3.2	Contractor shall submit to Owner a Site Specific Health & Safety Plan for themselves as well as their Subcontractors	For Review and Acceptance	Within 5 Days of Initial Site Mobilization & Prior to any craft work on Ssite.

12.3.3	Contractor shall submit to Owner a Site Specific Hazardous Material Handling Plan related to the scope of work being performed, including all related handling procedures.	For Review and Acceptance	Within 5 Days of Initial Site Mobilization & Prior to any craft work on site

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.4	Daily Force Reports: Throughout the course of the Work, Contractor shall submit to Owner’s field representative, by 10:00 a.m. each day, a Daily Force Report identifying all craft by name, class, supervision by class and Subcontractors on site that day. This daily submittal also shall include a Daily Craft Labor Reporting Sheet on a form, and pursuant to instructions, to be provided by Owner.

12.5	Weekly Progress Meetings and Reports: Contractor’s supervisory staff shall be required to attend a weekly progress meeting scheduled by Owner. During compressed work schedule periods, additional meetings may be required and will be attended by Contractor’s supervisors. Contractor shall provide a Written Weekly Progress Report to the Owner, describing activities begun or finished during the preceding week, Work in progress, expected completion of the Work, a projection of all activities to be started or finished in the upcoming two (2) weeks, the Contractor’s work force crew size and total resource hours anticipated in connection with the Work to be started or completed within the next two (2) weeks, and any other information reasonably requested by the Owner. The Weekly Progress Report shall be submitted no later than ten a.m. (10:00 a.m.) local (site) time each Tuesday. Contractor shall provide hard copy and electronic copy (Microsoft Office Format) versions of this report. Specifically, the Weekly Progress Report shall include the following:

12.5.1	written synopsis of the Work performed since the previous report date, the issues encountered and the resolutions recommended or implemented, and the planned Work for the week ahead;

12.5.2	Actual progress versus the planned progress, graphed by area

12.5.3	Quality progress curves and Work measurement reports;

12.5.4	Material delivery updates and status;

12.5.5	A four week look ahead schedule;

12.5.6	Actual work-hours worked, including salaried supervision and Subcontractor personnel;

12.5.7	Safety statistics and measures implemented by the Contractor to address safety concerns;

12.5.8	Contractor’s weekly safety meeting minutes with the required attendance sheet;

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.5.9	Craft labor and supervision absenteeism and turnover rates;

12.5.10	Schedule of major construction equipment currently employed and anticipated during the four week look ahead schedule;

12.5.11	Reserved;

12.5.12	Welders’ qualifications and welding procedures (submitted sufficiently in advance of any welding operations to allow time for Owner’s review); and

12.5.13	Any problems impacting the timely and efficient performance and completion of the Work. On a daily basis, the Contractor shall record any specific activities affected, the extent of the impact, the specific area (s) of the Work affected, and describe the Contractor’s efforts to mitigate the impact.

12.6	Monthly Reports: On a monthly basis, submitted between the 1st and 7th, or as earlier requested by Owner, Contractor shall submit a monthly report in the form of and containing the information specified in Exhibit G to the Agreement:

12.7	Not Used.

12.8	Report Formats: All reports, forms, and submittals of any kind required of the Contractor by the Contract, including those required in this Paragraph 12, shall be on forms and in a format provided by, or subject to the approval of, Owner.

12.9	Modifications to Report Requirements: Owner may modify Contractor’s reporting requirements by providing written notice to Contractor, at no additional cost to Owner.

12.10	Reserved.

13.0	QUALITY ASSURANCE / QUALITY CONTROL

13.1	Contractor’s Responsibilities

13.1.1	Contractor shall establish, document, and maintain a Quality Program which meets the requirements of the Owner’s “Contractor Quality Requirements For Construction Services” (CQR-1) Document. Owner’s CQR-1 can be accessed through the following link: [***]

and is incorporated herein. A copy of the Contractor’s Quality Control Manual shall be submitted to the Owner for review.

13.1.2	Owner reserves the right to hold a pre-work meeting with Contractor to discuss and review the expectations of the Contractor regarding quality.

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.1.3	Contractor shall furnish a qualified QA/QC professional whose sole function is quality. The QA/QC professional shall be assigned to the Project upon Contractor’s mobilization. The QA/QC representative shall be a Contractor employee and not a third-party contractor. The quality professional shall be on-Site during working hours.

13.1.4	Contractor shall verify the installation of existing improvements and structures, required for its Work or portions thereof and installed by others, and notify Owner in writing of any deficiencies. Written notification must take place within thirty (30) days of Contractor mobilization for such Work and prior to the performance of such Work. Failure to timely notify Owner will result in Contractor being responsible for any required repairs or rework to its Work.

13.1.5	Existing structures and surfaces shall be protected by Contractor from chipping, gouging, scratches, staining and other damage. Damaged areas shall be repaired by Contractor, unless Owner elects to have the repairs performed by another contractor at the Contractor’s expense.

13.1.6	Contractor shall make concrete test cylinders in situations where structural steel may need to be erected prior to the concrete attaining its 28 day compressive design strength. These cylinders shall be made and cured in the field according to the provisions of ASTM C31 and shall be in addition to the number of cylinders normally required. A sufficient number of cylinders shall be made and tested to insure that the concrete has attained as least [***] prior to steel erection.

13.1.7	Contractor shall be responsible for QA/QC testing. Contractor shall promptly submit to Owner copies of all test results with respect to all required tests and inspections, including test reports for concrete, grout, welding, compaction, subsurface investigations, and environmental compliance.

13.1.8	For all concrete pours, unless specified elsewhere in the specifications and/or drawings, the following shall apply: [***].

13.2	Quality Verification

13.2.1.	Surveillance and Auditing

All designing, manufacturing, processing, assembling, inspecting, testing, packaging, shipping, storing, erecting and installing operations performed by Contractor and its Subcontractors, pursuant to the Agreement, are subject to surveillance, inspection, testing and auditing by Owner. Owner’s inspection activities, or the failure of Owner to do so, shall not relieve Contractor of any contractual responsibilities.

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.0	PAYMENT TERMS

14.1.	Payment Application Submission

All payment applications containing Purchase Order Number, Invoice Number, Invoice Date, Invoice Amount, required Interim and Final (as appropriate) Representation and Waiver documents, and all supporting documents shall be sent directly to the following address: [***]

A copy of all payment applications and revised Cash Flow shall be sent to:

TBD – A designated SCS Project Manager.

Invoices shall be received by Southern Accounts Payable between the 1st and 7th of the month for invoices generated during the previous month.

14.2.	Reserved

14.3.	Reserved

14.4.	Time and Material Work

The agreed upon “time and material” rate sheets are attached to these Special Conditions and shall be considered fully-loaded. Any such labor or equipment rates shall be deemed to include all direct and indirect costs, including but not limited to, direct and indirect labor costs, taxes, labor contributions, fringes, insurance, maintenance, fuel, and any other costs associated with the labor performed or equipment provided. Straight time rates shall be charged for the first 40 hours worked in each week (Monday through Sunday.)

14.5.	Additional Withholding Rights

In addition to any other rights, including withholding rights, granted elsewhere in the Agreement, Owner shall have the following withholding rights with respect to Contractor payments:

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.5.1.	[***] of any Milestone Payment associated with mobilization will be withheld until all documentation required to be submitted to Owner prior to the start of the Work has been submitted to and approved by Owner.

14.5.2.	If Contractor’s work, staging, storage or fabrication areas at the Site do not meet all acceptable requirements for cleanliness and debris removal, an additional ten percent may be withheld from any or all Contractor payment requests until the Site meets Contract cleanliness requirements.

14.5.3.	If the Contractor fails to submit complete and accurate documentation required to be submitted to Owner after the start of the Work, Owner may withhold an additional five percent from any or all Contractor payment requests until the required documentation is submitted.

14.5.4.	Nothing herein is intended to limit or replace any other Owner rights or remedies with respect to any Contractor failure to satisfy contract requirements.

16.0	CRAFT LABOR UTILIZATION REPORT

The Contractor shall furnish to the Owner Weekly Craft Labor Utilization Reports in the format as required by the Owner. The report shall be delivered to the Owner’s Representative by 10:00 A.M. of the Monday of the week following the week which the report covers.

17.0	USE OF FOREIGN MANUFACTURED MATERIAL

MODULES shall NOT be assembled in [***].

Special Conditions 06-17-2015	Georgia Power Company Solar Project

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT W

APPLICABLE LABOR REGULATIONS

1.	Contractor shall not discriminate against any employee or applicant for employment because of race, color, age, marital status, handicap, religion, sex, or national origin. Contractor shall take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, age, marital status, handicap, religion, sex, or national origin. That action shall include, but not be limited to, employment, upgrading, demotion, or transfer, retention or recruitment advertising, layoff or termination, rate of pay or other forms of compensation, selection for training, including apprenticeship. Contractor agrees to post in conspicuous places available to employees and applicants for employment notices furnished by the government containing the provisions of this nondiscrimination clause.

2.	Contractor shall, in all solicitations or advertisements for employees placed at the Site by or on behalf of Contractor, state that all qualified applicants will receive consideration for employment without regard to age, marital status, handicap, race, color, religion, sex, or national origin.

3.	Contractor shall send to each labor union or representative of workers for the Site with which it has a collective bargaining agreement or other contract or understanding a notice to be provided by the government, advising the labor union or worker’s representative of commitments under this Equal Opportunity clause and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

4.	Contractor shall comply with all provisions of Exec. Order No. 11,246 of September 24, 1965, as amended by Exec. Order No. 11,375 of October 13, 1967 (the “Executive Order’), and of the rules, regulations, and relevant orders of the Secretary of Labor as it relates to the Site.

5.	Contractor shall furnish all information and reports required by the Executive Order , and by the rules, regulations, and orders of the Secretary of Labor or pursuant to it, and will permit access to its books, records, and accounts by the government and the Secretary of Labor for purposes of ascertaining compliance with those rules, regulations, and orders.

6.	Contractor shall not require or permit any laborer or mechanic in any workweek in which he/she is employed on any work on the Site to work in excess of 40 hours on work subject to the contents provisions of the Contract Working Hours and Safety Standards Act (40 U.S.C.§§ 327-330) (the “Act”) unless the laborer or mechanic receives compensation at a rate not less than one and one-half times his/her basic rate of pay for those excess hours. The “basic rate of pay,” as used in this clause, shall be the amount paid per hour, exclusive of the employer’s contribution or cost for fringe benefits and any cash payment made in lieu of affording fringe benefits, or the basic hourly rate contained in the wage determination, whichever is greater.

7.	In connection with the performance of work required by this Lease or any sublease, Lessee or any sublessee agrees not to employ any person undergoing a sentence of imprisonment at hard labor.